UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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Telephone and Data Systems, Inc.
(Name of Registrant as Specified In Its Charter)

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TELEPHONE AND DATA SYSTEMS, INC. 30 North LaSalle Street Suite 4000 Chicago, Illinois 60602 Phone: (312) 630-1900
April 9, 2025

Dear Shareholders:
You are cordially invited to attend the 2025 annual meeting of shareholders ("2025 Annual Meeting") of Telephone and Data Systems, Inc. ("TDS" or the "Company") on Thursday, May 22, 2025, at 9:00 a.m., Central Time, at Sidley Austin LLP, One South Dearborn Street, Chicago, Illinois.
The formal Notice of the 2025 Annual Meeting of Shareholders and Proxy Statement ("2025 Proxy Statement") of our Board of Directors is attached. Also enclosed is our 2024 Annual Report to Shareholders ("2024 Annual Report"). At our 2025 Annual Meeting, shareholders are being asked to take the following actions:
1.     elect the director nominees named in the attached 2025 Proxy Statement;
2.     ratify the selection of independent registered public accountant for the current fiscal year; and
3.     approve, on an advisory basis, the compensation of our named executive officers as disclosed in the attached 2025 Proxy Statement (commonly known as "Say-on-Pay").
Your Board of Directors recommends a vote "FOR" its nominees for election as directors, "FOR" the proposal to ratify accountants, and "FOR" approval of the Say-on-Pay proposal.
We would like to have as many shareholders as possible represented at the 2025 Annual Meeting. Therefore, whether or not you plan to attend the meeting, please sign, date and return the enclosed proxy card(s), or vote on the Internet in accordance with the instructions set forth on the proxy card(s).

Very truly yours,

Walter C. D. Carlson Chair of the Board, President and Chief Executive Officer

2024 Highlights
Strategic actions designed to advance our mission
The Company executed on a number of strategic actions in 2024, including a transaction to sell UScellular's wireless operations and certain spectrum to T-Mobile, in addition to several transactions to sell certain wireless spectrum to other mobile network operators. TDS also sold OneNeck IT Solutions and TDS Telecom entered into transactions to sell certain small ILEC and cable properties.
Refreshing our Board
Following a robust search process, TDS welcomed Napoleon B. Rutledge, Jr. to the Board in December 2024. Mr. Rutledge brings extensive financial and accounting experience along with fresh perspectives. The Corporate Governance and Nominating Committee spends a substantial amount of time reviewing the composition of the Board. Since 2020, TDS has welcomed two independent directors to our Board, each of whom brings unique perspectives and deep subject-matter expertise.
Committed to our customers and our shareholders
TDS strives to maintain a financially secure foundation for the enterprise. This allows each of our businesses to pursue growth opportunities and capital allocation priorities that are intended to strengthen their competitive positions, improve customer satisfaction and provide returns for our shareholders over time.

2025 Leadership Transition
On January 27, 2025, TDS announced that TDS Board Chair Walter C. D. Carlson would become the President and Chief Executive Officer and that LeRoy T. Carlson, Jr. would transition to the newly created role of Vice Chair effective February 1, 2025. TDS also announced that Christopher D. O’Leary was elected as TDS Lead Independent Director.
Thank you to our shareholders for your continuing support of our long-term growth strategies.

2025 Proxy Statement Summary
Annual Meeting Information

Time and Date:	May 22, 2025 at 9:00 a.m. Central Time	Record Date:	March 24, 2025
Place:	Sidley Austin LLP, One South Dearborn Street Chicago, Illinois	Webcast:	www.tdsinc.com/events-and-presentations

Proposal 1—Director Nominees
Our Board of Directors has nominated 12 directors for election at the 2025 Annual Meeting (Proposal Item No. 1) beginning on page 5. Each of the nominees brings a broad range of experiences and skills to provide effective oversight of the Company. See biographies on pages 6-11. The Board of Directors unanimously recommends that you vote "FOR" each of the nominees.

				Board Committee Composition
Name	Age	Director Since	Independent	AC	CHRC	CGNC	TAG
James W. Butman** President and CEO, TDS Telecommunications LLC (TDS Telecom), a wholly-owned subsidiary of TDS	67	2018
LeRoy T. Carlson, Jr.** Vice Chair, TDS	78	1968				x	C
Letitia G. Carlson, MD** Physician and Clinical Professor at George Washington University Medical Faculty Associates	64	1996
Prudence E. Carlson** Private Investor	73	2008
Walter C. D. Carlson** Chair of the Board, President and CEO, TDS	71	1981				C
Kimberly D. Dixon* Former Executive Vice President and Chief Operating Officer at FedEx Office	62	2017	√	x	x		x
Christopher D. O'Leary* Former Executive Vice President, Chief Operating Officer-International of General Mills, Inc.	65	2006	√	x	C		x
George W. Off* Former Chair and CEO of Checkpoint Systems, Inc.	78	1997	√	C		x	x
Wade Oosterman* Former President, Bell Media and Vice Chair, BCE & Bell	64	2019	√	x	x
Napoleon B. Rutledge, Jr.** Senior Vice President and Chief Accounting Officer, McKesson Corp.	52	December 2024	√	x
Vicki L. Villacrez** Executive Vice President and Chief Financial Officer of TDS	63	2023
Dirk S. Woessner** Senior Vice President at Warburg Pincus Deutschland GmbH	56	2022	√		x
* To be elected by Common Shares ** To be elected by Series A Common Shares
C – Chair; AC – Audit Committee; CHRC – Compensation and Human Resources Committee; CGNC – Corporate Governance and Nominating Committee; TAG – Technology Advisory Group Committee.
It is anticipated that Christopher D. O'Leary , the Lead Independent Director, will be appointed to the Corporate Governance and Nominating Committee, replacing George W. Off. It is also anticipated that Kimberly D. Dixon will replace Mr. O’Leary as Chair of the Compensation and Human Resources Committee and that Mr. O'Leary will remain as a member of the CHRC. Mr. O’Leary will also remain as a member of the Audit Committee.
i

Shareholder Feedback on Director Elections
TDS is committed to proactive engagement with our shareholders, as we believe our shareholders’ perspective is important to building value for our shareholders and strengthening our corporate governance. TDS conducts an annual Shareholder Engagement Program to share information regarding the Company’s governance activities and solicit feedback. Given the 2024 Annual Meeting voting results for Mr. Off, the Company proactively engaged in dialogue as to reasons for the voting outcome and suggestions for improvements. During these conversations, shareholders have expressed concerns regarding the overall length of Board tenure.
After thorough deliberation, the Board reaffirmed its strong belief that Mr. Off’s continued service on the Board serves the best interest of the Company and its shareholders. Mr. Off’s deep institutional knowledge and strategic insights remain invaluable assets to the Board and the Company. His comprehensive understanding of the Company’s history and operations continue to provide critical perspectives in Board discussions and decision-making processes. He is a fully-engaged member of the Board, attending 100% of all meetings of the Board and committees on which he serves in 2024.
While recognizing the importance of Board refreshment, the Board believes in a balanced approach to Board tenure. This approach allows the Company to benefit from the wisdom and experience of longer-serving directors like Mr. Off, combined with fresh perspectives from newer directors. Mr. Off’s continued service on the Board helps ensure continuity and stability, which are particularly valuable during a period when the Company is executing important strategic and transformative transactions.
In response to shareholder feedback, the Board took several actions to enhance its composition. To continue to address concerns regarding Board tenure, the TDS Board executed a robust and successful director search resulting in the election of Napoleon B. Rutledge, Jr. to the Board in December 2024. Mr. Rutledge brings extensive financial and accounting experience along with fresh perspectives. Since 2020, TDS has welcomed two independent directors to our Board, each of whom brings unique perspectives and deep subject-matter expertise.
Furthermore, to strengthen our independence leadership structure, the TDS Board, on the recommendation of the TDS Independent Directors, elected Christopher D. O’Leary as TDS' Lead Independent Director.
The Company values the views of its shareholders and remains committed to ongoing dialogue. The Board believes that with its current composition and leadership, it is well-positioned to guide the Company’s strategic direction and create long-term shareholder value.
Managing the Company for long-term sustainability and growth
TDS is controlled by the family that founded the Company over 50 years ago. While we understand this structure is not typical for public companies in the United States, it has provided TDS the ability to make investments that may have longer-term benefits for all stakeholders, achieving business stability and a positive culture for our people.
The TDS Board is currently composed of 6 independent and 6 non-independent Board members. We believe this board structure is appropriate given the specific characteristics and circumstances of TDS, which are more fully described under "Corporate Governance - Board Leadership Structure" below.
An Engaged Board

Summary of Independent Director Board Skills
The table below summarizes the key skills of our independent directors as of December 31, 2024, that are most relevant to their board service. The fact that a specific skill is not designated does not mean the director does not possess that skill or expertise. The skills highlighted below are those reviewed by the Corporate Governance and Nominating Committee as part of its ongoing Board refreshment planning process.

	Senior Leadership	Sales and Marketing	Industry Experience	Risk/Financial	Public Company Boards	Global Perspective
Kimberly D. Dixon	x	x	x	x		x
Christopher D. O'Leary	x	x		x	x	x
George W. Off	x	x		x	x	x
Wade Oosterman	x	x	x	x	x	x
Napoleon B. Rutledge, Jr.	x			x		x
Dirk S. Woessner	x	x	x	x	x	x

Proposal 2—Independent Public Accountant
As a matter of good corporate governance and consistent with our past practices, we are requesting shareholders to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025. The Board of Directors and Audit Committee unanimously recommends that you vote "FOR" this proposal.

Proposal 3—Approve, on an advisory basis, the compensation of named executive officers ("Say-on-Pay")
Executive Compensation Programs
Our executive compensation programs are designed to attract and retain high quality executives. We believe that our compensation practices are transparent and reflect our commitment to align compensation with our business strategy and our short- and long-term performance.
Compensation Beliefs
•Compensation should be attractive and fiscally responsible
•Compensation is a mix of salary, cash bonuses and equity-based long-term incentive awards
•Performance share units are an important part of long-term equity mix
•Link individual compensation with attainment of business unit and individual performance goals
•Compensation programs designed to motivate executive officers to act in the long-term interests of TDS
•CHRC utilizes services of both an independent compensation consultant (Compensation Strategies) and TDS' compensation consultant (Willis Towers Watson)
•Few perquisites
The Board of Directors unanimously recommends that you vote "FOR" this proposal.
Communicating with Board of Directors
Any interested party with germane matters can communicate with an individual director or the full Board of Directors by contacting TDS' Corporate Secretary at the address below.
How can I Contact TDS' Corporate Secretary?
You can contact her at Jane W. McCahon, Corporate Secretary, Telephone and Data Systems, Inc., 30 N. LaSalle Street, Suite 4000, Chicago, IL 60602 or at jane.mccahon@tdsinc.com.

Governance Documents
Governance documents, such as the Corporate Governance Guidelines, the Board committee charters, and the Officer & Director Code of Conduct can be found in the Corporate Governance section of www.tdsinc.com/governance/governance-documents.
These documents are also available at no cost by submitting a request in writing to the Corporate Secretary at the address above.

NOTICE OF 2025 ANNUAL MEETING OF SHAREHOLDERS AND 2025 PROXY STATEMENT

TO THE SHAREHOLDERS OF
TELEPHONE AND DATA SYSTEMS, INC.
The 2025 Annual Meeting of Telephone and Data Systems, Inc., a Delaware corporation, will be held at Sidley Austin LLP, One South Dearborn, Chicago, Illinois on Thursday, May 22, 2025, at 9:00 a.m., Central Time for the following purposes:
1.     To elect the director nominees named in this proxy statement.
2.     To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accountants for the year ending December 31, 2025.
3.     To approve, on an advisory basis, the compensation of our named executive officers as disclosed herein (commonly known as "Say-on-Pay").
4.     To transact such other business as may properly be brought before the meeting or any postponement, adjournment or recess thereof by or at the direction of the Board of Directors.
Your Board of Directors recommends a vote "FOR" each of the nominees for election as directors, "FOR" the proposal to ratify accountants, and "FOR" approval of the Say-on-Pay proposal.
We have fixed the close of business on March 24, 2025, as the record date for the determination of shareholders entitled to notice of, and to vote at, the 2025 Annual Meeting or any postponement, adjournment or recess thereof.
v

TELEPHONE AND DATA SYSTEMS, INC.
2025 PROXY STATEMENT

We are first sending this Notice of the 2025 Annual Meeting of Shareholders and 2025 Proxy Statement and proxy card, together with our 2024 Annual Report, to shareholders on or about April 9, 2025. We made arrangements to commence mailing a Notice of Internet Availability of Proxy Materials on or about April 9, 2025 to other shareholders as discussed below.

QUESTIONS AND ANSWERS
The following are questions and answers relating to the actions being taken at the 2025 Annual Meeting and do not include all of the information that may be important to you. You should carefully read this entire Proxy Statement and not rely solely on the following questions and answers.
What matters are being presented at the 2025 Annual Meeting?
A summary of the matters being presented and important voting information is provided below:

Voting Matters	Board's Recommendations	Voting Options	Vote Required	Effect of Abstentions	Effect of Broker Non-Votes	Page Reference
1. Election of Directors • Four director nominees elected by holders of Common Shares • Eight director nominees elected by holders of Series A Common Shares	FOR all nominees	For or Withhold authority to vote for such director nominee	*	N/A	No effect	5
2. Ratify independent registered public accountants	FOR	For, Against, or Abstain	**	Will have the same effect as a vote against	N/A***	20
3. Approve, on an advisory basis, the compensation of named executive officers ("Say-on-Pay")	FOR	For, Against, or Abstain	**	Will have the same effect as a vote against	No effect	22
* Directors will be elected by a plurality of the votes cast by the class or group of shareholders, entitled to vote in the election of such directors, which are present in person or represented by proxy at the meeting and a withhold vote will have no legal effect in the election of the directors.
** The approval of Proposals 2 and 3 will require the affirmative vote of the holders of stock having a majority of the votes that could be cast by the holders of all stock entitled to vote on the applicable proposal which are present in person or represented by proxy at the meeting.
*** Because Proposal 2 is a discretionary item under New York Stock Exchange (NYSE) listing standards, we do not expect any broker non-votes for this proposal.
Proposal 1—Election of Directors
Under TDS' Restated Certificate of Incorporation, as amended, the terms of all directors will expire at the 2025 Annual Meeting.
Holders of Series A Common Shares, voting as a group, will vote upon the election of eight directors. Your Board of Directors has nominated the following persons for election by the holders of Series A Common Shares: James W. Butman, LeRoy T. Carlson, Jr., Letitia G. Carlson, MD, Prudence E. Carlson, Walter C. D. Carlson, Napoleon B. Rutledge, Jr., Vicki L. Villacrez and Dirk S. Woessner.
Holders of Common Shares will vote upon the election of four directors. Your Board of Directors has nominated the following persons for election by the holders of Common Shares: Kimberly D. Dixon, Christopher D. O'Leary, George W. Off, and Wade Oosterman.
None of the nominees have been nominated pursuant to any agreement or other arrangement.

Proposal 2—Ratification of Independent Registered Public Accounting Firm for 2025
As a matter of good corporate governance and consistent with our past practices, shareholders are being asked to ratify PricewaterhouseCoopers LLP ("PwC") for the year ending December 31, 2025.
Proposal 3—Advisory Vote on Executive Compensation or "Say-on-Pay"
Shareholders are being asked to approve, on an advisory basis, the compensation of our named executive officers for 2024.
What is the record date for the meeting?
The close of business on March 24, 2025 is the record date for the determination of shareholders entitled to notice of, and to vote at, the 2025 Annual Meeting or any postponement, adjournment or recess thereof.
A complete list of shareholders entitled to vote at the Annual Meeting will be made available at the offices of TDS, 30 N. LaSalle Street, Suite 4000, Chicago, Illinois 60602, for examination by any shareholder, for any purpose germane to the 2025 Annual Meeting, during normal business hours in the ten days prior to the Annual Meeting.
How can I contact TDS' Corporate Secretary?
You can contact her at Jane W. McCahon, Corporate Secretary, Telephone and Data Systems, Inc., 30 N. LaSalle Street, Suite 4000, Chicago, Illinois 60602 or by email at jane.mccahon@tdsinc.com.
What shares of stock entitle holders to vote at the meeting?
The following classes of stock are entitled to vote at the meeting:
•Common Shares
•Series A Common Shares
The Common Shares are listed on the NYSE under the symbol "TDS".
There is generally no public trading of the Series A Common Shares but the Series A Common Shares are convertible on a share-for-share basis into Common Shares.
What is the voting power of the outstanding shares in the election of directors as the record date?

Class of Stock	Outstanding Shares	Votes per Share	Voting Power	Total Number of Directors Elected by Voting Group and Standing for Election
Series A Common Shares	7,534,329	10	75,343,290	8
Common Shares	107,208,071	1	107,208,071	4
Total Directors				12
The holders of Common Shares will vote separately for four directors while the holders of Series A Common Shares will vote for eight other directors.
Director Voting Sunset Provision
As noted above, holders of Series A Common Shares and Common Shares currently vote for separate directors. However, pursuant to the Restated Charter, if the number of Series A Common Shares issued and outstanding at any time falls below 500,000, because of the conversion of Series A Common Shares into Common Shares or otherwise, the holders of Series A Common Shares would lose the right to vote as a separate class in the election of directors and thereafter the holders of Series A Common Shares, with ten votes per share, and the holders of Common Shares, with one vote per share, would vote as a single class in the election of all directors.
What is the voting power of the outstanding shares in matters other than the election of directors as of the record date?

Class of Stock	Outstanding Shares	Votes per Share	Total Voting Power	Percent
Series A Common Shares	7,534,329	10	75,343,290	56.7%
Common Shares	107,208,071	0.536344	57,500,406	43.3%
			132,843,696	100%

Pursuant to the Restated Certificate of Incorporation for TDS (the "Restated Charter"), the aggregate voting power of Series A Common Shares and Common Shares in matters other than the election of directors was set at approximately 56.7% and 43.3%, respectively. These percentages will be adjusted under certain circumstances, except that the aggregate voting percentage of the Series A Common Shares cannot increase above the initial fixed percentage voting power of approximately 56.7%. The percentage could decrease because of the conversion of Series A Common Shares into Common Shares.
Based on shares outstanding on March 24, 2025, the per share voting power of the Common Shares for the 2025 Annual Meeting is 0.536344 votes per share, calculated pursuant to Section B.9 of Article IV of the Restated Charter. See the Restated Charter which explains how the relative voting percentages are calculated.
Voting Power Sunset Provision
The aggregate voting power of Series A Common Shares in matters other than the election of directors can be adjusted but cannot increase above approximately 56.7%. The percentage could decrease because of the conversion of Series A Common Shares into Common Shares or otherwise. The Restated Charter has a sunset provision for voting in matters other than the election of directors because, if a sufficient number of Series A Common Shares are converted into Common Shares, the voting power of Series A Common Shares could decline below 50%.
How does the TDS Voting Trust intend to vote?
The Voting Trust under Agreement dated June 30, 1989, as amended (the "TDS Voting Trust"), held 7,206,297 Series A Common Shares on the record date, representing approximately 95.6% of the Series A Common Shares. By reason of such holding, the TDS Voting Trust had the voting power to elect all of the directors to be elected by the holders of Series A Common Shares and had approximately 54.2% of the voting power with respect to matters other than the election of directors. The TDS Voting Trust also held 6,298,354 Common Shares on the record date, representing approximately 5.9% of the Common Shares. By reason of such holding, the TDS Voting Trust had approximately 5.9% of the voting power with respect to the election of directors elected by the holders of Common Shares and an additional 2.6% of the voting power in matters other than the election of directors. Accordingly, the TDS Voting Trust had an aggregate of 56.8% of the voting power in matters other than the election of directors.
The TDS Voting Trust has advised us that it intends to vote:
•FOR the Board of Directors' nominees for election by the holders of Series A Common Shares, and FOR the Board of Directors' nominees for election by the holders of Common Shares,
•FOR the proposal to ratify the selection of PwC as our independent registered public accounting firm for 2025, and
•FOR the Say-on-Pay proposal.
How do I vote?
Proxies are being requested from the holders of Common Shares in connection with the election of four directors in Proposal 1 and in connection with Proposals 2 and 3.
Proxies are being requested from the holders of Series A Common Shares in connection with the election of eight directors in Proposal 1 and in connection with Proposals 2 and 3.
Please sign, date and mail your proxy card(s) in the enclosed self-addressed envelope to Proxy Services, C/O Computershare Investor Services, PO Box 43101, Providence RI 02940-3101 or vote online using the control/identification number on your proxy card in accordance with the instructions set forth on the proxy card.
All properly voted and unrevoked proxies received in time for the 2025 Annual Meeting will be voted in the manner directed. If no voting direction is made, a properly submitted proxy will be voted FOR the election of each of the Board of Directors' nominees in Proposal 1, FOR Proposal 2, and FOR Proposal 3.
How will my shares be voted if I own shares through a broker?
If you are the beneficial owner of shares held in "street name" by a broker, bank, or other nominee ("broker"), such broker, as the record holder of the shares, is required to vote those shares in accordance with your instructions.
In the event that there are no contested matters at the meeting, the broker may be entitled to vote the shares on your behalf with respect to "discretionary" items but will not be permitted to vote the shares with respect to "non-discretionary" items (in which case such shares will be treated as "broker non-votes"). In general, the ratification of auditors is considered a discretionary item. Matters such as the election of directors, and votes on Say-on-Pay are non-discretionary items. In such cases, if your broker does not have specific or standing instructions, your shares will be treated as broker non-votes and may not be voted on such matters.

Accordingly, we urge you to provide instructions to your broker so that your votes may be counted on all matters. If your shares are held in street name, your broker will include a voting instruction form with this 2025 Proxy Statement. We strongly encourage you to vote your shares by following the instructions provided on the voting instruction form. Please return your voting instruction form to your broker and/or contact your broker to ensure that your shares are voted on your behalf.
What constitutes a quorum for the meeting?
A quorum is the minimum number of shares that must be represented at the Annual Meeting to conduct business at the Annual Meeting. A majority of the voting power of shares of capital stock of TDS in matters other than the election of directors and entitled to vote, present in person or represented by proxy, will constitute a quorum to permit the 2025 Annual Meeting to proceed. Withheld votes, abstentions and any broker non-votes will be counted in establishing a quorum for the meeting.
In the election of directors, where a separate vote by a class or voting group is required, the holders of a majority of the votes of the stock of such class or group issued and outstanding and entitled to vote with respect to such director election, present in person or represented by proxy, will constitute a quorum with respect to such election. If all of the Series A Common Shares beneficially owned by the TDS Voting Trust are present in person or represented by proxy at the 2025 Annual Meeting, such shares will constitute a quorum at the Annual Meeting in connection with the election of directors by the holders of Series A Common Shares. If a quorum of the holders of Common Shares is not present at the time the 2025 Annual Meeting is convened, the chair of the meeting or holders of a majority of the voting power in matters other than the election of directors may adjourn the Annual Meeting with respect to all proposals or only with respect to the election of directors by the holders of Common Shares.
With respect to Proposals 2 and 3, the holders of a majority of the votes of the stock issued and outstanding and entitled to vote with respect to such proposals, present in person or represented by proxy, will constitute a quorum at the 2025 Annual Meeting.
What does it mean if I receive more than one proxy card?
If you hold multiple series of shares, or hold shares in multiple registrations, you will receive a proxy card for each such account. Please sign, date, and return all proxy cards you receive to ensure all of your shares are counted. If you choose to vote by Internet, please vote each proxy card you receive. Only your latest dated proxy for each account will be voted at the 2025 Annual Meeting.
Can I change my vote or revoke my proxy?
Yes. You can change your vote or revoke your proxy at any time before it is voted at the 2025 Annual Meeting by written notice to the Corporate Secretary of TDS, by voting a later-dated proxy or by ballot at the meeting. Only the latest dated proxy card you vote will be counted for voting purposes.
Shareholder List
Shareholders must contact TDS’ Corporate Secretary to make arrangements to view the complete list of shareholders entitled to vote at the 2025 Annual Meeting. This examination by any shareholder, for any purpose germane to the 2025 Annual Meeting, will only be during the ten-day period prior to the 2025 Annual Meeting.
Who should I call if I have any questions?
If you have any questions, or need assistance voting, please contact our proxy solicitor, MacKenzie Partners, Inc. Toll Free at (800) 322-2885, directly, at (212) 929-5500 or via email, at proxy@mackenziepartners.com.

PROPOSAL 1
ELECTION OF DIRECTORS
The terms of all directors will expire at the 2025 Annual Meeting. The Board of Directors' nominees are identified in the tables below. Each of the nominees has consented to be named in this 2025 Proxy Statement and serve if elected. The term of office of each director elected at the 2025 Annual Meeting shall expire at the next annual meeting of shareholders in 2026, and each director elected shall serve until his or her successor shall be elected and qualified, or until his or her earlier death, resignation, removal or disqualification. The age of the following persons is as of the date of this 2025 Proxy Statement.
To be Elected by Holders of Common Shares

Name	Age	Position with TDS and Current or Former Principal Occupation	Served as Director Since
Kimberly D. Dixon	62	Director of TDS and former Executive Vice President and Chief Operating Officer of FedEx Office	2017
Christopher D. O'Leary	65	Lead Independent Director of TDS, Former Executive Vice President, Chief Operating Officer-International of General Mills, Inc.	2006
George W. Off	78	Director of TDS, former Chair and Chief Executive Officer of Checkpoint Systems, Inc.	1997
Wade Oosterman	64	Director of TDS, former President, Bell Media and Vice Chair, BCE and Bell	2019
Your Board of Directors unanimously recommends a vote "FOR" the election of each of the above nominees for election by the holders of Common Shares.
To be Elected by Holders of Series A Common Shares

Name	Age	Position with TDS and Current or Former Principal Occupation	Served as Director Since
James W. Butman	67	Director of TDS, President and CEO of TDS Telecom (a deemed executive officer of TDS)	2018
LeRoy T. Carlson, Jr.	78	Director and Vice Chair of TDS	1968
Letitia G. Carlson, MD	64	Director of TDS, Physician and Clinical Professor at George Washington University Medical Faculty Associates	1996
Prudence E. Carlson	73	Director of TDS, Private Investor	2008
Walter C. D. Carlson	71	Director and executive Chair of the Board, President and Chief Executive Officer of TDS	1981
Napoleon B. Rutledge, Jr.	52	Director of TDS, Senior Vice President and Chief Accounting Officer, McKesson Corporation	December 2024
Vicki L. Villacrez	63	Director and Executive Vice President and Chief Financial Officer of TDS	2023
Dirk S. Woessner	56	Director of TDS, Senior Vice President at Warburg Pincus Deutschland GmbH; former CEO of CompuGroup Medical S.E. & Co. KgAA; former CEO, Telecom Deutschland, Executive Board Member Deutsche Telekom AG	2022
Your Board of Directors unanimously recommends a vote "FOR" the election of each of the above nominees for election by the holders of Series A Common Shares.

The following highlights the biographical information for each Director nominee. We have included career highlights, public company board experience and key skills and experience that we believe each Director nominee brings to the Board.
Nominees for Election by Holders of Common Shares

Kimberly D. Dixon Independent Director		Age: 62
Current Role: Private Investor		Director since 2017

Ms. Dixon brings substantial experience, expertise and qualifications from her previous executive leadership position at FedEx Office, a provider of logistics, transportation, and related business services, in addition to her many years of Board, Compensation and Human Resources, and Technology Advisory Group Committee experience. She has extensive operating and financial management experience. Ms. Dixon has experience in consumer and business marketing, sales and distribution strategies. Ms. Dixon also brings twenty years of experience in the telecommunications industry, and her experience in serving on the board of directors of James Avery Craftsman, Inc., a privately held jewelry designer, manufacturer and retailer. Ms. Dixon has a Bachelor of Science degree from Shippensburg University of Pennsylvania and an MBA from Pennsylvania State University. In 2018, Ms. Dixon was named a National Association of Corporate Directors (NACD) Governance Fellow. Ms. Dixon has also earned the CERT certificate in Cybersecurity Oversight issued by Carnegie Mellon University.

TDS Board Committees

Audit Committee

Compensation and Human Resources Committee

Technology Advisory Group Committee

Prior Business and other Experience

Executive Vice President and Chief Operating Officer of FedEx Office (2010 - 2021)

Sprint Nextel Corporation (1996-2010), including several executive leadership positions most recently as Senior Vice President, Consumer Sales and Distribution

Current Public Company Boards None	Former Public Company Boards None

Christopher D. O'Leary Lead Independent Director		Age: 65
Current Role: Former Executive Vice President, Chief Operating Officer-International of General Mills, Inc.		Director since 2006 and Lead Independent Director since February 2025

Mr. O'Leary brings substantial experience, expertise and qualifications as a result of his many years as a director of TDS and as a result of his over 30 years of experience in marketing, management and operations. Mr. O'Leary was a Former Senior Advisor to Twin Ridge Capital Management, a private equity firm that seeks to invest in middle-market companies operating in food, food distribution, and other food-related companies. Mr. O'Leary is also on the board of Blue Diamond Growers, a private company, which is a cooperative of almond growers. In addition, he has over 15 years of significant and high-level experience in management of large global businesses with a large number of employees, including dealing with businesses outside the U.S. Because of the competitive nature of the TDS businesses, the TDS Board of Directors believes that it is highly desirable to have a director with significant knowledge and experience in marketing and executive leadership. In addition, Mr. O'Leary has substantial risk and financial experience as a member of the CHRC since 2007 and its Chair since 2016, and member of the TDS Audit Committee since 2016. In January 2019, Mr. O'Leary was elected to the board of directors at Tupperware Brands Corporation and he was the Interim CEO from November 2019 to April 2020. Mr. O'Leary has an MBA from New York University Stern School of Business.

TDS Board Committees

Audit Committee

Compensation and Human Resources Committee, Chairperson since 2016

Technology Advisory Group Committee

Prior Business and other Experience

Senior Advisor at Twin Ridge Capital Management (2018-2024)

Senior Advisor at KKR (2017-2019)

Chief Operating Officer of General Mills International (2006-2016)

Previously President of the General Mills Meals Division, President of the General Mills Betty Crocker Division; and VP of Corporate Strategy and M&A; joined General Mills in 1997

Numerous roles at PepsiCo., Inc. culminating in CEO and President of Hostess, Frito-Lay, Inc. (1981-1997)

Current Public Company Boards Tupperware Brands Corporation, since 2019; Compensation Committee, Chairman; Nominating and Governance Committee; Audit Committee	Former Public Company Boards Newell Rubbermaid, member of Nominating/Governance Committee and Organizational Development & Compensation Committee

George W. Off Independent Director		Age: 78
Current Role: Private Investor		Director since 1997

As the most senior independent director, Mr. Off brings substantial experience, expertise and qualifications as a director of TDS and plays an important role on the TDS Board. He has in depth institutional knowledge of TDS and provides important continuity to Board culture and functions, especially as TDS continues its board refreshment activities. He brings over four decades of experience in sales, marketing and management as a result of his senior leadership positions as a director and as chief executive officer and chair of Checkpoint Systems, Inc., a global company, and as a founder of Catalina Marketing Corporation. Because of the retail nature of the TDS businesses, the TDS Board of Directors believes that it is highly desirable to have a director with significant knowledge and experience in retail marketing, as well as significant, high-level experience in managing consumer businesses. In addition, Mr. Off has significant risk and financial experience as Chairperson of the TDS Audit Committee, a member of the CGNC and a former member of the CHRC for many years. Mr. Off has a Bachelor of Science degree in Mathematics from the Colorado School of Mines. Mr. Off has also earned the CERT certificate in Cybersecurity Oversight issued by Carnegie Mellon University.

TDS Board Committees

Audit Committee, Chairperson, Designated financial expert

Corporate Governance and Nominating Committee

Technology Advisory Group Committee

Prior Business and other Experience

Director, Infinian Mobile Commerce & Analytic Solutions (2011-2012)

Chief Executive Officer, Checkpoint Systems (2002-2009)

President and Chief Executive Officer, Catalina Marketing Corporation (1994-1998)

Current Public Company Boards None	Former Public Company Boards Checkpoint Systems (2002-2009) Catalina Marketing Corporation (1998-2000)

Wade Oosterman Independent Director		Age: 64
Current Role: Private Investor		Director since 2019

Mr. Oosterman brings substantial experience, expertise and qualifications gained in executive leadership roles at BCE, Canada’s largest communications provider, and other publicly traded communications companies over a 30 year period. Mr. Oosterman is currently President and CEO of Peyden Inc., a private investment company with holdings in real estate, media and technology. He has proven global expertise in the wireless, residential and small business segments, extensive background in media, including television, radio and digital and deep brand and marketing experience from Chief Brand Officer roles at BCE and other corporations. He has also developed a reputation as a leader in social and digital media, video streaming platforms, smart data and the Internet of Things. Mr. Oosterman holds a BA and a MBA from Western University.

TDS Board Committees

Audit Committee

Compensation and Human Resources Committee

Prior Business and other Experience

Vice Chair, Bell Canada (2018-2023); President, Bell Media (2021-2023); President, Bell Mobility (2006-2018); President, Bell Residential Services (2010-2018); Chief Brand Officer, Bell Canada and BCE (2006-2020)

Enstream, Board member (2006-2023)

Virgin Mobile Canada, Board member (2006-2009) TELUS, Chief Marketing & Brand Officer; TELUS Mobility, Executive VP Sales & Marketing (2000-2005)

Clearnet Communications Inc., Executive VP Sales & Marketing (1987-2000)

Current Public Company Boards Stagwell, Inc., since 2020, Audit Committee, Chair Calix, Inc., since August 2024, Strategy Committee, Chair	Former Public Company Boards Ingram Micro (2013-2016), Audit Committee, Governance Committee, Human Resources Committee, Information Technology Committee Clearnet Communications Inc. (1987-2000)

Nominees for Election by Holders of Series A Common Shares

James W. Butman Non-Independent Director		Age: 67
Current Role: President and Chief Executive Officer of TDS Telecom		Director since 2018

Mr. Butman brings substantial experience, expertise and qualifications with respect to TDS and its subsidiaries and industries in which they operate as a result of his leadership roles at TDS Telecom. He has extensive sales and marketing experience. He was appointed President and Chief Executive Officer of TDS Telecom on January 1, 2018. Prior to that, he was TDS Telecom's Chief Operating Officer since October 2016 and was its Group President of Marketing, Sales & Customer Operations from 2006 to 2016. As President and Chief Executive Officer of TDS Telecom, the Board of Directors considers it appropriate and beneficial for Mr. Butman to serve on the TDS Board of Directors to provide the Board with his views on strategy and operations of TDS Telecom and its businesses. Mr. Butman has a Bachelor of Business Administration in Finance from the University of Wisconsin—Eau Claire and an MBA in Finance from the University of Wisconsin—Madison.

Prior Business and other Experience

Significant leadership and operational experience since joining TDS Telecom in 1985 including several executive leadership roles in management, sales and marketing, and regulatory affairs.

Director of TDS Telecom

Current Public Company Boards UScellular, since January 2023	Former Public Company Boards None

LeRoy T. Carlson, Jr. Non-Independent Director		Age: 78
Current Role: Vice Chair of TDS since February 2025		Director since 1968

Mr. Carlson brings substantial experience, expertise and qualifications with respect to TDS and its subsidiaries and the industries in which they operate as a result of his many years as an investor in TDS, a former trustee of the TDS Voting Trust, a director and Vice Chair and former President and Chief Executive Officer of TDS, and a director and Chair of its two principal business units. Mr. Carlson was President of TDS from 1981 until February 2025 and CEO of TDS from 1986 until February 2025. As a senior executive officer of TDS and each of its business units, the Board of Directors considers it essential that Mr. Carlson serve on the TDS Board of Directors to provide the Board with his views on strategy and operations of TDS and its business units. In addition, as a shareholder with a significant economic stake in TDS, Mr. Carlson provides to the TDS Board of Directors the perspective of shareholders in managing and operating TDS in the long-term interests of shareholders. He also has experience as chairperson of TAG and a member of the CGNC. Mr. Carlson has an MBA from Harvard University and he is the brother of Walter C. D. Carlson, Letitia G. Carlson, M.D. and Prudence E. Carlson.

TDS Board Committees

Corporate Governance and Nominating Committee

Technology Advisory Group Committee, Chairperson

Prior Business and other Experience

Former Trustee of the TDS Voting Trust, for more than 5 years

TDS Telecom, Director and Chair

Current Public Company Boards UScellular, Chair, since 1989	Former Public Company Boards Aerial Communications American Paging

Letitia G. Carlson, MD, MPH, FACP Non-Independent Director		Age: 64
Current Role: Physician and Clinical Professor at George Washington University Medical Faculty Associates for more than five years		Director since 1996

Dr. Carlson brings substantial experience, expertise and qualifications with respect to TDS and its subsidiaries and the industries in which they operate as a result of her many years as an investor in TDS, as a trustee of the TDS Voting Trust, and as a director of TDS. In addition, as a shareholder with a significant economic stake in TDS, she provides to the TDS Board of Directors the perspective of shareholders in managing and operating TDS in the long-term interests of shareholders. Dr. Carlson has an MD from Harvard Medical School, a Master of Public Health (MPH) from George Washington University and is a Fellow of the American College of Physicians (FACP). Dr. Carlson is the sister of LeRoy T. Carlson, Jr., Walter C. D. Carlson and Prudence E. Carlson.		Prior Business and other Experience Trustee of the TDS Voting Trust
Current Public Company Boards None	Former Public Company Boards None

Prudence E. Carlson Non-Independent Director		Age: 73
Current Role: Private Investor		Director since 2008

Ms. Carlson brings to the TDS Board of Directors substantial experience, expertise and qualifications with respect to TDS and its subsidiaries and the industries in which they operate as a result of her many years as an investor in TDS, as a trustee of the TDS Voting Trust, and as a director of TDS. In addition, as a shareholder with a significant economic stake in TDS, Ms. Carlson provides to the TDS Board of Directors the perspective of shareholders in managing and operating TDS in the long-term interests of shareholders. Ms. Carlson has a Bachelor of Arts degree from Harvard University and is the sister of LeRoy T. Carlson, Jr., Walter C. D. Carlson and Letitia G. Carlson, M.D.		Prior Business and other Experience Trustee of the TDS Voting Trust
Current Public Company Boards None	Former Public Company Boards None

Walter C. D. Carlson Chair of the Board and Non-Independent Director		Age: 71
Current Role: President and Chief Executive Officer of TDS since February 2025		Director since 1981, executive Chair of the Board since February 2025 and non-executive Chair from 2002-February 2025

Mr. Carlson brings substantial experience, expertise and qualifications with respect to TDS and its subsidiaries and the industries in which they operate as a result of his many years as an investor in TDS, as a trustee of the TDS Voting Trust, as a director of TDS and UScellular, as Chair of the Board of TDS, and as a result of having represented many public and private corporate clients. As the senior executive officer at TDS, the Board of Directors considers it essential that Mr. Carlson serve on the TDS Board of Directors to provide the Board with his views on strategy and operations of TDS. In addition, as a shareholder with a significant economic stake in TDS, Mr. Carlson provides to the TDS Board of Directors the perspective of shareholders in managing and operating TDS in the long-term interests of shareholders. He also has experience as a member and the chairperson of the TDS Corporate Governance and Nominating Committee since 2004. Mr. Carlson has a J.D. from Harvard University. Walter C. D. Carlson is the brother of LeRoy T. Carlson, Jr., Letitia G. Carlson, M.D. and Prudence E. Carlson.

TDS Board Committee

Corporate Governance and Nominating Committee, Chairperson

Prior Business and other Experience

Trustee of the TDS Voting Trust

Senior Counsel at Sidley Austin LLP from 2023 through January 2025 and prior to that was a Partner for more than five years

Current Public Company Boards UScellular, since 1989	Former Public Company Boards Aerial Communications, Inc.

Napoleon B. Rutledge, Jr. Independent Director		Age: 52
Current Role: Senior Vice President and Chief Accounting Officer, McKesson Corporation		Director since December 2024
Mr. Rutledge brings substantial operating and financial management experience in finance and accounting from his current role as Senior Vice President and Chief Accounting Officer of McKesson Corporation, a diversified global healthcare company. Prior to serving in his current role, he held several financial executive leadership positions with increasing responsibilities at Genuine Parts Company, a global service organization in the automotive and industrial parts industry. He brings over two decades of experience in finance and accounting, including risk management, internal audit, shared services, SEC reporting, treasury, M&A integration and portfolio optimization. Mr. Rutledge is a Certified Public Accountant. He has a Bachelor of Science in accounting from Morehouse College. Mr. Rutledge also serves on a number of private non-profit Boards including the McKesson Foundation and the Tull Charitable Foundation.

Mr. Rutledge was recommended by a third-party search firm.

TDS Board Committees

Audit Committee, Designated financial expert

Prior Business and other Experience

Genuine Parts Company (1999 - 2022), including several executive leadership positions most recently as Senior Vice President of Finance and Chief Accounting Officer

Ernst & Young LLP (1995 - 1999)

Current Public Company Boards None	Former Public Company Boards None

Vicki L. Villacrez Non-Independent Director		Age: 63
Current Role: Executive Vice President and Chief Financial Officer of TDS		Director since 2023

Ms. Villacrez has significant experience with the telecommunications industry as a result of over thirty years at the TDS enterprise. She has substantial experience in finance, accounting, financial planning and strategic analysis. Ms. Villacrez is currently TDS’ Executive Vice President and CFO since 2022. She was previously Senior Financial Advisor of TDS from February 2022 to May 2022 and prior to that TDS Telecom’s Senior Vice President Finance and CFO since 2017 and TDS Telecom’s Vice President Finance and CFO between 2012 and 2017. Prior to that Ms. Villacrez held several financial leadership positions with growing responsibility at TDS, including leading Financial Analysis and Strategic Planning. Ms. Villacrez has a bachelor's degree in accounting from Upper Iowa University and an MBA from Edgewood College. She is also a CPA.
Prior Business and other Experience Significant leadership and operational experience with TDS and its subsidiary TDS Telecom (1989-present), most recently TDS Telecom's Senior Vice President and CFO
Current Public Company Boards UScellular, since 2022	Former Public Company Boards None

Dirk S. Woessner Independent Director		Age: 56
Current Role: Senior Vice President at Warburg Pincus Deutschland GmbH, since 2023		Director since 2022

Mr. Woessner is Senior Vice President at Warburg Pincus Deutschland GmbH, a private equity firm. He is the former CEO of CompuGroup Medical SE & Co. KgAA, a provider of physician software, hospital software and e-health solutions worldwide. Mr. Woessner has substantial senior leadership experience with over 20 years in the global telecommunications industry having served in executive leadership positions with Deutsche Telekom AG and Rogers Communications. As a result of his experience with Deutsche Telekom and Rogers Communications, he brings substantial experience in sales, marketing, and service of fixed-network and mobile products for consumer and business customers. Mr. Woessner has a Masters in Chemistry from Technische University, Munchen Germany and a PhD in Chemistry from Humboldt University, Berlin, Germany.

TDS Board Committee

Compensation and Human Resources Committee

Prior Business and other Experience

CEO and Director CompuGroup Medical SE (2021-2022)

Significant leadership and operational experience with Deutsche Telecom AG (2018 – 2020, 2002 – 2015), including several executive leadership roles in management and sales

President, Consumer Business, Rogers Communications (2015 – 2017)

Current Public Company Boards None	Former Public Company Boards CompuGroup Medical SE (2021 – 2022) Deutsche Telekom AG (2018 – 2020)

CORPORATE GOVERNANCE
Board of Directors
The business and affairs of TDS are managed by or under the direction of the Board of Directors. The Board of Directors currently consists of twelve members.
Board Leadership Structure
The Company’s Amended and Restated Bylaws permit the position of Chair and President and Chief Executive Officer to be held by the same individual and the Board does not have a general policy regarding the separation of roles of these positions. The Board believes it is in the best interests of the Company to retain flexibility in determining whether to separate or combine the roles of Chair and President and CEO based on the Company’s circumstances at a particular time. Effective February 1, 2025, the positions of Chair and President and CEO are held by Walter C. D. Carlson. The Board has determined that it is appropriate for Mr. Carlson to hold both positions in recognition of (i) Mr. Carlson’s position as a Trustee of the TDS Voting Trust, (ii) Mr. Carlson’s ownership of equity interests in the Company, (iii) Mr. Carlson’s significant tenure and experience as the non-executive Chair of the Board prior to February 2025.
At the time Walter C. D. Carlson was appointed as the President and CEO of the Company, the Board elected Christopher D. O'Leary as the Lead Independent Director.
Lead Independent Director
The responsibilities of the Lead Independent Director are set forth in the Company’s Corporate Governance Guidelines and include the following responsibilities:
•Preside over any meetings of the Board at which the Chair of the Board and the Vice Chair of the Board are not present.
•Call and preside over meetings of independent Directors.
•Act as a liaison between independent Directors and the Chair of the Board; provided that all Directors shall have direct and complete access to the Chair of the Board at any time as they deem necessary or appropriate.
•Review and provide input on Board meeting agendas, schedules and materials. All Directors are encouraged to provide suggestions for Board meeting agendas, schedules and materials to the Chair of the Board or the Lead Independent Director.
•Together with the Compensation and Human Resources Committee, lead the CEO evaluation process.
•Perform other duties as the Board deems appropriate.
Risk Oversight
The TDS Board of Directors is primarily responsible for oversight of the risk assessment and risk management process of TDS. Although the TDS Board of Directors can delegate this responsibility to Board committees, the TDS Board has not done so, and continues to have full responsibility relating to risk oversight, including cybersecurity and Environmental, Social and Governance ("ESG") matters. Although the TDS Board of Directors has oversight responsibilities, the actual risk assessment and risk management is carried out by the President and Chief Executive Officer and other officers of TDS and reported to the Board.
TDS has established an Enterprise Risk Management (ERM) program, which applies to TDS and all of its business units. This program was designed with the assistance of an outside consultant and is integrated into TDS' existing management and strategic planning processes. The ERM program provides a common enterprise-wide language and discipline around risk identification, quantification and mitigation. The TDS Board of Directors receives periodic updates about the status and progress of this ERM program and takes action to the extent appropriate based on such updates.
Although the TDS Board of Directors has ultimate oversight authority over risk and has not delegated such responsibility to any committees, certain TDS committees also have certain responsibilities relating to risk. Additionally, the Board believes that the election of a Lead Independent Director provides leadership and helps guide the Board’s independent oversight of TDS’ risk exposure.
Under NYSE listing standards, and as set forth in its charter, the Audit Committee reviews TDS' major financial and operational risk exposures and the steps management has taken to monitor and control such exposures in connection with its review of financial statements and related matters on a quarterly basis.
In addition, as part of the ERM program, the Audit Committee reviews guidelines and policies to govern the process by which risk assessment and risk management are handled. The Audit Committee receives updates and reviews policies with respect to risk assessment and risk management on a regular basis.

In addition, in connection with the functions of the CHRC relating to the compensation of the executive officers of TDS (other than executive officers of UScellular), the CHRC considers risks relating to the compensation of executive officers of TDS in addition to its responsibilities with respect to long-term compensation for all employees, which is discussed below under "Risks from Compensation Policies and Practices".
Also, the CGNC may consider certain risks in connection with its responsibilities relating to corporate governance and director nominations.
TDS has established a Technology Advisory Group (TAG). The TAG enhances the Board’s risk oversight through its review of technologies the Company is investing in and through discussion of potential technology disruptions. Related to this, the TDS Board of Directors established a TAG Committee that consists of directors who participate in the TAG.
Board Oversight of Cybersecurity
The full Board of Directors engages in oversight of TDS' cybersecurity risks. The Board of Directors receives regular updates from management on technology and security programs and TDS’ assessment of cybersecurity threats and mitigation plans. The TDS Chief Information Security Officer (CISO) and UScellular Senior Vice President of Information Technology provide the full Board of Directors an annual update and discussion of the cybersecurity program. The TDS Audit Committee oversees the processes over internal controls and financial reporting that includes controls and procedures that are designed to ensure that significant cybersecurity incidents are communicated to both senior management and the Audit Committee. The Audit Committee meets with the TDS CISO and UScellular Senior Vice President of Information Technology at least two times per year. Cybersecurity is also discussed with the Technology Advisory Group of the Board of Directors as warranted, typically on an annual basis.
Continuing Board Education in Cyber-Risk Oversight
Kimberly D. Dixon completed and earned the CERT Certificate in Cybersecurity Oversight issued by the CERT Division of the Software Engineering Institute at Carnegie Mellon University. The program is designed to help directors enhance their cybersecurity literacy and strengthen the Board's role in overseeing the organization's cyber preparedness.
Board and Committee Environmental, Social and Governance Oversight
TDS continues to believe that ESG oversight is the responsibility of the full Board of Directors and receives a formal presentation annually, along with quarterly updates.
Additionally, certain committees address ESG matters within their respective areas of responsibility:
•The Audit Committee oversees the Company's risk identification and management strategies, including those related to topics like data protection and cybersecurity. The Audit Committee also reviews procedures and processes to ensure the accuracy of its material disclosures and reporting related to ESG matters.
•The CHRC is responsible for human resources matters like talent development, executive succession planning and culture.
•The CGNC provides oversight of climate and sustainability strategy and initiatives.
Corporate Responsibility Aligns With Our Corporate Values
Corporate responsibility has been a hallmark of the TDS family of companies since our founding over 50 years ago. From the beginning, TDS has been committed to bridging the digital divide by connecting underserved communities through a variety of telecommunications services. TDS strives to enhance the lives of its customers and associates, while serving as a good steward of the environment and enacting governance practices that align with our corporate values.
Our commitment continues. In its 2023 ESG Report, the Company reported its Scope 1 and Scope 2 greenhouse gas emissions across the TDS Family of Companies. TDS remains focused on topics such as human capital management, safeguarding our networks and services through cybersecurity programs, designing reliable and redundant networks and protecting customer privacy. A copy of TDS' ESG Report is available on TDS' website, www.tdsinc.com. The ESG Report is not incorporated by reference into this Proxy Statement or considered part of this document. TDS has continued to publish its Sustainability Accounting Standards Board (SASB) and Global Reporting Initiative (GRI) frameworks.
Culture
The culture at TDS starts with taking care of its people. TDS provides a competitive wage and benefits package, a safe workplace, and an environment where associates feel engaged and a sense of belonging. TDS strives to create a culture and operating environment in which all associates make meaningful contributions to our company’s success. We recognize that bringing unique ideas, backgrounds and talent to this endeavor enables both our success and associate engagement. We are better served when we promote strategic collaboration and the full participation of talent. The outcomes are evident—the ability to exceed our objectives through greater efficiency, continuous improvement, and innovation.

Training
Since its founding, TDS has been committed to associate development, including for emerging and existing leaders, which is critical to its success. TDS provides job specific, safety, and fraud awareness training for all associates – and also offers programs that further develop its associates including educational assistance, developmental assignments, and mentoring programs.
Community
TDS is committed to supporting and enhancing the communities it serves through local and philanthropic initiatives that enrich the lives of those living where it operates and where its associates live, work and play. This includes a focus on addressing gaps in STEM education by connecting tomorrow’s innovators with the resources they need today to help shape their future opportunities. TDS is addressing the digital divide and providing critical resources in local communities, and encourages associates to volunteer and support local organizations and community groups. Local communities are at the center of TDS’ businesses, and TDS takes great pride in giving back to the people and places that contribute to its sustainability and long-term success.
Director Independence and New York Stock Exchange Listing Standards
TDS Common Shares are listed on the NYSE and are subject to its listing standards.
TDS is a "controlled company" as defined by the NYSE because over 50% of the voting power for the election of directors of TDS is held by the trustees of the TDS Voting Trust (i.e., the TDS Voting Trust has over 90% of the voting power in the election of directors elected by the holders of Series A Common Shares and thus has the voting power to elect over 50% of our directors). Accordingly, TDS is exempt from certain NYSE listing standards that require listed companies that are not controlled companies to (i) have a board composed of a majority of directors who qualify as independent, (ii) have a compensation committee composed entirely of directors who qualify as independent, and (iii) have a nominating/corporate governance committee composed entirely of directors who qualify as independent.
Although not required under this exemption, TDS maintains a CHRC composed entirely of independent directors and has established the CGNC. The TDS Board of Directors affirmatively determined that directors Kimberly D. Dixon, George W. Off, Wade Oosterman, Christopher D. O'Leary, Napoleon B. Rutledge, Jr. and Dirk S. Woessner qualify as independent directors under the listing standards of the NYSE. As a result, six of twelve directors, or 50% of the directors, qualify as independent under the listing standards of the NYSE.
Meetings of Board of Directors
The strategic alternatives review for UScellular significantly increased the number of Board meetings TDS had during 2024. The Board of Directors held twenty-three meetings during 2024, of which seven were regularly scheduled and sixteen were special Board meetings. Each director attended at least 75% of the total number of Board meetings and 75% of their respective committee meetings (at which time such person was a director or committee member).
Corporate Governance Guidelines
TDS has adopted Corporate Governance Guidelines that can be found on TDS' website, www.tdsinc.com, under Governance—Governance Documents—Governance Guidelines.
Management Succession Planning
Our Board of Directors recognizes that one of its most important duties is to oversee the development of executive talent and ensure continuity at TDS. The TDS Senior Vice President and Chief Human Resources Officer takes the lead in overseeing succession planning and assignments to key leadership positions, and regularly reports to the full Board during executive sessions.
Board Evaluation
TDS conducts an annual board self-assessment. The assessment is conducted by the Vice President—Corporate Secretary. All Directors are interviewed and topics include matters relating to board oversight, board composition, committee structure, board succession planning, along with board meeting logistics. Additionally, director skills, background, and characteristics are discussed. Discussions have been open, candid and frank. Self-assessment results are discussed both quantitatively and qualitatively with the Corporate Governance and Nominating Committee and the full Board.
Similarly, each committee of the Board of Directors evaluated its performance and effectiveness in 2024.

Corporate Governance and Nominating Committee (CGNC)
Meetings in Fiscal 2024: 5
Members: Walter C. D. Carlson (Chair), LeRoy T. Carlson, Jr., George W. Off [I]
Responsible for:
● advising the Board of Directors on corporate governance matters
● developing and recommending Corporate Governance Guidelines
● developing selection objectives and overseeing searches for qualified individuals to serve on the Board of Directors
● performing functions outlined in the CGNC Charter, which includes certain ESG matters
● receiving and discussing shareholder feedback
[I] - Independent under NYSE standards
Under NYSE listing standards, a controlled company is not required to have a CGNC. In addition, if a controlled company voluntarily establishes a CGNC, it is not required to be composed entirely of independent directors. TDS voluntarily established a CGNC. A copy of the committee charter is available on TDS' website, www.tdsinc.com, under Governance—Committee Composition—Corporate Governance and Nominating Committee Charter.

Audit Committee
Meetings in Fiscal 2024: 10
Members: George W. Off (Chair)[FE], Kimberly D. Dixon, Christopher D. O'Leary, Wade Oosterman, and Napoleon B. Rutledge, Jr. [FE]
Responsible for:
● assisting the Board of Directors in oversight of:
• the integrity of financial statements
• compliance with legal and regulatory matters
• the registered public accounting firm's qualifications and independence
• the performance of the internal audit function and registered public accounting firm
● preparing an audit committee report
● reviewing related party transactions
● performing functions outlined in Audit Committee Charter
[FE] - Audit Committee Financial Expert as defined by the SEC
Each member qualifies as independent under NYSE standards and Section 10A-3 that is applicable only to Audit Committee members. A copy of the Audit Committee charter is available on TDS' website, www.tdsinc.com, under Governance—Committee Composition—Audit Committee Charter.
Pre-Approval Procedures
The Audit Committee has adopted a policy pursuant to which all audit and non-audit services provided by TDS' principal independent registered public accounting firm must be pre-approved by the Audit Committee, consistent with the requirements of the Sarbanes Oxley Act of 2002 and rules issued thereunder.

Compensation and Human Resources Committee (CHRC)
Meetings in Fiscal 2024: 9
Members: Christopher D. O'Leary (Chair), Kimberly D. Dixon, Wade Oosterman and Dirk Woessner
Responsible for:
● overseeing compensation of TDS executive officers, other than executive officers of UScellular or any of its subsidiaries
• Includes salary, bonus, long-term compensation and all other compensation
● reviewing and recommending to the Board of Directors the Long-Term Incentive Plans
● performing functions outlined in CHRC Charter
● utilizing services of an independent compensation consultant
Each member qualifies as independent under NYSE standards
The CHRC charter was expanded in 2021 to include oversight of human resources matters including talent development, social responsibility, executive succession planning, and culture.
Although not required to do so under NYSE listing standards because it is a controlled company, TDS has voluntarily established a CHRC comprised solely of directors who qualify as independent under the rules of the NYSE.
Even though the CHRC charter permits it to delegate some or all of the administration of the long-term incentive plans, the CHRC has not delegated any of its authority with respect to any of the officers identified in the below Summary Compensation Table.
The CHRC does not approve director compensation. It is the view of the TDS Board of Directors that this should be the responsibility of the full Board of Directors. Only non-employee directors receive compensation in their capacity as directors and, as a result, the view of the TDS Board of Directors is that all directors should participate in such compensation decisions, rather than only some or all of the non-employee directors.
A copy of the charter of the CHRC is available on TDS' website, www.tdsinc.com, under Governance—Committee Composition—Compensation and Human Resources Committee Charter.

Technology Advisory Group (TAG) Committee
Meetings in Fiscal 2024: 1
Members: LeRoy T. Carlson, Jr. (Chair), Kimberly D. Dixon, George W. Off, Christopher D. O'Leary
● Responsible for reviewing, monitoring and informing the Board of Directors on current and future technologies and related matters affecting TDS business units and its customers, along with its competitors and their customers

● The TAG Committee does not have authority to take action with respect to any technology matter, but serves solely in an informational and advisory role
● TAG Committee members are also members of the Technology Advisory Group which also includes representatives of TDS and UScellular management as well as TAG Committee members from UScellular's Board of Directors

The TAG Committee does not have a charter. The responsibilities of the TAG Committee, as generally described above, are set forth in full in the resolutions of the Board establishing such committee.
Director Nomination Process
The CGNC charter provides that the committee will develop selection objectives and oversee the search for qualified individuals to serve on the Board of Directors and recommend to the Board of Directors prospective nominees and the re-nomination of incumbent directors. The committee does not nominate directors. The entire Board of Directors determines whether to nominate prospective nominees and re-nominate incumbent directors.
TDS believes good governance begins with an engaged board. TDS also believes that it is desirable for a board to have directors who can bring the benefit of different backgrounds, experience, skills, education, attributes and other characteristics to permit the board to have a variety of views and insights. TDS does not have any specific, minimum qualifications that the Board believes must be met by a nominee for a position on the TDS Board of Directors. The TDS Board believes that substantial judgment, diligence and care are required to identify and select qualified persons as directors. The TDS Board has consistently sought to nominate to the Board of Directors eminently qualified individuals whom the Board believes would provide substantial benefit and guidance to TDS.

The CGNC considers, as reflected in TDS' Code of Business Conduct, that TDS does not discriminate on the basis of gender, age, race, color, sexual orientation, religion, ancestry, national origin, marital status, disability, military or veteran status or citizenship status. In considering whether to recommend that individuals be nominated as director candidates, the CGNC takes into account all facts and circumstances. Women comprise one-third of the current Board.
TDS does not have a formal policy with regard to the consideration of any director candidates recommended by shareholders. However, because the TDS Voting Trust has over 90% of the voting power in the election of directors elected by the holders of Series A Common Shares, nominations of directors for election by the holders of Series A Common Shares are based on the recommendation of the trustees of the TDS Voting Trust. With respect to candidates for director to be elected by the holders of Common Shares, the CGNC and/or the TDS Board may from time to time informally consider candidates recommended by shareholders that hold a significant number of Common Shares. Shareholders that desire to nominate directors must follow the procedures set forth in TDS' Bylaws.
TDS will generally utilize a search firm to identify and evaluate or assist in identifying and evaluating potential candidates for election as directors.
Considering the importance of Federal Communications Commission ("FCC") licenses to TDS, the TDS Bylaws provide that a person will not be eligible to serve or to continue to serve as a director unless he or she is eligible to serve as a director of a company that controls licenses granted by the FCC, as determined by the TDS CGNC or the Board of Directors with the advice of counsel. Another qualification requirement provides that a person will not be eligible to serve or to continue to serve as a director if he or she is or becomes affiliated with, employed by or a representative of, or has or acquires a material personal involvement with, or material financial interest in, a Business Competitor (as defined in the TDS Bylaws), as determined by the TDS CGNC or the Board of Directors. Another qualification requirement provides that a person will not be eligible to serve or to continue to serve as a director if, as determined by the TDS CGNC or the Board of Directors with the advice of counsel, (i) such person's election as a director would violate federal, state or foreign law or applicable stock exchange requirements (other than those related to independence) or (ii) such person has been convicted, including a plea of guilty or nolo contendere, of any felony, or of any misdemeanor involving moral turpitude.
•The CGNC identifies and reviews the desired experience, skills, backgrounds, and characteristics of potential new board members.
•In its annual Board assessment, the full Board of Directors considers its composition and discusses expertise that may be needed in the future.
•The CGNC and the full Board of Directors also consider the appropriate composition of each of the committees of the Board of Directors.
Following a robust search process utilizing a third party executive search firm, TDS welcomed Napoleon B. Rutledge, Jr. to the Board in December 2024. Mr. Rutledge brings extensive financial and accounting experience along with fresh perspectives.
How TDS Thinks About Board Tenure
TDS has placed a significant emphasis on Board refreshment over the past several years, with the goal of bringing fresh and relevant experience and perspectives while retaining key expertise and institutional knowledge. TDS believes that a well-functioning board should have a mix of short, medium and long tenured directors and that through its actions over the past several years, it has reached an effective mix of tenure for its non-Voting Trust directors. Mix of Tenure is as of Proxy date.

Shareholder Engagement
The TDS Board of Directors and management value the views of its shareholders and are committed to doing what is in the best interests of all stakeholders over the long term.
TDS has been conducting its annual shareholder engagement program with respect to corporate governance, ESG and executive compensation programs since 2014. Discussions are intended to occur outside of the proxy season and a presentation is prepared as background for discussions. The engagement team is led by the Vice President—Corporate Secretary and Vice President—Corporate Relations.
Feedback from those engagements have led to a number of changes including:

•Issuance of Performance Share Units	•Publishing of our EEO-1 reports
•Board Refreshment	•Further reporting on our ESG program
•Independent Board member skills matrix	•Election of a Lead Independent Director
In addition, TDS speaks with its shareholders throughout the year. Quarterly, we conduct earnings conference calls and we participate in investor conferences and hold one-on-one meetings with existing and potential shareholders. Also, senior management and all directors are encouraged to attend the Annual Meeting of Shareholders, where shareholders have the opportunity to make comments and ask questions.
TDS' Investor Relations department is the key point of contact for shareholder interaction. Shareholders may access information about TDS and obtain contact information through the Investor Relations section of our website, www.tdsinc.com.
Shareholder Communication with Directors
Shareholders or other interested parties may send germane communications to the TDS Board of Directors, to the Chair of the Board, to the non-management or independent directors or to specified individual directors of TDS at any time. Shareholders or other interested parties should direct their communication to such persons or group in care of the Corporate Secretary of TDS at TDS' corporate headquarters, 30 N. LaSalle St., Suite 4000, Chicago, IL 60602 or by email to our Corporate Secretary at jane.mccahon@tdsinc.com. Any germane shareholder or other communications that are addressed to the Board of Directors, the Chair of the Board, the non-management or independent directors or specified individual directors will be delivered by the Corporate Secretary of TDS to such persons or group.
For more information, see the instructions on TDS' website, www.tdsinc.com, under Governance—Contact the Board.
Meetings of Non-Management and Independent Directors
As required by NYSE listing standards, the non-management directors of TDS meet at regularly scheduled executive sessions without management. During 2024, the TDS Chair of the Board, Walter C. D. Carlson, at the time a non-management director, presided at all meetings of the non-management directors. Going forward, these meetings will be chaired by the Lead Independent Director, Christopher D. O’Leary. In addition, the independent directors of TDS meet at least once per year in an executive session without management or directors who are not independent.
TDS Policy on Attendance of Directors at Annual Meeting of Shareholders
All directors are invited and encouraged to attend each Annual Meeting of shareholders, which is normally followed by a meeting of the Board of Directors. In general, all directors attend each Annual Meeting of shareholders unless they are unable to do so due to unavoidable commitments or intervening events. All of the persons serving as directors at the time were present or on-line at the 2024 annual meeting.
Stock Ownership Guidelines
The TDS Corporate Governance Guidelines provide that, within three years after the date on which a director first became a director and thereafter for so long as each director remains a director of TDS, each director shall own Series A Common Shares and/or Common Shares having a combined value of $270,000 (at least three times the cash retainer which is currently $90,000). The Board of Directors reviews this minimum ownership requirement periodically. The stock ownership guidelines are included in TDS' Corporate Governance Guidelines, which have been posted to TDS' website, www.tdsinc.com, under Governance—Governance Documents—Governance Guidelines.

EXECUTIVE OFFICERS
The below list does not include executive officers James W. Butman, Walter C. D. Carlson, LeRoy T. Carlson, Jr., and Vicki L. Villacrez. Information regarding these individuals is included in the disclosure above under "Election of Directors".

Name	Age	Position
Joseph R. Hanley	57	Senior Vice President—Strategy and Corporate Development
Laurent C. Therivel	50	President and CEO, UScellular
Joseph R. Hanley.   Joseph R. Hanley was appointed Senior Vice President—Strategy and Corporate Development in June 2021. Prior to that, he was Senior Vice President—Technology, Services and Strategy of TDS since 2012 and prior to that, he was Vice President—Technology Planning and Services of TDS for more than five years.
Laurent C. Therivel. Laurent C. Therivel was appointed President and Chief Executive Officer of UScellular in 2020 and is a deemed executive officer of TDS. Mr. Therivel was previously CEO of AT&T Mexico from 2018-2020 and CFO of AT&T Business from 2017-2018.
Code of Business Conduct and Ethics Applicable to Officers and Directors
TDS has adopted a Code of Business Conduct and Ethics for Officers and Directors and a Code of Business Conduct for all employees of TDS and its subsidiaries. The codes have been posted to TDS' website, www.tdsinc.com, under Governance—Governance Documents—Code of Business Conduct and Ethics for Officers and Directors and under Governance—Governance Documents—Code of Conduct.
The culture at TDS is based upon the fundamental belief that our company’s long-term success is inextricably tied to associate engagement and high ethical standards. TDS’ Code of Conduct publicly sets forth expectations for ethical behavior across the enterprise that all associates must abide by in all business.
TDS intends to disclose any amendments to any of the foregoing codes, by posting such information to the TDS website. Any waivers of any of the foregoing codes for directors or executive officers will be approved by TDS' Board of Directors or an authorized committee thereof, as applicable, and disclosed either on the TDS website or in a Form 8-K. There were no such waivers during 2024.

PROPOSAL 2
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
What am I being asked to vote on in Proposal 2?
In Proposal 2, we are requesting shareholders to ratify the selection of PricewaterhouseCoopers LLP ("PwC") as our independent registered public accounting firm for the fiscal year ending December 31, 2025. This proposal gives our shareholders the opportunity to express their views on TDS' independent registered public accounting firm for the current fiscal year.
How does the Board of Directors recommend that I vote on this proposal?
The Board of Directors and the Audit Committee unanimously recommends a vote FOR approval of the ratification of the selection of PwC.
We anticipate continuing the services of PwC for fiscal year 2025. Representatives of PwC are expected to be present at the 2025 Annual Meeting and they will have the opportunity to make a statement and respond to appropriate questions raised by shareholders or submitted in writing prior to the meeting.
Is this vote binding on the Board of Directors?
This vote is an advisory vote only, and therefore it will not bind TDS, our Board of Directors or the Audit Committee. We are not required to obtain shareholder ratification of the selection of our independent registered public accounting firm by our Bylaws. However, we have elected to seek such ratification by the affirmative vote of the holders of a majority of the votes that could be cast by shares present or represented by proxy at the 2025 Annual Meeting and entitled to vote with respect to such matter. Should the shareholders fail to ratify the selection of PwC, the Audit Committee will review whether to retain such firm for the fiscal year ending December 31, 2025.
Your Board of Directors and the Audit Committee unanimously recommends a vote "FOR" the approval of Proposal 2.

FEES PAID TO PRINCIPAL ACCOUNTANTS
The following sets forth the aggregate fees (including expenses) billed by TDS' principal accountants PwC for 2024 and 2023:

	2024	2023
Audit Fees(1)	$5,023,500	$4,367,500
Audit Related Fees(2)	300,600	305,000
Tax Fees(3)	—	—
All Other Fees(4)	2,000	900
Total Fees	$5,326,100	$4,673,400

(1)Represents the aggregate fees billed for professional services rendered for the audit of the annual financial statements for the years 2024 and 2023 included in TDS' and UScellular's Forms 10-K for those years and the reviews of the financial statements included in TDS' and UScellular's Forms 10-Q for those years, including the attestation and report relating to internal control over financial reporting. Also includes fees for services that are normally incurred in connection with statutory and regulatory filings or engagements, such as comfort letters, statutory audits, attest services, consents, and review of documents filed with the SEC.
(2)Represents the aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of TDS' and UScellular's financial statements that are not reported under Audit Fees. In both 2024 and 2023, this amount represents fees billed for audits of subsidiaries.
(3)Represents the aggregate fees billed for tax compliance, tax advice, and tax planning, if any.
(4)Represents the aggregate fees billed for services, other than services described in Notes (1), (2) or (3), if any. This amount includes the fee for access to an online service that assists in identifying required financial statement disclosures.
See www.tdsinc.com, Governance— Committee Composition—Audit Committee Charter for the Audit Committee's charter.

AUDIT COMMITTEE REPORT
The Audit Committee is composed of five members of the Board of Directors who are "independent" as defined by the NYSE. The Audit Committee operates under a written charter, approved by the TDS Board of Directors, a copy of which is available on TDS' website, www.tdsinc.com, under Governance—Committee Composition—Audit Committee Charter. The charter was most recently updated in December 2024. Napoleon B. Rutledge, Jr. joined the Audit Committee as an Audit Committee financial expert in 2024.
Management is responsible for TDS' internal controls and the financial reporting process. TDS has an internal audit staff, which performs testing of internal controls and the financial reporting process. TDS' independent registered public accounting firm is responsible for performing an independent audit of TDS' consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (the "PCAOB") and for issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes. In this context, the Audit Committee reviewed and discussed the audited financial statements with management, the internal audit staff and representatives of PwC, TDS' independent registered public accounting firm for 2024. Management represented to the Audit Committee that TDS' consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The discussions with PwC also included the matters required to be discussed by the applicable requirements of the PCAOB and the SEC relating to information regarding the scope and results of the audit. The Audit Committee also received from PwC written disclosures and a letter regarding its independence as required by applicable requirements of the PCAOB and discussed this with PwC. The Audit Committee also considered and concluded that the provision of non-audit services by PwC to TDS during 2024 was compatible with their independence. Based on and in reliance upon these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in TDS' Form 10-K for the year ended December 31, 2024.
The Audit Committee holds quarterly regularly scheduled meetings to review and approve the financial results for the immediately preceding period. The Audit Committee reviews TDS' Forms 10-Q and 10-K prior to filing with the SEC. The Audit Committee's agenda for meetings is established by the Audit Committee's chairperson with input from other Committee members and the TDS Vice President—Internal Audit. During 2024, at each of its regularly scheduled meetings, the Audit Committee spoke with senior members of TDS' financial management team. Additionally, the Audit Committee had separate private sessions with TDS management, TDS' Vice President—Internal Audit, TDS' General Counsel, and representatives of PwC, at which candid discussions regarding financial management, legal, accounting, auditing and internal control issues took place. Each year the Audit Committee also holds at least one private meeting with TDS’ IT security and technology teams. In 2024, members of TDS' IT security and technology teams met with the Audit Committee twice to discuss cybersecurity issues and concerns.
The Audit Committee is updated periodically on management's process to assess the adequacy of TDS' system of internal control over financial reporting, the framework used to make the assessment and management's conclusions on the effectiveness of TDS' internal control over financial reporting. The Audit Committee also discussed with PwC TDS' internal control assessment process, management's assessment and its evaluation of TDS' system of internal control over financial reporting. The Audit Committee reviewed with senior members of management, including the Vice President—Internal Audit and General Counsel, TDS' policies and procedures with respect to risk assessment and risk management. The overall adequacy and effectiveness of TDS' legal, regulatory and ethical compliance programs, including TDS' Code of Business Conduct, anti-Harassment policy and Whistleblower hotline activity were also reviewed.
The Audit Committee evaluates the performance of PwC and the senior audit engagement team each year, provides feedback to the senior audit engagement team on the firm’s performance and determines whether to reengage PwC or consider other audit firms. In doing so, the Audit Committee considers the quality and efficiency of the services provided by the auditors and its dialogue with the Committee, the auditors' capabilities and the auditors' technical expertise and knowledge of TDS' operations and industry. Based on this evaluation, the Audit Committee intends to engage PwC as TDS' independent registered public accountants for the year ending December 31, 2025. Although the Audit Committee has the sole authority to appoint the independent registered public accounting firm, TDS anticipates that it will continue to request shareholders to ratify the selection of the independent registered public accounting firm at annual meetings of shareholders.
TDS has engaged PwC since 2002 which leads the Audit Committee to consider tenure. Based on the quality of PwC’s services and the mandated rotation of PwC’s lead engagement partner in 2023, the Audit Committee is confident that the Company is receiving quality, independent public accounting services and that continued retention of PwC is in the best interest of the Company and its shareholders. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management and PwC the audited financial statements of TDS, including the quality of the financial reporting, the reasonableness of significant accounting judgments and estimates, the clarity of disclosures in the financial statements, and the assessment of TDS' internal controls over financial reporting. In performing all of these functions, the Audit Committee acts in an oversight capacity and relies on TDS' management and PwC.
By the members of the Audit Committee of the Board of Directors of TDS:

George W. Off, Chair	Kimberly D. Dixon	Christopher D. O'Leary	Napoleon B. Rutledge, Jr.	Wade Oosterman

PROPOSAL 3
ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
What am I being asked to vote on in Proposal 3?
In Proposal 3, we are providing shareholders with a vote to approve, on an advisory basis, the compensation of our Named Executive Officers ("NEO") as disclosed in this 2025 Proxy Statement as required, including Compensation Discussion and Analysis, compensation tables and discussions. The advisory vote on executive compensation described in this proposal is commonly referred to as a "Say-on-Pay" vote.
TDS is required to request shareholders to vote, on an advisory basis, on the frequency of holding Say-on-Pay votes, commonly referred to as a "Say-on-Frequency" vote, at least once every six years. TDS held a Say-on-Frequency vote at the 2023 Annual Meeting and the shareholders voted by a substantial majority to hold a Say-on-Pay vote every year. Based on the Say-on-Frequency votes in 2023, the TDS Board of Directors adopted a policy to hold the Say-on-Pay vote every year unless and until this policy is changed.
This proposal gives our shareholders the opportunity to express their views on the overall compensation of our named executive officers and the compensation philosophy, policies and practices.
How does the Board of Directors recommend that I vote on this proposal?
The Board of Directors unanimously recommends a vote FOR approval of the Say-on-Pay proposal.
TDS believes that its executive compensation program is reasonable, competitive and strongly focused on pay for performance. TDS' compensation objectives for executive officers are to support the overall business strategy and objectives, attract and retain high-quality management, link compensation to both individual and company performance, and provide compensation that is both competitive and consistent with our financial performance.
Consistent with these goals, the CHRC has developed and approved an executive compensation philosophy to provide a framework for TDS' executive compensation program featuring the policies and practices described in the Executive Summary of the Compensation Discussion and Analysis below.
Is this vote binding on the Board of Directors?
The Say-on-Pay vote is an advisory vote only, and therefore will not bind TDS, our Board of Directors or the CHRC. However, the Board of Directors and the CHRC will consider the voting results as appropriate when making future decisions regarding executive compensation.
Your Board of Directors unanimously recommends a vote "FOR" the approval of Proposal 3.

EXECUTIVE AND DIRECTOR COMPENSATION
The following discussion and analysis of our compensation practices and related compensation information should be read in conjunction with the Summary Compensation Table and other tables included below, as well as our financial statements and management's discussion and analysis of financial condition and results of operations included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
Compensation Discussion and Analysis
The Compensation Discussion and Analysis (CD&A) describes the TDS executive compensation programs and practices and the compensation decisions for the following Named Executive Officers (NEOs) in 2024:

Named Executive Officer	Position with the Company During 2024
LeRoy T. Carlson, Jr. (1)	Director, Vice Chair and Former President and CEO, TDS
Vicki L. Villacrez	Director and Executive Vice President and Chief Financial Officer, TDS
Laurent C. Therivel	President and CEO, UScellular
James W. Butman	Director and President and CEO, TDS Telecom
Joseph R. Hanley	Senior Vice President Strategy and Corporate Development, TDS

(1)Effective February 1, 2025, Mr. Carlson assumed the role of Vice Chair of TDS and Walter C. D. Carlson was appointed President and Chief Executive Officer of TDS. See “2025 Management Transition” below for further discussion regarding these changes.
The NEOs consist of the Company’s principal executive officer and principal financial officer and the three most highly compensated executive officers of the Company and its subsidiaries in office at the end of the 2024 fiscal year other than the principal executive officer and principal financial officer.
Compensation Philosophy and Objectives
TDS and its business units are committed to providing the very best in customer satisfaction, achieving long-term profitable growth, and building the high-quality teams required to make this possible. As such, we focus on operating in a fiscally responsible manner, and on recruiting and retaining talented associates who believe in the Company's values and long-term perspective.
We assess and evaluate our compensation programs based on conditions throughout the year. In 2024, TDS changed the weighting of the performance metrics under the bonus plan and made changes to the PSU methodology, as described below.
The objectives of TDS' compensation programs for executive officers are to:
•support TDS' overall business strategy and objectives;
•attract and retain high-quality leadership;
•link individual compensation with attainment of individual performance goals and with attainment of business unit and TDS objectives; and
•provide competitive compensation opportunities consistent with the financial performance of TDS.
TDS' compensation programs are designed to reward performance on both a short-term and long-term basis and to align management's interest with that of shareholders. With respect to the NEOs, the design of compensation programs and performance rewarded are similar but with some differences for each of the NEOs depending on such officer's position and responsibilities. TDS' policies establish incentive compensation performance goals for executive officers based on factors over which such officers are believed to have some control and which are viewed as important to TDS' long-term success.
The CHRC evaluates the performance of the President and CEO of TDS in light of the annual and long-term objectives for TDS and its primary business units and the degree of attainment of those objectives and sets the elements of compensation for him considering such performance evaluation and compensation principles.
With respect to the other executive officers identified in the Summary Compensation Table, the CHRC reviews management's evaluation of the performance of such executive officers, as determined by the TDS President and CEO, and determines and approves the elements of compensation for such executive officers, considering such performance evaluations and compensation principles and the CHRC's own assessment of the performance of these officers, as discussed below. Laurent C. Therivel's compensation is not reviewed by the CHRC and is described in the amendment ("2024 UScellular 10-K/A") filed with the SEC by UScellular to the Annual Report on Form 10-K for its fiscal year ended December 31, 2024.

Executive Compensation Best Practices
We annually review all elements of compensation and where appropriate may make changes. The following provides a summary of "what we do" and "what we don't do".

What We Do
√ To align pay and performance, we grant performance-based stock units
√ We design our compensation programs with the goal of motivating executive officers to act in the long-term interest of TDS
√ Our executive officer compensation levels are based in part on competitive market compensation data supplied by our CHRC's independent compensation consultant, Compensation Strategies, Inc., and by our compensation consultant, Willis Towers Watson
√ We have an independent CHRC that reviews and approves the salaries, bonuses and long-term compensation of executive officers (other than the President and Chief Executive Officer of UScellular, whose short-term compensation is approved by UScellular's Chair and long-term compensation is approved by UScellular's Long-Term Incentive Compensation Committee)

√ To align the executive bonus program with the interests of our shareholders, TDS bonuses paid in 2025 with respect to 2024 performance were paid with an 80% company performance weighting and a 20% individual performance weighting
√ Our compensation goal is to provide compensation and benefit programs that are competitive, attractive and fiscally responsible
√ The maximum amount of the TDS bonus paid to officers related to company performance is 195% (191.5% for Mr. Butman) of the target opportunity allocated to company performance
√ TDS will adjust or recover awards or payments in connection with certain financial restatements as described under "Clawback" below
√ TDS provides limited perquisites

What We Don't Do
☒ Hedging by directors and officers is prohibited ☒ Except in limited circumstances, our plans, awards and agreements do not include tax gross-ups	☒ TDS does not backdate options or have any program, plan or practice to time the grant of awards in coordination with the release of material non-public information
Results of Say-on-Pay Vote
At our 2024 annual meeting, approximately 77% of the votes cast for the Say-on-Pay vote were in support of the Company’s executive compensation program. The CHRC did not make any significant changes to TDS’ executive compensation policies and decisions in 2024 in response to the 2024 Say-on-Pay vote.
TDS' Compensation Program
The elements of executive compensation under TDS' compensation program include both annual cash and long-term equity compensation. Annual compensation decisions are based on both individual and corporate short-term and long-term performance. TDS has chosen to pay and provide these elements of compensation after considering common compensation practices of peers and other companies with similar characteristics, in order to support TDS' overall business strategy and objectives. Executive compensation is intended to provide an appropriate balance between long-term and short-term performance.
In 2024, the long-term incentive program awarded 50% of the target long-term incentive award in performance share units (PSUs) and 50% of the award in restricted stock units (RSUs) for NEOs other than Mr. Carlson. 60% of Mr. Carlson's target long-term incentive award was granted in the form of performance share units (PSUs) and 40% was granted in the form of restricted stock units (RSUs).

2024 Elements of Compensation

Annual Cash Compensation	Equity Compensation	Other Benefits Available to Named Executives	Other Generally Applicable Benefit Plans
• Salary	• Performance Share Units	• Supplemental Executive Retirement Plan	• Tax-Deferred Savings Plan (401(k))
• Bonus	• Restricted Stock Units	• Limited Perquisites	• Pension Plan
		• Deferred Compensation	• Welfare Benefits (during employment and retirement)
The following charts summarize the material elements of the Company's 2024 executive compensation programs for NEOs. Percentages are rounded. The Company's CEO and other NEOs have a substantial portion of their target compensation at-risk due to it being tied to company performance.

CEO
All Other NEOs(1)
Note: Compensation included as "All Other Compensation" in the Summary Compensation Table and TDS Deferred Compensation Stock Match included under Stock Awards in the Summary Compensation Table are not considered in the graphs above, because the Company views it as de minimis.
(1) The All Other NEOs chart excludes the 2024 compensation of Mr. Therivel since his compensation was paid by UScellular.
The CHRC does not consider an officer's outstanding equity awards or stock ownership levels when determining the value of the long-term incentive award component of such officer's compensation. The CHRC makes long-term incentive award decisions based on performance for a particular year and other considerations.

Compensation Consultant
The CHRC's charter provides that it shall have the authority to engage advisors as it deems necessary to carry out its duties and that TDS shall provide appropriate funding for any advisor retained, as well as ordinary administrative expenses that are necessary or appropriate in carrying out its duties. Pursuant to such authority, the Committee engages Compensation Strategies to function as an independent compensation consultant providing advice regarding compensation best practices, executive compensation market analysis, and reviews of TDS' various executive compensation elements and programs. They provide independent analysis and advice to the CHRC for the purpose of evaluating such elements and programs. As discussed below under "Benchmarking/Market Compensation Data", Compensation Strategies conducted a competitive review of compensation levels of TDS executive officers in 2024. In 2024, Compensation Strategies also provided advice to the CHRC relating to the designs of the bonus program and the long-term incentive program, as well as advice on other elements of compensation. TDS management has no role in the engagement of Compensation Strategies and Compensation Strategies has not provided any services to TDS nor its affiliates other than its services to the CHRC.
Willis Towers Watson is TDS management's primary compensation consultant to provide executive compensation advice and executive market compensation data. See "Benchmarking/Market Compensation Data" below. Willis Towers Watson also provides compensation consulting and other services to UScellular, as described in the 2024 UScellular 10-K/A. The CHRC has no decision-making authority in UScellular's compensation policies or practices.
Compensation Consultant Conflicts of Interest
The CHRC considered if the work of Willis Towers Watson and Compensation Strategies raised any conflict of interest.
Based on its review, the CHRC determined that the work of Willis Towers Watson and Compensation Strategies did not raise any conflict of interest considering the factors identified in Rule 10C-1 under the Securities Exchange Act of 1934, as amended.
Although the independence rules of Section 303.05 of the NYSE Listed Company Manual are not applicable to TDS because it is a controlled company, the CHRC believes that Compensation Strategies would satisfy the independence requirements of such rules if they were applicable, considering the factors identified in Rule 10C-1.
Neither Willis Towers Watson nor Compensation Strategies provides any advice as to the amount of director compensation.
Benchmarking/Market Compensation Data
TDS uses broad-based survey data from Willis Towers Watson to identify the ranges of annual cash compensation considered to be appropriate for the NEOs. This database also was used in evaluating the equity compensation awards of the NEOs. TDS believes this approach provides a reasonably accurate reflection of the competitive market for such elements of compensation necessary to retain current executives and attract future executives to positions at TDS. The identities of the individual component companies that are included in the Willis Towers Watson database are not disclosed nor considered by TDS or the CHRC. TDS relies upon and considers to be material only the aggregated survey data prepared by Willis Towers Watson.
The CHRC obtains peer group information and compensation data from Compensation Strategies for consideration in connection with its determination of NEO compensation. With respect to 2024, Compensation Strategies provided market data for a peer group for purposes of a competitive review of compensation levels of TDS' executive officers and this was referenced during final approval of NEO compensation.
Compensation Strategies created an industry peer group that consisted of the following 15 publicly-traded companies as they existed at the beginning of 2024: Altice USA, Inc., American Tower Corp., ATN International, Inc., Cable One, Inc., Consolidated Communications Holdings, Inc., Crown Castle International Corp., DISH Network Corporation, EchoStar Corp., Equinix, Inc., IDT Corporation, Iridium Communications, Inc., Lumen Technologies, Inc., SBA Communications Corporation, ViaSat Inc., and WideOpenWest, Inc. These companies were included in this analysis because they are companies somewhat similar in revenues and market capitalization to TDS and/or in similar industries.
TDS also considers compensation arrangements at the companies in the peer group index included in the "Stock Performance Graph" that is included in the TDS Annual Report to Shareholders, as well as other companies in the telecommunications industry and other industries, to the extent considered appropriate, based on similar size, function, geography or otherwise. This information is used to generally understand the market for compensation arrangements for executives.

Company Performance
UScellular produced a payout of 113% of target for the company performance portion of its 2024 annual incentive plan, as shown below. TDS Telecom company performance for purposes of its 2024 bonus plan was determined to be 90.9% of target, as described below. In addition, Mr. Butman’s payout with respect to TDS Telecom performance was increased to 92.8% of target based on the assessment of the Director, Vice Chair and Former President and CEO (in his role as TDS Telecom Chair) of TDS Telecom performance in 2024, consistent with the bonus payouts for other bonus-eligible employees of TDS Telecom. For bonuses relating to 2024 performance paid in 2025 under the TDS Executive Officer Bonus Program, in the aggregate, the TDS company performance was based on the combination of company performance results from UScellular and TDS Telecom. The TDS company performance for purposes of its 2024 bonus paid in 2025 was determined to be 104.2% of target.
The following shows TDS' calculation of company performance with respect to 2024. Bonus performance metrics are established specifically for bonus purposes and may not agree with TDS' financial statements, which are based on accounting principles generally accepted in the United States of America ("GAAP"), or with other publicly disclosed measures. As compared to GAAP, the below bonus metrics results and targets may be adjusted for amounts relating to items such as acquisitions and divestitures, material accounting adjustments, or major business decisions. The below bonus targets are intended to reflect the regular operating results over which TDS officers have significant influence.

($ in millions) UScellular Performance Measures	Final Bonus Results for 2024	Final Target for 2024	Bonus Results (as a % of Target)	Points Earned	Points Targeted	Weighted % of Points Earned
Total Service Revenue	$2,987	$3,036	98.4%	460	500	91.9%
Operating Cash Flow (1)	$919	$866	106.2%	564	400	141.0%
Capital Expenditures	$611	$619	98.7%	106	100	106.4%
Overall UScellular Company Performance				1,130	1,000	113.0%
($ in millions) TDS Telecom Performance Measures	Final Bonus Results for 2024	Final Target for 2024	Bonus Results (as a % of Target)	Points Earned	Points Targeted	Weighted % of Points Earned
Total Revenue	$1,061	$1,115	95.2%	152	200	75.8%
Adjusted EBITDA (2)	$405	$381	106.2%	566	400	141.5%
Capital Expenditures	$316	$315	100.4%	191	200	95.7%
Total Broadband Net Adds	20,000	49,000	40.7%	0	200	—%
Overall TDS Telecom Performance				909	1,000	90.9%

Performance Measure Summary			Bonus Results (as a % of Target)		Weight	Weighted Avg % of Target Bonus
UScellular Performance Results			113.0%		60.0%	67.8%
TDS Telecom Performance Results			90.9%		40.0%	36.4%
					100.0%	104.2%

(1)This represents operating cash flow, determined on a consolidated company-wide basis and in a manner consistent with UScellular's presentation of adjusted OIBDA (Operating income before depreciation, amortization, accretion, gains and losses) for external reporting purposes, and further adjusted to remove expenses associated with the annual incentive and performance share unit plans.
(2)Adjusted EBITDA is a non-GAAP financial measure that is calculated as net income excluding depreciation, amortization, and accretion, interest expense, income tax expense, and gains/losses on asset disposals, investments, impairment of assets, sale of licenses and exchanges, and sales of business and other exit costs; and further adjusted to remove expenses associated with the annual bonus, performance share unit plans, and assessed costs.
If a metric does not meet the minimum threshold performance level, the plan provides that it will be at the discretion of the CHRC to determine if a bonus will be paid with respect to such metric.

Personal Objectives and Performance
In addition to TDS and/or business unit performance, the CHRC may consider personal objectives and performance. There was no minimum level of achievement of any personal objectives that was required for any cash compensation decision. The assessment of the achievement of personal objectives is not formulaic, objective or quantifiable. Instead, the individual performance considerations are factors, among others, that are taken into account in the course of making subjective judgments in connection with compensation decisions.
The TDS officer bonus plan considers company performance and individual performance when determining the amount of bonuses.
TDS Corporate Objectives and Accomplishments
In addition to achieving TDS financial performance of 104.2% of target, TDS Corporate supported the overall organization in the following initiatives:
•achieving targets for revenue, adjusted EBITDA, and capital spending;
•developing financing strategies to fund business needs;
•executing on cost control initiatives;
•supporting UScellular with its execution of the sale of the wireless operations and certain spectrum assets, and execution of the sale of additional spectrum assets to AT&T and Verizon;
•supporting TDS Telecom in its execution of the fiber program and sale of certain non-strategic cable and ILEC markets; and
•executing on the sale of OneNeck.
Annual Cash Compensation
Annual compensation decisions are based partly on individual and corporate short-term performance and partly on individual and corporate cumulative long-term performance during the executive's tenure in his or her position, particularly with regard to the TDS President and CEO. Additionally, general industry compensation data is used in evaluating annual compensation.
The CHRC also considers recommendations from the TDS President and CEO regarding compensation for the NEOs other than himself, each of which reports directly to him. TDS prepares for the CHRC an analysis of compensation paid to similar executive officers of other comparable companies. See "Benchmarking/Market Compensation Data" above.
In general, other facts and circumstances that are considered in making annual cash compensation decisions include TDS' status as a public company and a controlled company; the fact that TDS is primarily a regional competitor and that some of its competitors are national or global telecommunications companies that are much larger than TDS and possess greater resources than TDS; the value of TDS' assets; and TDS' primary financial focus of increasing long-term shareholder value.
The CHRC also considers relevant information provided by the TDS Human Resources department and Compensation Strategies.
The elements of compensation and ranges for such elements are discretionary. No specific measures of performance or factors are considered determinative in the compensation of executive officers. Ultimately, it is the informed judgment of the CHRC, after reviewing all the facts and circumstances, that determines the elements of compensation and total compensation for the NEOs.
Base Salary
The base salary of each NEO is set within the range identified for this element based on an assessment of the responsibilities and the performance of such officer, also taking into account the performance of TDS and/or its business units or divisions, other comparable companies, the industry and the overall economy during the preceding year, as well as other factors. The Summary Compensation Table includes the dollar value of base salary earned by the NEOs during 2024, 2023, and 2022, whether or not paid in such year.

The following shows certain information relating to the rate of base salary paid by TDS in 2024 compared to 2023 for the NEOs primarily compensated by TDS:

	LeRoy T. Carlson, Jr.	Vicki L. Villacrez	James W. Butman	Joseph R. Hanley
2023 Base Salary effective 1/1/23 - 12/31/23	$1,352,700	$585,100	$720,000	$522,100
2024 Base Salary effective 1/1/24 - 12/31/24	$1,352,700	$680,000	$741,600	$540,400
$ Change in 2024	—	$94,900	$21,600	$18,300
% Change in 2024	—	16.2%	3.0%	3.5%
The CHRC reviews the base salary and bonus of the executive officers on an aggregate basis as described below under "Total Cash Compensation."
Bonus
TDS established the 2024 Executive Officer Bonus Program for awarding bonuses to certain NEOs. For bonuses relating to 2024 performance that were paid in 2025, 20% of an NEO's target bonus was based on individual performance and the remaining 80% was based on company performance (utilizing the structure described above under "Company Performance"). The maximum amount of the bonus actually paid based on company performance could not exceed 195% of the target (or 191.5% in the case of Mr. Butman) and the maximum bonus based on individual performance could not exceed 160% of the target.
The TDS President and CEO did not participate in the 2024 Executive Officer Bonus Program. Rather, TDS has established performance guidelines and procedures for awarding bonuses to the TDS President and CEO. These guidelines and procedures provide that the CHRC in its sole discretion determines whether an annual bonus will be payable to the TDS President and CEO for a performance year and, if so, the amount of such bonus, and describe factors that may be considered by the CHRC in making such determination, including any factors that the CHRC in the exercise of its judgment and discretion determines relevant. The guidelines and procedures provide that no single factor will be determinative and no factor will be applied mechanically to calculate any portion of the bonus of the TDS President and CEO. The entire amount of the bonus is discretionary. The guidelines and procedures provide that the TDS President and CEO will have no right or expectation with respect to any bonus until the CHRC has determined whether a bonus will be paid for a performance year.
The amount of the bonus payable to the TDS Telecom President and CEO was based on the TDS 2024 Executive Officer Bonus Program, but calculated solely based on TDS Telecom's performance. For these purposes, the measurement of TDS Telecom's performance was based 90% on TDS Telecom financial metrics (with a maximum payout of 195% of target) and 10% on an assessment of TDS Telecom's performance by the Director, Vice Chair and Former President and CEO (in his role as TDS Telecom Chair) with a maximum payout of 160% of target.
The TDS 2024 Executive Officer Bonus Program did not cover the UScellular President and CEO, who is subject to a separate bonus arrangement, as described in the 2024 UScellular 10-K/A.
Summary of Bonus Payments
The following shows information with respect to each NEO that received a bonus for 2024 performance (paid in 2025) from TDS, showing the amount of bonus awarded. The bonus for 2024 performance for Mr. Therivel was paid by UScellular, as described in the 2024 UScellular 10-K/A.
As noted above under "Company Performance," the overall percentage achieved by TDS with respect to company performance for 2024 was determined to be 104.2%. For Mr. Butman, the overall percentage achieved by TDS Telecom with respect to total company performance for 2024 was determined to be 92.8%, which includes TDS Telecom performance results (90% of total performance) and a discretionary performance amount (10% of total performance). Certain amounts below are rounded.

		Formula	LeRoy T. Carlson, Jr.	Vicki L. Villacrez	James W. Butman	Joseph R. Hanley
a	2024 base salary		$1,352,700	$680,000	$741,600	$540,400
b	Target bonus percentage (informal for Mr. Carlson)		100%	70%	90%	50%
c	Target bonus for 2024	a × b	$1,352,700	$476,000	$667,440	$270,200
d	Percentage of 2024 target bonus based on company performance		N/A	80%	80%	80%
e	Target bonus for company performance	c × d	—	$380,800	$533,952	$216,160
f	Calculation of amount reported under "Non-Equity Incentive Plan Compensation" column based on 2024 company performance (1)	e × company performance %	—	$396,794	$495,507	$225,239
g	Percentage of 2024 target bonus based on individual performance (informal for Mr. Carlson)		N/A	20%	20%	20%
h	Target bonus for individual performance	c x g	—	$95,200	$133,488	$54,040
i	Discretionary bonus factor based on individual performance		N/A	140%	120%	140%
j	Calculation of amount of discretionary bonus based on individual performance	h x i	N/A	$133,280	$160,186	$75,656
k	Other bonus (2)		$1,381,100	—	—	—
l	Subtotal of amount reported under "Bonus" column	j + k	$1,381,100	$133,280	$160,186	$75,656
m	Total bonus for 2024 paid in 2025 (sum of amount reported under "Non-Equity Incentive Plan Compensation" column and amount reported under "Bonus" column) (3)	f + l	$1,381,100	$530,000	$655,700	$300,900
n	Total percent of target bonus	m / c	102%	111%	98%	111%
(1)"Company performance" with respect to Mr. Butman is based 90% on the performance of TDS Telecom and 10% on an assessment of TDS Telecom's performance by the TDS President and CEO. "Company performance" with respect to Mr. Hanley and Ms. Villacrez is based on the performance of TDS, which was determined 60% based on the performance of UScellular and 40% based on the performance of TDS Telecom.
(2)Unlike the TDS 2024 Executive Officer Bonus Program, which provides that a specified percentage of an officer's bonus will be determined based on company performance measures (as described above) and that the remaining percentage will be discretionary based on individual performance, the bonus guidelines for the TDS President and CEO (LeRoy T. Carlson, Jr.), do not provide such specificity and provide that the entire amount of the bonus is discretionary. Accordingly, the entire amount of the bonus for LeRoy T. Carlson, Jr. is reported under "Other bonus" above and in the "Bonus" column within the Summary Compensation Table. The bonus for Mr. Carlson reflects the CHRC's subjective judgment of the bonus that he should receive based on company performance, individual performance, and other factors, including total cash compensation of base salary and bonus, as discussed below.
(3)Amounts actually paid to the NEOs are rounded to the nearest $100 and may not tie to the sum of the amounts reflected in the table above due to such rounding.
The individual performance bonus factor for Messrs. Butman and Hanley and Ms. Villacrez was based on the recommendation of the TDS President and CEO based on his subjective judgment of their personal achievements and performance in 2024.
Laurent C. Therivel did not receive a bonus from TDS because his bonus was paid by UScellular, as described in the 2024 UScellular 10-K/A.
Total Cash Compensation
The following shows information relating to total cash compensation in 2024 for the NEOs compensated primarily by TDS:

	LeRoy T. Carlson, Jr.	Vicki L. Villacrez	James W. Butman	Joseph R. Hanley
Base Salary in 2024	$1,352,700	$680,000	$741,600	$540,400
2024 Bonus Paid in 2025	$1,381,100	$530,000	$655,700	$300,900
Total Cash Compensation in 2024	$2,733,800	$1,210,000	$1,397,300	$841,300

The amount reported above as Base Salary represents the base salary paid to each NEO for 2024. The CHRC, based on its analysis and consultation with Compensation Strategies, believes that total target and cash compensation paid to TDS executive officers is in line with TDS' peers and that a greater proportion of the total cash compensation should be paid as salary and less should be paid as bonus compared to peers.
The CHRC bases its decisions on a subjective view of the appropriate cash compensation to be provided to the NEOs considering the following:
•Importance and performance of job responsibilities
•Financial performance of TDS and its subsidiaries
•Years of service with TDS, TDS Telecom and/or UScellular
•Compensation of officers at comparable companies with similar responsibilities
Long-Term Equity Compensation
Long-term equity compensation is intended to compensate executives for their contributions to long-term increases in shareholder value and serve as a retention tool. The CHRC determines long-term equity compensation awards to the NEOs (other than the President and CEO of UScellular whose equity awards are determined by the UScellular Long-Term Incentive Compensation Committee) under the TDS long-term incentive plans, which include restricted stock units, performance share units and bonus match units, as discussed below. Long-term equity is usually granted to all equity recipients at the same time each year on the day before the TDS Annual Meeting, and the proximity of any awards to other significant events is coincidental. TDS may also make grants of equity awards during other times of the year as it deems appropriate. TDS attempts to make long-term equity awards during periods when we do not have material non-public information ("MNPI") that could impact our stock price and we do not time the release of MNPI based on equity grant dates. All restricted stock unit, performance share unit and bonus match unit awards are expensed over the applicable vesting periods.
With respect to long-term compensation, TDS Human Resources prepares an analysis of long-term compensation which is presented to the CHRC who approves the long-term compensation of the NEOs in part considering such information. The CHRC also looks at the mix of salary, bonus and long-term incentive compensation, and obtains additional information from its compensation consultant, Compensation Strategies.
Long-term compensation awards for NEOs are based, in part, on company and individual performance, with the goal of increasing long-term company performance and shareholder value. Restricted stock units and bonus match units generally vest over three years, and performance share unit awards are subject to performance goals with performance periods ranging from one to three years (in the case of performance periods of less than three years, followed by time-based vesting through the third annual anniversary of the grant), to reflect the goal of relating long-term executive compensation to increases in shareholder value over the same period. The President and CEO of TDS may recommend to the CHRC long-term compensation in the form of performance share unit and restricted stock unit grants or otherwise for the executive officers other than himself.

Performance Share Units
The TDS Corporate performance share units granted in 2024 include a total shareholder return metric with a three-year performance period and two performance-based operating targets based on (i) UScellular's 2024 Performance Award Payout Percentage with respect to a one-year performance period, and (ii) TDS Telecom's 2024 Performance Award Payout Percentage with respect to a two-year performance period. Performance for the TDS Telecom financial-based performance share units is measured over a two-year time period using three key performance metrics, as described below. All units subject to the 2024 TDS performance share units remain subject to time-based vesting following certification of performance and will vest on the third annual anniversary of the grant date, if the executive remains employed until such date. The performance period applicable to the TDS Telecom portion of the performance share units was increased from one year to two years for the awards granted in 2024 since a two-year performance period is more aligned with the long-term nature of the incentive plan. The weightings of the UScellular and TDS Telecom portions of the TDS Corporate performance share unit awards were also adjusted in 2024, with the weighting of the UScellular portion decreasing from 56% to 32% and the weighting of the TDS Telecom portion increasing from 24% to 48% to align with the impact of certain transactions on TDS’ business.
Performance against the goals established for each award is measured separately for each year's award. Information relating to prior awards was disclosed in previous proxy statements. The below describes the performance measures that are applicable to the 2024 awards and provides certain additional information regarding such awards. The performance measures established for executives of TDS differed from the performance measures established for executives of TDS Telecom.
With the pay-for-performance program, performance share unit awards are granted with a payout target opportunity in TDS Common Shares. The TDS Telecom performance share unit awards granted in 2024 include payouts that could be increased up to 200% of target or reduced to 0% based on achievement of the applicable performance metrics and the TDS Corporate performance share unit awards granted in 2024 include payouts that could be increased up to 192% of target or reduced to 0% based on achievement of the total shareholder return metric and UScellular's and TDS Telecom's 2024 Performance Award Payout Percentages.
Performance share units accumulate dividend equivalents (in the form of additional performance share units) which are forfeitable if the performance metrics are not achieved. Dividend equivalents are accrued each quarter that TDS pays a dividend for the period between the grant date and the date the award is settled and will only be issued if and when the shares underlying the performance share units are issued.
TDS performance metrics and methodology for 2024 performance share unit awards

		Methodology during Performance Period	Performance Period	Min/Max Payout	Weighting
UScellular’s 2024 Performance Award Payout Percentage	•	As certified by the United States Cellular Corporation Long-Term Incentive Compensation Committee following the Performance Period	One-Year	0% to 175%	32%
TDS Telecom’s 2024 Performance Award Payout Percentage	•	As certified by the Compensation and Human Resources Committee following the Performance Period	Two-Year	0% to 200%	48%
Relative Total Shareholder Return ("TSR")	•	Comparison of TDS to specified peer group from the beginning to the end of the performance period	Three-Year	0% to 200%	20%
	•	Dividends, if any, are deemed to be reinvested in additional shares of the subject company, based on the then-current closing stock price
TDS performance share unit peer group at December 31, 2024

Altice USA, Inc. American Tower Corp. ATN International, Inc. AT&T, Inc. Cable One, Inc. Charter Communications, Inc. Comcast Corp. Consolidated Communications Holdings, Inc.	Crown Castle International Corp. EchoStar Corp. Equinix, Inc. IDT Corp. Iridium Communications, Inc. Lumen Technologies, Inc. SBA Communications Corp.	Shenandoah Telecommunications Co. T-Mobile U.S. Inc. Verizon Communications, Inc. ViaSat Inc. WideOpenWest, Inc.
See "Summary of 2024 Long-Term Equity Grants", and "2024 Grants of Plan-Based Awards Table", below for additional information regarding the TDS performance share unit awards granted to Messrs. Carlson and Hanley and Ms. Villacrez during 2024. These grants were made utilizing the TDS performance structure. Mr. Butman was granted a performance share unit award which utilized the TDS Telecom performance measures. See "TDS Telecom performance metrics and methodology for 2024 performance share unit awards", below. Mr. Therivel did not receive a TDS performance share unit grant because he was employed by UScellular.

Performance on 2022 TDS Performance Share Units Produced a 85% Payout
The performance period for the 2022 TDS performance share units ended on December 31, 2024 and performance attainment was certified by the CHRC on February 21, 2025. The certified attainment was 85%, and the shares have been issued. The certified attainment included a discretionary upward adjustment of 45%, which was approved by the CHRC in recognition of the challenging and competitive industry dynamic in wireless, which led to the undertaking of a strategic review of UScellular, following which UScellular entered into strategic transactions with each of T-Mobile US, Inc., Verizon Communications, Inc., and New Cingular Wireless PCS, LLC (a subsidiary of AT&T Inc.). The table below sets forth the certified attainment with respect to the 2022 TDS performance share units granted to Messrs. Carlson and Hanley and Ms. Villacrez.

Performance Measure(1)	3-Year Targets	3-Year Results	Target (100% Payout)(2)	Payout % Approved	Final Award(3)(4)
Total Revenue	$17.675 B	$15.537 B	105,640	—%	—
Return on Capital	3.3%	1.3%	105,640	—%	—
Relative TSR	50.0%	99.4%	52,820	40.0%	118,816
Discretionary adjustment				45.0%	133,670
Total Performance Share Units			264,100	85.0%	252,486

(1)Total Revenue, Return on Capital and Relative TSR performance measures are weighted 40%, 40% and 20%, respectively.
(2)Target amounts are original units at grant date and exclude accumulated dividend equivalents.
(3)Includes accumulated dividend equivalents. As a result, the product of the target payout and approved payout percentage does not equal the final award amount reflected in the table.
(4)In February 2025, the CHRC determined to exercise discretion to adjust the payout by 45%. Absent this adjustment, payout would have been 40%. The Company incurred a $5.1 million modification expense related to the adjustment for Messrs. Carlson and Hanley and Ms. Villacrez, which will be reflected as additional compensation in the 2025 Summary Compensation Table.

The following summarizes the adjustment on February 21, 2025 of the performance share unit awards granted during 2022 to the following NEOs:

	Target Award	Payout above/(below) Target(1)	Total Award Payout
LeRoy T. Carlson, Jr.	221,802	(9,749)	212,053
Joseph R. Hanley	16,801	(741)	16,060
Vicki L. Villacrez	25,497	(1,124)	24,373
Total	264,100	(11,614)	252,486

(1)Includes accumulated dividend equivalents.
Performance on 2024 TDS Performance Share Units
The performance period for one of the three metrics for the 2024 TDS performance share units ended on December 31, 2024 and performance attainment was certified by the CHRC on March 12, 2025. The certified attainment was 145.9% for the UScellular’s 2024 Performance Award Payout Percentage, which includes an upward adjustment of 24.8% related to excluding a license impairment charge and reducing mid-band deployment versus plan in 2024. The metric based on TDS Telecom’s 2024 Performance Award Payout Percentage and the TSR metric have a two-year and a three-year performance period that will conclude on December 31, 2025 and December 31, 2026, respectively. The CHRC will approve final attainment for the TDS Telecom 2024 Performance Award Payout Percentage and TSR metrics after the performance periods have concluded. All units subject to the 2024 TDS performance share unit awards, including those for which performance already has been certified, remain subject to time-based vesting and will vest on the third annual anniversary of the grant date, if the executive remains employed until such date.
The table below sets forth the certified attainment with respect to the 2024 TDS performance share units granted to Messrs. Carlson and Hanley and Ms. Villacrez.

Performance Measure(1)	1-Year Result	Target (100% Performance Attainment)(2)	Performance Attainment % Approved	Final Award(3)
UScellular’s 2024 Performance Award Payout Percentage	145.9%	78,507	145.9%	115,092
TDS Telecom’s 2024 Performance Award Payout Percentage(4)	(4)	(4)	(4)	(4)
Relative TSR(5)	(5)	(5)	(5)	(5)
Total Performance Share Units		78,507	145.9%	115,092

UScellular's 2024 Performance Measures		1-Year Target	1-Year Results	Performance Attainment % Approved(6)
Return on Capital		2.80%	2.10%	71.0%
Simple Free Cash Flow		$246.8M	$342.1M	74.9%
UScellular's 2024 Performance Award Performance Attainment Percentage				145.9%

(1)UScellular’s 2024 Performance Award Payout Percentage, TDS Telecom's 2024 Performance Award Payout Percentage and the TSR performance measure are weighted 32%, 48% and 20%, respectively.
(2)Target amounts are original units at grant date and exclude accumulated dividend equivalents.
(3)Includes accumulated dividend equivalents. As a result, the product of the target payout and approved payout percentage does not equal the final award amount reflected in the table.
(4)The units applicable to the TDS Telecom 2024 Performance Award Payout Percentage performance measure are excluded from amounts in the above table. The TDS Telecom 2024 Performance Award Payout Percentage performance measure is weighted 48% and has a two-year performance period ending on December 31, 2025.
(5)The units applicable to the TSR performance measure are excluded from amounts in the above table. The TSR performance measure is weighted 20% and has a three-year performance period ending on December 31, 2026.
(6)The overall performance attainment approved by UScellular's LTICC includes an additional attainment of 24.8% for adjustments related to excluding a license impairment charge and reducing mid-band deployment versus plan in 2024 resulting in the 145.9% total weighted performance attainment disclosed in the above table.

The following summarizes the adjustment on March 12, 2025 with respect to the UScellular 2024 Performance Award Payout portion of the performance share unit awards granted during 2024 to the following NEOs:

	Target Award(1)	Performance Attainment above/(below) Target(1)(2)	Award As Adjusted for Performance(1)(2)
LeRoy T. Carlson, Jr.	63,324	29,511	92,835
Vicki L. Villacrez	9,513	4,432	13,945
Joseph R. Hanley	5,670	2,642	8,312
Total	78,507	36,585	115,092

(1)The units applicable to the TDS Telecom 2024 Performance Award Payout Percentage and TSR performance measures are excluded from amounts in the above table. The TDS Telecom 2024 Performance Award Payout Percentage, and TSR, performance measures are weighted 48% and 20%, respectively, and have a two-year and three-year performance period ending on December 31, 2025 and December 31, 2026, respectively.
(2)Includes accumulated dividend equivalents.

TDS Telecom performance share units
Performance for the financial-based performance share units granted to TDS Telecom executives is measured using three key performance metrics specific to TDS Telecom's performance. For the TDS Telecom performance metrics granted in 2024, Broadband Net Additions was added as a performance metric and Return on Capital was removed in order to emphasize the importance of subscriber growth as a leading indicator of performance. In addition, the weighting of the Adjusted EBITDA metric was increased from 30% to 50% and the weighing of the Total Revenue metric was decreased from 50% to 25%, in order to balance the metrics across profitability and growth. Performance for the TDS Telecom performance share units granted in 2024 is measured over two years, rather than over one year like the TDS Telecom performance share units that were granted in 2023. The TDS Telecom 2024 performance share units remain subject to time-based vesting following the expiration of their performance period and will be settled on the third annual anniversary of the grant date, if the executive remains employed until such date. James W. Butman is subject solely to the TDS Telecom performance measures with respect to the performance share unit awards granted in 2024.
With this pay-for-performance program, each of the TDS Telecom participants was granted a performance share unit award with a payout target opportunity in TDS Common shares. Based on the achievement of key metrics, the payout can be reduced to 0% or increased up to 200% of target.
TDS Telecom performance metrics and methodology for 2024 performance share unit awards (January 1, 2024 through December 31, 2025 performance period).

		Methodology during Performance Period	Weighting
Adjusted Earnings Before Interest, Taxes, Depreciation, Amortization and Accretion ("EBITDA")	•	Two-year Adjusted EBITDA in the performance period	50%
Total Revenue	•	Two-year Operating Revenue in the performance period	25%
Broadband Net Additions	•	Two-year Broadband Net Additions in the performance period	25%
	•	Based on consumer and commercial subscribers added in the Expansion, ILEC and Cable markets (excludes CLEC)
See "Summary of 2024 Long-Term Equity Grants", and "2024 Grants of Plan-Based Awards Table", below for additional information regarding the TDS Telecom performance share unit awards granted to Mr. Butman during 2024.
Performance on 2022 TDS Telecom Performance Share Units Produced a 100% Payout
The performance period for the 2022 TDS Telecom performance share units ended on December 31, 2024 and performance attainment was certified by the CHRC on February 21, 2025. The certified attainment was 100%, which included an adjustment to the payout with respect to the Return on Capital metric due to an adjustment for a 2023 loss on goodwill impairment. The table below sets forth the certified attainment with respect to the TDS Telecom performance share units granted to James W. Butman during 2022.

Performance Measure(1)	3-Year Target	3-Year Results	Target (100% Payout)(2)	Payout % Approved	Final Award(3)
Total Revenue	$3,609	$3,109	20,082	—%	—
Adjusted EBITDA	$818	$926	12,049	60.0%	27,100
Return on Capital(1)	(0.1)%	2.0%	8,032	40.0%	18,068
Total Performance Share Units			40,163	100.0%	45,168

(1)Total Revenue, Adjusted EBITDA and Return on Capital performance measures are weighted 50%, 30% and 20%, respectively.
(2)Target amounts are original units at grant date and exclude accumulated dividend equivalents.
(3)Includes accumulated dividend equivalents. As a result, the product of the target payout and approved payout percentage does not equate to the final award amount reflected in the table.
(4)In February 2025, the CHRC determined to adjust the payout with respect to the Return on Capital measure due to an adjustment for a 2023 loss on goodwill impairment. Absent this adjustment, payout with respect to this measure would have been 0%. The Company incurred a $0.7 million modification expense related to the adjustment for Mr. Butman, which will be reflected as additional compensation in the 2025 Summary Compensation Table.

The following summarizes the adjustment on February 17, 2025 of the performance share unit awards granted during 2022 to the following NEO:

	Target Award	Payout above/(below) Target(1)	Total Award Payout(1)
James W. Butman	40,163	5,005	45,168

(1)Includes accumulated dividend equivalents.
Restricted Stock Units
Performance is also a factor in determining the number of shares subject to restricted stock unit awards made to the executive officers. A NEO receives an award of restricted stock units in the current year based in part on the achievement of certain levels of corporate performance in the immediately preceding year and based in part on the achievement of certain levels of individual performance in the immediately preceding year.
Executive officers do not automatically become entitled to restricted stock units as a result of the achievement of any corporate or individual performance levels. Although prior year performance is considered by the CHRC, the award of restricted stock units is entirely discretionary and a NEO has no right to any restricted stock units unless and until they are awarded.
The grant date fair value of restricted stock units is calculated as the product of the number of shares underlying the award and the closing price of the underlying shares on the grant date, reduced by the estimated value of the discounted cash flows of dividends that would normally be received with respect to the underlying shares (because restricted stock units do not receive credit for dividends prior to vesting). The restricted stock units granted in 2024 are earned, vested, and paid on a pro rata basis on the first, second, and third annual anniversaries of the grant date, subject to continued employment.
The total target long-term incentive value is determined by multiplying the officer's salary by a multiple. The multiple is determined considering the officer's job responsibilities and the market compensation data from Willis Towers Watson. See "Benchmarking/Market Compensation Data". The target value is adjusted for performance.
The following summarizes the TDS performance share unit and restricted stock unit grants made by the TDS CHRC on June 11, 2024 to the following NEOs (the amounts below may be rounded).
Summary of 2024 Long-Term Equity Grants

		Formula	LeRoy T. Carlson, Jr.	Vicki L. Villacrez	James W. Butman	Joseph R. Hanley
a	2024 Base Salary		$1,352,700	$680,000	$741,600	$540,400
b	Long-Term Incentive Target Multiple		503.13%	180.60%	282.20%	135.46%
c	Long-Term Incentive Target Value	a × b	$6,805,842	$1,228,107	$2,092,799	$732,008
d	PSUs Granted (1)	(c x %)/$ per unit	197,889	29,727	50,656	17,718
e	RSUs Granted (1)	(c × %)/$ per unit	135,404	30,510	51,993	18,186

(1)The NEOs other than Mr. Carlson were granted a mix of performance share units (50%) and restricted stock units (50%) based on their target value. Mr. Carlson was granted a mix of performance share units (60%) and restricted stock units (40%) based on his target value. For financial reporting purposes, the values used were determined using methodology based on FASB ASC 718. The values calculated in 2024 for NEOs including Mr. Carlson were performed using $20.55 per TDS performance share unit and $20.23 per TDS restricted stock unit, using the closing stock price on June 11, 2024 (in the case of the restricted stock units, reduced by the estimated value of the discounted cash flows of dividends that would normally be received with respect to the underlying shares). The actual number of PSUs and RSUs in the table above may not exactly equal the product of the dollar amounts and percentages described above due to rounding.

Mr. Therivel participated in the UScellular long-term incentive plan, as described in the 2024 UScellular 10-K/A.

Therivel Letter Agreement
Mr. Therivel and UScellular entered into a letter agreement on June 1, 2020, as amended by an addendum dated May 17, 2023 (the “Therivel Letter Agreement”) relating to his appointment and service as President and CEO. Under the Therivel Letter Agreement, on December 1, 2024, Mr. Therivel was paid a cash retention payment of $295,000.
The Therivel Letter Agreement also provides that, in the event of a change in control of UScellular prior to April 1, 2027, the Chair of the Board of Directors of UScellular will recommend that the Board of Directors of UScellular approve the accelerated vesting of one-third of the Initial CEO performance-based equity award granted to Mr. Therivel in connection with his hiring ("Accomplishment Award") and full accelerated vesting of Mr. Therivel’s remaining unvested equity awards. The consummation of certain strategic transactions entered into with each of T-Mobile US, Inc., Verizon Communications, Inc. and New Cingular Wireless PCS, LLC (a subsidiary of AT&T Inc.) in 2024 will constitute a change in control for purposes of the Therivel Letter Agreement, as further described in the 2024 UScellular 10-K/A.
2025 Management Transition
As previously disclosed, Walter C. D. Carlson was appointed President and CEO of TDS and LeRoy T. Carlson, Jr. assumed the role of TDS’ Vice Chair, in each case, effective February 1, 2025. Below is a summary of the compensation that they will receive in connection with these roles.
While serving as TDS President and Chief Executive Officer, Walter C. D. Carlson will be entitled to (i) an annual base salary of $850,000, (ii) eligibility for an annual cash bonus, with a 2025 target bonus opportunity equal to 115% of annual base salary, with the actual bonus amount to be determined by the CHRC in its sole discretion, (iii) eligibility to participate in TDS’ long-term incentive program, with a 2025 long-term incentive target opportunity equal to $3,000,000, subject to the discretion of the CHRC, and anticipated to be delivered 60% in performance share units and 40% in restricted stock units, and subject to the same vesting schedules as TDS’ 2025 annual grants of long-term incentive awards to TDS’ other executive officers, and (iv) participate in TDS benefit plans and programs on the same basis as the other executive officers of TDS.
While serving as Vice Chair of TDS, LeRoy T. Carlson, Jr. will be entitled to (i) an annual base salary of $700,000, (ii) continued eligibility for an annual cash bonus, with a 2025 target bonus opportunity equal to 80% of annual base salary, with the actual bonus amount to be determined by the CHRC in its sole discretion, (iii) continued eligibility to participate in TDS’ long-term incentive program, with a 2025 long-term incentive target opportunity equal to $1,250,000, subject to the discretion of the CHRC, and anticipated to be delivered 60% in performance share units and 40% in restricted stock units, and subject to the same vesting schedules as TDS’ 2025 annual grants of long-term incentive awards to TDS’ other executive officers, and (iv) continued participation in TDS benefit plans and programs on the same basis as the other executive officers of TDS.
Other Benefits and Plans Available to NEOs
The NEOs participate in certain other benefits and plans, as described below.
To attract and retain high quality management, TDS' compensation packages are designed to compete with other companies for talented employees. The CHRC believes that the NEOs must be offered a competitive compensation package, including benefits and plans. Benefits and plans are an important part of the mix of compensation but do not significantly affect decisions relating to other elements of annual or long-term compensation.
Deferred Salary and Bonus under Deferred Compensation Arrangements
Deferred Salary and/or Bonus Arrangements. The NEOs are permitted to defer salary and/or bonus into an interest-bearing arrangement pursuant to deferred compensation agreements or plans. Pursuant to the agreement or plan, the officer's deferred compensation account is credited with interest compounded monthly, computed at a rate equal to one-twelfth of the sum of the average thirty-year Treasury Bond rate for amounts deferred as an employee of TDS or TDS Telecom, or the twenty-year Treasury Bond rate for amounts deferred as an employee of UScellular, plus 1.25 percentage points, until the deferred compensation amount is paid to such person.
Deferred Bonus under Long-Term Incentive Plan ("LTIP"). In addition to being permitted to defer some or all of their bonuses into an interest-bearing arrangement as described immediately above, the NEOs are also permitted to defer some or all of their bonuses pursuant to a LTIP. Deferred bonus is deemed invested in TDS Common Share Units under the TDS LTIP in the case of deferrals attributable to employment with TDS and in UScellular Common Share Units under the UScellular LTIP in the case of deferrals attributable to employment with UScellular. The NEOs who defer bonus into deferred compensation stock units also receive a company match from TDS (or from UScellular, in the case of the President and CEO of UScellular). The match from TDS equals the sum of (i) 25 percent of the deferred bonus which does not exceed one-half of the NEO's gross bonus for the year, and (ii) 33 percent of the deferred bonus which exceeds one-half of the NEO's gross bonus for the year. The deferred bonus and match under the UScellular LTIP are described in the 2024 UScellular 10-K/A.

UScellular LTIP
The UScellular President and CEO does not participate in the TDS LTIP. Instead, the UScellular President and CEO participates in the UScellular LTIP. The Therivel Letter Agreement specifies the terms of his initial equity awards and provides an anticipated minimum value of his annual equity awards. Mr. Therivel received grants of equity awards under the UScellular LTIP in 2024. The UScellular LTIP is described in the 2024 UScellular 10-K/A.
SERP
Each of the NEOs participates in a supplemental executive retirement plan or SERP, which is a non-qualified defined contribution plan. The SERP is not intended to provide substantial benefits other than to replace the benefits which cannot be provided under the TDS Pension Plan as a result of tax law limitations on the amount and types of annual employee compensation which can be taken into account under a tax qualified pension plan or other limitations. The SERP is unfunded. Participants are credited with interest on balances of the SERP. For 2024, the deferred balance was credited with an assumed rate of earnings on all amounts other than the contributions for that year equal to the yield on ten-year BBB rated industrial bonds for the last trading date of the prior year as quoted by Standard & Poor's. The interest rate under the SERP for 2024 was set as of the last trading date of 2023 at 5.2243% per annum, based on the yield on ten-year BBB rated industrial bonds at such time.
A participant is entitled to distribution of his or her entire account balance under the SERP if the participant has a separation from service without cause, after either (a) his or her attainment of age 65; or (b) his or her completion of at least ten years of service. If a participant has a separation from service under circumstances other than those set forth in the preceding sentence, without cause, the participant will be entitled to distribution of 10% of his or her account balance for each year of service up to ten years. Upon a separation from service under circumstances that permit payments under the SERP, the participant will be paid his or her vested account balance in one of the following forms as elected by the participant prior to the first day of the plan year in which the participant commences participation in the SERP: (a) a single lump sum or (b) annual installments over a period of 5, 10, 15, 20, or 25 years. The SERP does not include any provision that would increase benefits or accelerate amounts upon any termination or change in control and, accordingly, no amount attributable to the SERP is included in the Table of Potential Payments upon Termination or Change in Control. Each NEO's SERP balance as of December 31, 2024 is set forth in the "Nonqualified Deferred Compensation" table below.
Perquisites
TDS provides limited perquisites to its officers. In addition, TDS has no formal plan, policy or procedure which entitles executive officers to any perquisites following termination or change in control. However, from time to time, TDS or its affiliates may enter into employment, retirement, severance or similar agreements that may provide for perquisites.
Impact of Accounting and Tax Treatments of Particular Forms of Compensation
The CHRC considers the accounting and tax treatments of particular forms of compensation, primarily to be informed and to confirm that Company personnel understand and recognize the appropriate accounting and tax treatments that will be required with respect to compensation. However, accounting and tax treatments do not significantly impact the CHRC's determinations of the appropriate compensation for TDS executive officers.
Clawback Policy
TDS believes it is prudent to create and maintain a culture that emphasizes integrity and accountability while reinforcing its pay-for-performance compensation philosophy. In August 2023, TDS adopted a policy to require the return, repayment or forfeiture of any erroneously awarded incentive compensation received by any current or former NEO in the event of certain financial restatements, as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act and corresponding New York Stock listing standards.
TDS Policy on Executive Stock Ownership
TDS does not have a formal policy relating to stock ownership by executive officers. However, because the President and CEO of TDS, the Vice Chair of TDS, the President and CEO of TDS Telecom, and the Executive Vice President and Chief Financial Officer of TDS are directors of TDS, they are subject to the stock ownership guidelines applicable to directors. See "Corporate Governance—Stock Ownership Guidelines" and "Security Ownership of Certain Beneficial Owners and Management".

Prohibition of Derivative Trading, Hedging and Pledging of Shares and Insider Trading
TDS' has adopted an Insider Trading and Confidentiality policy that provides that the Board of Directors, officers and selected other persons that are subject to the earnings blackout policy may not, under any circumstances, trade options for, pledge, or sell "short," any securities of TDS or UScellular, and may not enter into any hedging, monetization or margin transactions with respect to any such securities. The policy also governs the purchase, sale, and other dispositions of TDS’ securities by directors, officers, and employees of TDS and is reasonably designed to promote compliance with insider trading laws, rules and regulations, and any applicable listing standards. It is also our policy that the Company will not trade in Company securities in violation of insider trading laws, rules and regulations, and any applicable listing standards. A copy of the policy is filed as Exhibit 19 to TDS’ Form 10-K for the year ended 2024.

Compensation and Human Resources Committee Report
TDS' CHRC oversees TDS' compensation program on behalf of the Board of Directors. The CHRC has reviewed and discussed the Compensation Discussion and Analysis with management and based on the review and discussions, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in TDS' Proxy Statement and the Company's Annual Report on Form 10-K for the year ended 2024.
This Compensation and Human Resources Committee Report is submitted by:

Christopher D. O'Leary, Chair	Kimberly D. Dixon	Wade Oosterman	Dirk S. Woessner

Risks from Compensation Policies and Practices
Based on its assessment in 2024, TDS does not believe that its compensation policies and practices risks are reasonably likely to have a material adverse effect on the Company or its financial statements or that any portion of its compensation policies and practices encourages excessive risk taking. TDS' compensation policies and practices have been developed over time with the assistance of Willis Towers Watson and Compensation Strategies.
TDS believes that its compensation programs do not encourage excessive risk taking for the following reasons:
•Our programs contain a mix of short and long-term compensation.
•Bonuses are not derived from a single component; individual and company performance components discourage risk taking.
•A portion of target long-term incentive compensation is restricted stock units which have value, unlike stock options which might be unexercisable due to stock price.
•Our performance share unit awards utilize multiple and diverse performance metrics to promote progress toward financial goals. Multiple diverse performance metrics discourage risk taking.
•TDS believes there is less risk related to compensation policies and practices for non-executive officers than executive officers.
In general, TDS believes that its risks are similar to those at other publicly traded companies. As a company engaged in wireless, wireline, cable and HMS businesses, TDS also faces risks like other companies of comparable size and industry sector. TDS' HMS business was sold in September 2024. TDS does not have any business units that have significantly different risk profiles (such as a business unit involved in finance, securities, investing, speculation or similar activities), or where compensation expense is a dominant percentage of the business unit's revenues or with a risk and reward structure that varies significantly from the overall risk and reward structure of TDS.

Compensation Tables

2024 Summary Compensation Table

The following table summarizes the compensation earned by the NEOs in 2024, 2023 and 2022. The compensation actually realized by a NEO may be more or less than the amount reported in the below Summary Compensation Table depending on the performance of the TDS, and in the case of Mr. Therivel, the UScellular, stock price and other factors.

Name and Principal Position	Year	Salary	Bonus (a)	Stock Awards (b)	Option Awards (c)	Non-Equity Incentive Plan Compensation (d)	Change in Pension Value and Non-qualified Deferred Compensation Earnings (e)	All Other Compensation (f)	Total
LeRoy T. Carlson, Jr. (1)(2)(3)
Vice Chair and Former President and CEO of TDS	2024	$1,352,700	$1,381,100	$6,845,985	—	—	—	$31,710	$9,611,495
	2023	$1,352,700	$635,800	$7,654,987	—	—	$5,932	$28,097	$9,677,516
	2022	$1,352,700	$1,046,500	$6,503,975	—	—	$4,204	$22,361	$8,929,740
Vicki L. Villacrez (2)(3)
Executive Vice President and Chief Financial Officer of TDS	2024	$680,000	$133,280	$1,244,710	—	$396,794	—	$92,043	$2,546,827
	2023	$585,100	$114,867	$936,336	—	$264,278	$2,403	$87,208	$1,990,192
	2022	$462,600	$73,900	$883,209	—	$198,150	$1,581	$77,759	$1,697,199
Laurent C. Therivel (2)(3)
President and CEO of UScellular	2024	$901,866	$658,629	$5,210,668	—	$785,874	—	$99,911	$7,656,948
	2023	$866,882	$1,226,030	$8,028,781	—	$644,670	$339	$93,407	$10,860,109
	2022	$824,887	$750,867	$4,699,725	—	$545,333	$29	$88,045	$6,908,886
James W. Butman (2)(3)
President and CEO of TDS Telecom	2024	$741,600	$160,186	$2,192,723	—	$495,507	$13,573	$125,546	$3,729,135
	2023	$720,000	$255,830	$1,800,351	—	$458,784	$17,519	$91,943	$3,344,427
	2022	$685,700	$170,330	$1,391,256	—	$559,860	$26,619	$85,842	$2,919,607
Joseph R. Hanley (3)
Senior Vice President, Strategy and Corporate Development of TDS	2024	$540,400	$75,656	$732,062	—	$225,239	—	$95,001	$1,668,358
	2023	$522,100	$76,874	$675,487	—	$176,867	$2,098	$89,245	$1,542,671
	2022	$502,000	$60,090	$581,994	—	$156,680	$1,390	$74,125	$1,376,279

Explanation of Columns:
(a)Amounts reported in this column represent the discretionary portion of annual bonuses paid with respect to 2024. See the discussion under "Bonus" in the above Compensation Discussion and Analysis and in Note (3) below to the above Summary Compensation Table. For 2024 bonuses paid in 2025, LeRoy T. Carlson, Jr. deferred 12% into TDS deferred compensation stock units.
(b)In accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation (“FASB ASC 718”), this represents the aggregate grant date fair value. Assumptions made in the valuation of the stock awards in this column are described in TDS' financial statements included in the accompanying Annual Report to Shareholders for the year ended December 31, 2024. In addition, amounts reflected in this column for 2024 include modification charges incurred in connection with the adjustments approved in February 2024 by TDS' CHRC to the 2021 TDS Telecom performance share units with respect to the TDS Telecom Return on Capital metric due to an adjustment for a 2023 loss on goodwill impairment, an adjustment to depreciation for lower fiber capital expenditures and changes in the estimated useful life of depreciable assets, and in the case of Mr. Therivel, the UScellular 2021 performance share units with respect to a 15% discretionary increase to the award's final payout that UScellular's LTICC approved in February 2024. The amounts reflected for Ms. Villacrez. Mr. Therivel and Mr. Butman for 2024 includes aggregate modification charges of $16,511, $388,667 and $99,768, respectively.
The table below provides both the grant date fair value at target and at maximum for the 2024 performance share unit awards using TDS' June 11, 2024 grant date closing price of $20.55 for Messrs. Carlson, Butman, and Hanley and Ms. Villacrez, and UScellular's March 4, 2024 grant date closing price of $34.71 for Mr. Therivel.

	LeRoy T. Carlson, Jr.	Vicki L. Villacrez	Laurent C. Therivel	James W. Butman	Joseph R. Hanley
Grant Date Value (100%)	$4,066,619	$610,890	$2,386,313	$1,040,981	$364,105
Maximum Value *	$7,807,908	$1,172,909	$4,176,047	$2,081,962	$699,081

* The performance share unit awards granted to Messrs. Carlson and Hanley, and Ms. Villacrez have a maximum value of 192% of target, the performance share unit awards granted to Mr. Therivel have a maximum value of 175% of target, and the performance share unit awards granted to Mr. Butman have a maximum value of 200% of target.
(c)    In accordance with FASB ASC 718, represents the aggregate grant date fair value. Assumptions made in the valuation of the option awards in this column are described in Note 19—Stock-Based Compensation, in TDS' financial statements included in the accompanying Annual Report to Shareholders for the year ended December 31, 2024.
(d)Represents the portion of the bonus that represents non-equity incentive plan compensation pursuant to SEC rules. See the discussion under "Bonus" in the above Compensation Discussion and Analysis and in Note (3) below to the above Summary Compensation Table.
(e)Includes the portion of interest that exceeded 120% of the amount calculated utilizing the applicable federal rate (AFR) at the time the interest rate was set, if any. Each of the NEOs currently participates, formerly participated or will participate following satisfaction of minimum service requirements in a supplemental executive retirement plan or SERP. In addition, column (e) includes interest on deferred salary or bonus that exceeded 120% of the amount calculated utilizing the AFR, if any, as indicated in the below table.

	LeRoy T. Carlson, Jr.	Vicki L. Villacrez	Laurent C. Therivel	James W. Butman	Joseph R. Hanley
SERP	—	—	—	—	—
TDS Deferred Salary and Bonus	—	—	—	$13,573	—
Total Excess Earnings	—	—	—	$13,573	—

(f)Does not include any discount amount under the TDS dividend reinvestment plans because such discounts are available generally to all security holders of TDS.
Does not include perquisites and other personal benefits, or property, unless the aggregate amount of such compensation is $10,000 or more. Perquisites do not include expenditures that are used exclusively for business purposes.

	LeRoy T. Carlson, Jr.	Vicki L. Villacrez	Laurent C. Therivel	James W. Butman	Joseph R. Hanley
Perquisites (if $10,000 or more):
Corporate automobile allowance and related expenses	$13,785	$8,516	$14,238	$13,289	$11,898
Other (club dues, personal travel, executive physicals and fitness reimbursements)	$4,815	$3,195	$3,563	$23,467	$5,764
President's Award	—	—	—	$6,680	—
Total Perquisites if $10,000 or more	$18,600	$11,711	$17,801	$43,436	$17,662
Contributions to Benefit Plans
TDSP	$13,110	$11,332	$13,110	$13,110	$13,110
TDS Pension Plan	—	$44,862	$15,642	—	$30,279
SERP	—	$24,138	$53,358	$69,000	$33,950
Total, including perquisites if $10,000 or more	$31,710	$92,043	$99,911	$125,546	$95,001

Perquisites are valued based on the incremental cost to TDS or UScellular, as applicable. No amount is reported if the executive officer reimburses the cost to TDS or UScellular, as applicable.
For healthcare privacy reasons, the same executive physical expense has been allocated to each NEO, which reflects the maximum reimbursed under the plan to any NEO in 2024. The amount reflected in the table above for Mr. Butman's President's Award represents the aggregate incremental cost of travel and lodging expenses incurred in connection with an employee recognition award received by Mr. Butman.
TDS and UScellular purchase tickets to various sporting, civic, cultural, charity and entertainment events. They use these tickets for business development, partnership building, charitable donations and community involvement. If not used for business purposes, they may make these tickets available to employees, including the NEOs, as a form of recognition and reward for their efforts. Because such tickets have already been purchased, we do not believe that there is any aggregate incremental cost to TDS or UScellular if a named executive officer uses a ticket for personal purposes.
TDS and its participating subsidiaries make annual employer contributions to the TDS Tax-Deferred Savings Plan ("TDSP") and TDS Pension Plan for each eligible participant.
The SERP is a non-qualified defined contribution plan that is available only to board-approved officers.

Footnotes:
(1)LeRoy T. Carlson, Jr., is included as TDS' principal executive officer during 2024. He is also Chair of UScellular. Although Mr. Carlson, Chair of UScellular, was an officer of UScellular in 2024 while employed by TDS, he was compensated by TDS in connection with services for TDS and TDS subsidiaries, including UScellular. A portion of his compensation expense incurred by TDS is allocated to UScellular by TDS, along with the allocation of other compensation expense and other expenses of TDS. This allocation by TDS to UScellular is done in the form of a single management fee pursuant to an Intercompany Agreement between TDS and UScellular. There is no identification or quantification of such compensation expense to UScellular, or of any other allocated expense in this management fee. The management fee is recorded as a single expense by UScellular, UScellular does not obtain details of the components that make up this fee and UScellular does not segregate this fee or allocate any part of the management fee to other accounts such as compensation expense. Accordingly, all of such compensation expense incurred by TDS is reported in the above table by TDS and is not reported by UScellular. UScellular discloses the amount of the management fee that it pays to TDS along with a description of the Intercompany Agreement in the 2024 UScellular 10-K/A.
(2)LeRoy T. Carlson, Jr., Laurent C. Therivel, James W. Butman and Vicki L. Villacrez are also executive officers and/or directors of UScellular.
(3)The following summarizes the bonus amounts in the Summary Compensation Table for the named executive officers that were paid a bonus for 2024 performance, including the retention award paid to Mr. Therivel in December 2024. The bonus amounts other than such retention award were paid in 2025.

	LeRoy T. Carlson, Jr.	Vicki L. Villacrez	Laurent C. Therivel	James W. Butman	Joseph R. Hanley
Total Bonus paid for 2024 Performance	$1,381,100	$530,100	$1,149,500	$655,700	$300,900
Less amount reported as Non-Equity Incentive Plan Compensation	—	$396,794	$785,874	$495,507	$225,239
Plus amount of retention bonus paid to Mr. Therivel	—	—	$295,000	—	—
Amount reported as Bonus for 2024	$1,381,100	$133,280	$658,629	$160,186	$75,656
Unlike the bonus program for certain other executive officers, which provides that a specified percentage of an officer's bonus will be determined based on company performance and on individual performance, the bonus guidelines for the President and CEO of TDS (LeRoy T. Carlson, Jr.), do not provide such specificity and provide that the entire amount of the bonus is discretionary. Accordingly, the entire amount of the bonus for LeRoy T. Carlson, Jr. is reported under the "Bonus" column of the Summary Compensation Table.

2024 Grants of Plan-Based Awards Table

The following table shows, as to the executive officers who are named in the Summary Compensation Table, certain information regarding plan-based awards in 2024.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units	Grant Date Fair Value of Stock and Option Awards
Name	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum
					#	#	#
					(a)	(b)	(c)
LeRoy T. Carlson, Jr.
Awards in TDS Common Shares
TDS Restricted Stock Units (1)	6/11/24							135,404	$2,739,629
TDS Deferred Compensation Stock Match Units for 2023 Bonus Paid in 2024 (2)	3/8/24							2,495	$39,737
TDS Performance Share Units	6/11/24				19,789	197,889	340,369		$4,066,619
Vicki L. Villacrez
Non-Equity Incentive Plan Awards (5)		$15,232	$380,800	$742,560
Awards in TDS Common Shares
TDS Restricted Stock Units (1)	6/11/24							30,510	$617,309
TDS Performance Share Units	6/11/24				2,973	29,727	51,131		$610,890
Modification of 2021 Performance Share Units (6)	2/19/24								$16,511
Laurent C. Therivel
Non-Equity Incentive Plan Awards (5)		$24,341	$695,464	$1,283,131
Awards in USM Common Shares
USM Restricted Stock Units (3)	3/4/24							68,751	$2,386,347
USM Deferred Compensation Stock Match Units for 2023 Bonus Paid in 2024 (2)	3/8/24							1,395	$49,341
USM Performance Share Units (4)	3/4/24				34,375	68,750	120,313		$2,386,313
Modification of 2021 USM Performance Share Units (7)	2/14/24								$388,667
James W. Butman
Non-Equity Incentive Plan Awards (5)		$53,395	$533,952	$1,022,518
Awards in TDS Common Shares
TDS Restricted Stock Units (1)	6/11/24							51,993	$1,051,974
TDS Performance Share Units	6/11/24				5,066	50,656	101,312		$1,040,981
Modification of 2021 Performance Share Units (6)	2/19/24								$99,768
Joseph R. Hanley
Non-Equity Incentive Plan Awards (5)		$8,646	$216,160	$421,512
Awards in TDS Common Shares
TDS Restricted Stock Units (1)	6/11/24							18,186	$367,957
TDS Performance Share Units	6/11/24				1,772	17,718	30,475		$364,105

Explanation of Columns:
(a)-(c)The amounts shown under these columns reflect the number of TDS Common Shares that may be earned by each TDS NEO as a result of the performance share units granted to such officer under the award. The actual number of TDS Common Shares to be delivered to Messrs. Carlson and Hanley and Ms. Villacrez as a result of these performance share units will be determined by two performance-based operating targets based on UScellular's and Telecom's 2024 Performance Award Payout Percentages and a total shareholder return metric that will be measured over a three-year performance period running January 1, 2024 to December 31, 2026. In the case of Mr. Butman, the actual number of TDS Common Shares to be delivered as a result of the performance share units will be determined by the performance of TDS Telecom during a two-year performance period running January 1, 2024 through December 31, 2025, as measured against three performance criteria selected by the CHRC. To the extent earned, the 2024 performance share units will vest on June 11, 2027, subject to the NEO's continuous employment through such date. See footnote (4) to this table for information on the performance share units granted to Laurent C. Therivel. The TDS performance share units accumulate dividends (in the form of additional performance share units) which are forfeited if the performance metrics are not achieved.

Footnotes:
(1)These amounts represent TDS restricted stock units, one-third of which will become vested on each of the first, second and third annual anniversaries of the grant date, subject to the NEO's continuous employment through such date. Dividends are not earned with respect to TDS shares underlying restricted stock units until the award becomes vested and the shares are issued.
(2)Represents the number of deferred compensation stock units in TDS Common Shares awarded to such officer with respect to the company match related to deferred bonus compensation, except that with respect to Laurent C. Therivel, represents the number of deferred compensation stock units in UScellular Common Shares. Dividends are not earned on TDS shares underlying deferred compensation stock match units until such units become vested. UScellular does not currently pay any regular dividends. The aggregate grant date fair value computed in accordance with FASB ASC 718 of the company match stock units is reported in the Summary Compensation Table under the "Stock Awards" column. See the "2024 Nonqualified Deferred Compensation" table below for information regarding deferred compensation stock units and dividend equivalents.
(3)This amount represents the number of USM Common Shares underlying UScellular restricted stock units, one-third of which will become vested on each of the first, second and third annual anniversaries of the grant date, subject to Mr. Therivel's continuous employment through such date.
(4)These amounts reflect the number of USM Common Shares that may be earned by Laurent C. Therivel as a result of the UScellular performance share units granted to Mr. Therivel under the award. The actual number of USM Common Shares to be delivered to Mr. Therivel as the result of these performance share units will be determined by the performance of UScellular during the one-year performance period running January 1, 2024 through December 31, 2024, as measured against two performance criteria selected by the UScellular Long-Term Incentive Compensation Committee. To the extent earned, the 2024 performance share units will vest on March 4, 2027, subject to Mr. Therivel's continuous employment through such date.
(5)Represents amounts payable based on company performance under the TDS Executive Officer Bonus Program or UScellular Annual Incentive Plan in the case of Mr. Therivel.
(6)The amount in this row represents the incremental fair value attributable to the modification of the 2021 performance share units held by the NEO in February 2024.
(7)The amount in this row represents the incremental fair value attributable to the modification of the 2021 UScellular performance share units held by Mr. Therivel in 2024.

2024 Outstanding Equity Awards at Fiscal Year End
The following table shows, as to the executive officers who are named in the Summary Compensation Table, certain information regarding outstanding equity awards at year end.

	Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options: (#) Exercisable	Number of Securities Underlying Unexercised Options: (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (a)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (b)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
LeRoy T. Carlson, Jr.
Options:
2021 TDS Options	5/19/21	104,390		$25.36	5/19/31
2020 TDS Options	5/21/20	77,100		$19.15	5/21/30
2019 TDS Options	5/22/19	33,624		$30.72	5/22/29
2018 TDS Options	5/23/18	18,320		$25.70	5/23/28
2017 TDS Options	5/24/17	39,700		$27.79	5/24/27
2016 TDS Options	8/15/16	53,800		$29.45	8/15/26
2015 TDS Options	5/11/15	236,100		$29.26	5/11/25
Restricted Stock Unit Awards and Bonus Match Units:
2024 TDS RSUs (1)	6/11/24					135,404	$4,618,630
2023 TDS RSUs (1)	5/17/23					326,292	$11,129,820
2022 TDS RSUs (1)	5/19/22					165,214	$5,635,450
TDS Bonus Match Units not vested (4)						1,671	$57,009
Performance Share Units:
2024 TDS PSUs (5)	6/11/24					92,835	$3,166,602	135,214	$4,612,150
2023 TDS PSUs (6)	5/17/23					481,555	$16,425,841	114,082	$3,891,337
2022 TDS PSUs (7)	5/19/22					212,053	$7,233,128
Total		563,034	—			1,415,024	$48,266,480	249,296	$8,503,487
Vicki L. Villacrez
Options:
2021 TDS Options	5/19/21	4,386		$25.36	5/19/31
2020 TDS Options	5/21/20	6,625		$19.15	5/21/30
2019 TDS Options	5/22/19	3,061		$30.72	5/22/29
2018 TDS Options	5/23/18	17,305		$25.70	5/23/28
2017 TDS Options	5/24/17	14,256		$27.79	5/24/27
2016 TDS Options	8/15/16	13,512		$29.45	8/15/26
2015 TDS Options	5/11/15	11,403		$29.26	5/11/25
Restricted Stock Unit Awards:
2024 TDS RSUs (1)	6/11/24					30,510	$1,040,696
2023 TDS RSUs (1)	5/17/23					59,666	$2,035,207
2022 TDS RSUs (1)	5/18/22					28,883	$985,199
Performance Share Units:
2024 TDS PSUs (5)	6/11/24					13,945	$475,664	20,311	$692,808
2023 TDS PSUs (6)	5/17/23					58,703	$2,002,359	13,906	$474,334
2022 TDS PSUs (7)	5/18/22					24,373	$831,363
Total		70,548	—			216,080	$7,370,488	34,217	$1,167,142

	Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options: (#) Exercisable	Number of Securities Underlying Unexercised Options: (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (a)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (b)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Laurent C. Therivel
Restricted Stock Unit Awards and Bonus Match Units:
2024 USM RSUs (2)	3/4/24					68,751	$4,312,063
2023 USM RSUs (2)	4/3/23					76,380	$4,790,554
2022 USM RSUs (2)	4/4/22					73,248	$4,594,115
2020 USM RSUs (3)	7/1/20					72,510	$4,547,827
USM Bonus Match Units not vested (4)						1,612	$101,105
Performance Share Units:
2024 USM PSUs (2)	3/4/24					100,307	$6,291,255
2023 USM PSUs (2)	4/3/23					136,338	$8,551,119
2022 USM PSUs (2)	4/4/22					66,656	$4,180,664
2020 USM PSUs (8)	7/1/20							145,021	$9,095,717
Total USM		—	—			595,802	$37,368,702	145,021	$9,095,717
James W. Butman
Options:
2021 TDS Options	5/19/21	26,470		$25.36	5/19/31
2020 TDS Options	5/21/20	40,962		$19.15	5/21/30
2019 TDS Options	5/22/19	17,259		$30.72	5/22/29
2018 TDS Options	5/23/18	73,723		$25.70	5/23/28
2017 TDS Options	5/24/17	60,835		$27.79	5/24/27
2016 TDS Options	8/15/16	54,100		$29.45	8/15/26
Restricted Stock Unit Awards:
2024 TDS RSUs (1)	6/11/24					51,993	$1,773,481
2023 TDS RSUs (1)	5/17/23					114,724	$3,913,236
2022 TDS RSUs (1)	5/18/22					45,498	$1,551,937
Performance Share Units:
2024 TDS PSUs (5)	6/11/24							50,899	$1,736,165
2023 TDS PSUs (6)	5/17/23					99,070	$3,379,278
2022 TDS PSUs (7)	5/18/22					45,168	$1,540,680
Total		273,349	—			356,453	$12,158,612	50,899	$1,736,165

Joseph R. Hanley
Options:
2021 TDS Options	5/19/21	7,748		$25.36	5/19/31
2020 TDS Options	5/21/20	12,423		$19.15	5/21/30
2019 TDS Options	5/22/19	7,145		$30.72	5/22/29
2018 TDS Options	5/23/18	7,540		$25.70	5/23/28
2017 TDS Options	5/24/17	7,201		$27.79	5/24/27
2016 TDS Options	8/15/16	7,256		$29.45	8/15/26
2015 TDS Options	5/11/15	26,902		$29.26	5/11/25
Restricted Stock Unit Awards:
2024 TDS RSUs (1)	6/11/24					18,186	$620,324
2023 TDS RSUs (1)	5/17/23					39,932	$1,362,081
2022 TDS RSUs (1)	5/18/22					19,033	$649,216
Performance Share Units:
2024 TDS PSUs (5)	6/11/24					8,312	$283,522	12,105	$412,902
2023 TDS PSUs (6)	5/17/23					39,284	$1,339,977	9,307	$317,462
2022 TDS PSUs (7)	5/18/22					16,060	$547,807
Total		76,215	—			140,807	$4,802,927	21,412	$730,364

Explanation of Columns:
(a)With respect to TDS awards, represents the market value of TDS Common Shares underlying stock awards that had not vested as of December 31, 2024 or $34.11 per share. With respect to UScellular awards, represents the market value of USM Common Shares underlying stock awards that had not vested as of December 31, 2024 or $62.72 per share.
(b)The number of shares included in column (b) above is the target number of shares increased, in accordance with award terms, by dividend equivalents assuming the reinvestment of dividends on such awards. Such dividend equivalents will become vested only if the underlying performance share units become vested.
Footnotes:
(1)The 2022 TDS restricted stock units will vest on the third anniversary of the grant date. The 2023 and 2024 TDS restricted stock units will vest one-third on each of the first, second and third annual anniversaries of the grant date.
(2)The 2022 UScellular restricted stock units, and 2022, 2023 and 2024 UScellular performance share units, will vest on the third anniversary of the grant date. The 2023 and 2024 UScellular restricted stock units will vest one-third on each of the first, second and third annual anniversaries of the grant date. The number of shares included in the above table for the 2022, 2023 and 2024 UScellular performance share units is the actual number of shares earned for such awards over the applicable performance period (ending December 31, 2024 in the case of the 2022 and 2024 performance share units and ending December 31, 2023 in the case of the 2023 performance share units).
(3)The restricted stock units granted to Mr. Therivel in connection with his employment commencement become vested on July 1, 2026.
(4)Represents deferred compensation stock match units awarded to such NEO with respect to deferred bonus compensation. See "2024 Nonqualified Deferred Compensation Table" below. Represents the number of TDS Common Shares (or USM Common Shares if indicated) underlying deferred compensation stock match units that have not vested. Generally, one-third of the deferred compensation stock match units become vested on each of the first three anniversaries of the last day of the year for which the applicable bonus is payable, provided that such officer is an employee of TDS or an affiliate on such date. Accordingly, with respect to Mr. Carlson, share units are scheduled to vest on each December 31, 2025 (823) and December 31, 2026 (848), and with respect to Mr. Therivel, share units are scheduled to vest on each December 31, 2025 (1,147) and December 31, 2026 (465). Upon separation from the Company, any company match is fully vested for employees who are retirement eligible under the TDS Pension Plan. As of December 31, 2024, Mr. Carlson was retirement eligible, and Mr. Therivel was not retirement eligible, under the terms of the TDS Pension Plan.
(5)Such TDS performance share units will cliff vest 3 years from the grant date subject to the achievement of threshold performance measures and continued employment through the vesting date. In the case of Messrs. Carlson and Hanley and Ms. Villacrez, performance is determined by UScellular's 2024 Performance Award Payout Percentage over a one-year performance period running January 1, 2024 to December 31, 2024, TDS Telecom's 2024 Performance Award Payout Percentage over a two-year performance period running January 1, 2024 to December 31, 2025 and Relative Total Shareholder Return compared to a defined peer group over a three-year performance period running January 1, 2024 to December 31, 2026. In the case of Mr. Butman, performance is measured over a two-year period running from January 1, 2024 to December 31, 2025 relating to TDS Telecom Total Revenue, Broadband Net Additions and Adjusted EBITDA. The number of shares included in this row are the target number of shares if included under column (b), and otherwise are the final approved number of shares, increased, in accordance with award terms, by dividend equivalents assuming the reinvestment of dividends on such awards. Such dividend equivalents will become vested only if the underlying performance share units become vested.
(6)TDS performance share units will cliff vest 3 years from the grant date subject to the achievement of threshold performance measures and continued employment through the vesting date. In the case of Messrs. Carlson and Hanley and Ms. Villacrez, performance is determined by UScellular's 2023 Performance Award Payout Percentage over a one-year performance period running January 1, 2023 to December 31, 2023, Telecom's 2023 Performance Award Payout Percentage over a one-year performance period running January 1, 2023 to December 31, 2023 and Relative Total Shareholder Return compared to a defined peer group over a three-year performance period running January 1, 2023 to December 31, 2025. In the case of Mr. Butman, performance was measured over a one-year period running January 1, 2023 to December 31, 2023 relating to TDS Telecom Total Revenue, Return on Capital and Adjusted EBITDA. The number of shares included in this row are the target number of shares if included under column (b), and otherwise are the final approved number of shares, increased, in accordance with award terms, by dividend equivalents assuming the reinvestment of dividends on such awards. Such dividend equivalents will become vested only if the underlying performance share units become vested.
(7)Represents 2022 TDS performance share unit awards. The three-year performance period ended December 31, 2024 and on February 21, 2025, the CHRC certified a 85% payout for Messrs. Carlson and Hanley's and Ms. Villacrez's performance share units (based on TDS performance) and a 100% payout for Mr. Butman's TDS performance share units (based on TDS Telecom performance).
(8)These performance share units represent a performance-based equity award granted to Laurent C. Therivel on July 1, 2020 (the "Accomplishment Award") in connection with his employment commencement. The award has a variable vesting period which could range from 2.5 to 6.5 years dependent on attainment of performance conditions. The Accomplishment Award vests if during any two calendar-year period commencing no earlier than January 1, 2021 and ending no later than December 31, 2026, UScellular achieves both of the following performance conditions: (1) an average total revenue growth rate that exceeds the average total revenue growth rate of the wireless industry; and (2) an average annual return on capital that exceeds six percent. Both performance conditions must be satisfied during the same two calendar-year period and the Accomplishment Award is binary - the award does not vest if both performance conditions are not satisfied.

2024 Option Exercises and Stock Vested

The following table shows, as to the executive officers who are named in the Summary Compensation Table, certain information regarding option exercises and stock vested in 2024.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting
LeRoy T. Carlson, Jr.
TDS Stock Awards Vested (Date of Vesting):
2023 Restricted Stock Units (5/17/24)			163,146	$3,393,437
2021 Restricted Stock Units (5/19/24)			136,827	$2,846,002
2021 Performance Share Units (2/19/24)			53,946	$757,402
TDS Bonus Match Units (12/31/24) (1)(2)			2,290	$78,105
Total TDS	—	—	356,209	$7,074,946
Vicki L. Villacrez
TDS Stock Awards Vested (Date of Vesting):
2023 Restricted Stock Units (5/17/24)			29,833	$620,526
2021 Restricted Stock Units (5/19/24)			5,462	$113,610
2021 Performance Share Units (2/19/24)			5,099	$71,590
Total TDS	—	—	40,394	$805,726
Laurent C. Therivel
USM Stock Awards Vested (Date of Vesting):
2023 Restricted Stock Units (4/3/24)			38,190	$1,407,302
2021 Restricted Stock Units (4/5/24)			61,141	$2,170,506
2021 Performance Share Units (4/5/24)			55,027	$1,953,459
USM Bonus Match Units (12/31/24) (1)(2)			2,244	$140,744
Total USM	—	—	156,602	$5,672,011
James W. Butman
TDS Stock Awards Vested (Date of Vesting):
2023 Restricted Stock Units (5/17/24)			57,362	$1,193,130
2021 Restricted Stock Units (5/19/24)			32,961	$685,589
2021 Performance Share Units (2/19/24)			30,810	$432,572
Total TDS	—	—	121,133	$2,311,291
Joseph R. Hanley
TDS Stock Awards Vested (Date of Vesting):
2023 Restricted Stock Units (5/17/24)			19,966	$415,293
2021 Restricted Stock Units (5/19/24)			9,249	$192,379
2021 Performance Share Units (2/19/24)			3,660	$51,386
Total TDS	—	—	32,875	$659,058
Footnotes:
(1)Pursuant to the TDS LTIP (or the UScellular LTIP in the case of deferred compensation stock units granted under that plan), the company-match deferred compensation stock units relating to deferred bonus generally vest one-third on each of the first three anniversaries of the last day of the year for which the applicable bonus is payable, provided that the award recipient is an employee of TDS or an affiliate on such date. The stock price used to calculate the value realized on vesting was the closing price of TDS Common Shares of $34.11 (or the closing price of USM Common Shares of $62.72 for USM deferred compensation stock units) on December 31, 2024, the last trading day of 2024. See "2024 Nonqualified Deferred Compensation Table" below. Any unvested company match units become fully vested upon separation from the Company for employees who are retirement eligible at the time of their separation. Mr. Carlson qualifies as retirement eligible under the TDS deferred compensation stock match program. As of December 31, 2024, Mr. Therivel was not retirement eligible under the UScellular deferred compensation stock match program.
(2)Amounts reported with respect to vested TDS deferred compensation stock units include the value of any credited dividend equivalents. UScellular does not currently pay regular dividends.

Pension Benefits
TDS and UScellular executive officers are covered by the TDSP and the Pension Plan, each of which is a tax-qualified defined contribution plan, and the SERP, which is a non-qualified defined contribution plan. The named executive officers only participate in tax-qualified defined contribution plans and a non-qualified defined contribution plan. Accordingly, the Pension Benefits table required to be provided by SEC rules is not applicable.
The following table shows, as to the executive officers who are named in the Summary Compensation Table, certain information regarding nonqualified deferred compensation.

2024 Nonqualified Deferred Compensation
Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
LeRoy T. Carlson, Jr.
SERP (1)
Company Contribution
Total Interest			$52,800
Balance at year end					$1,043,874
Bonus Deferral and Company Match into TDS Phantom Shares (3)
Deferral of 2023 bonus paid in 2024 - 9,978 TDS Shares	$158,950
Company Match for 2023 bonus paid in 2024 - 2,495 TDS Shares		$39,737
Dividend Equivalents of 565 TDS Shares			$19,272
Changes in value in 2024			$1,060,917
Distribution of 18,313 TDS Shares in 2024				$(333,482)
Accumulated Balance at Year End:
64,459 vested TDS Shares					$2,198,696
1,671 unvested TDS Shares					$56,998
Aggregate Total (4)	$158,950	$39,737	$1,132,989	$(333,482)	$3,299,568
Vicki L. Villacrez
SERP (1)
Company Contribution		$24,138
Total Interest			$22,768
Balance at year end					$474,265
Aggregate Total (4)	—	$24,138	$22,768	—	$474,265
Laurent C. Therivel
SERP (1)
Company Contribution		$53,358
Total Interest			$5,734
Balance at year end					$166,719
Bonus Deferral and Company Match into UScellular Phantom Shares (3)
Deferral of 2023 bonus paid in 2024 - 4,181 USM Shares	$147,882
Company Match for 2023 bonus paid in 2024 - 1,395 USM Shares		$49,341
Changes in value in 2024			$604,548
Distribution of 5,114 USM Shares in 2024				$(212,436)
Accumulated Balance at Year End:
21,124 USM Vested Shares					$1,324,897
5,793 USM Unvested Shares					$363,337
Aggregate Total (4)	$147,882	$102,699	$610,282	$(212,436)	$1,854,953

2024 Nonqualified Deferred Compensation
Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
James W. Butman
SERP (1)
Company Contribution		$69,000
Total Interest			$37,352
Balance at year end					$807,490
Compensation deferred to Interest Account in prior year (2)
Total Interest			$160,331
Balance at year end					$2,909,099
Aggregate Total (4)	—	$69,000	$197,683	—	$3,716,589
Joseph R. Hanley
SERP (1)
Company Contribution		$33,950
Total Interest			$20,237
Balance at year end					$434,046
Aggregate Total (4)	—	$33,950	$20,237	—	$434,046

Footnotes:
(1)Each of the NEOs participate or formerly participated or will participate following satisfaction of minimum service requirements in the SERP. Mr. Carlson did not receive a SERP contribution with respect to 2024 because, based on the terms of the TDS Pension Plan and SERP, he is deemed to be fully funded and thus no longer eligible for ongoing contributions to such plans. Under the SERP, the deferred balance was credited in 2024 with an assumed rate of earnings on all amounts other than the contributions for 2024 equal to the yield on ten year BBB rated industrial bonds for the last trading date of 2023 as quoted by Standard & Poor's. The interest rate under the SERP for 2024 was set as of the last trading date of 2023 at 5.2243% per annum, based on the yield on ten-year BBB rated industrial bonds at such time.
(2)Represents deferred salary and/or bonus accounts pursuant to interest-bearing deferred compensation agreements. Pursuant to the agreements, the deferred accounts are credited with interest compounded monthly, computed at a rate equal to one-twelfth of the sum of the average thirty-year Treasury Bond rate for salary or bonus deferred as an employee of TDS or TDS Telecom, or the twenty-year Treasury Bond rate for salary or bonus deferred as an employee of UScellular, plus 1.25 percentage points, until the deferred compensation amount is paid to such person.
(3)The amounts represent deferrals of annual bonus under deferred compensation stock unit deferral arrangements.
(4)The following is a summary of the amount of the above year-end total deferred compensation balances which has been included in the compensation reported in the Summary Compensation Table. The below amounts do not include previously reported deferred compensation that has been distributed.

	LeRoy T. Carlson, Jr.	Vicki L. Villacrez	Laurent C. Therivel	James W. Butman	Joseph R. Hanley
Aggregate Deferred Balances 12/31/23 (includes amounts reported as compensation in years prior to 2023)	$2,301,374	$427,359	$1,206,526	$3,449,905	$379,859
Net amount reported in above table for 2024 (includes amounts reported as compensation in 2024)	$998,194	$46,906	$648,427	$266,684	$54,187
Aggregate Deferred Balances 12/31/24	$3,299,568	$474,265	$1,854,953	$3,716,589	$434,046
Potential Payments upon Termination or Change in Control
TDS does not have any plans or policies that provide for severance or other compensation or benefits to the NEOs upon termination or a change in control other than the acceleration of vesting of option and stock awards upon certain events as discussed herein and other than any agreements described in the footnotes to the below Table of Potential Payments upon Termination or Change in Control. TDS may enter into agreements or arrangements with officers that provide for severance or other compensation or benefits under circumstances that are negotiated with an officer in connection with the employment or termination of employment of such officer. Any such agreement or arrangement is based on the facts and circumstances at the time relating to that particular employment relationship.

The acceleration of vesting of awards may be considered to be appropriate upon certain qualified termination events or a change in control, but TDS does not consider it appropriate to generally provide for other significant severance or similar benefits in such events or to permit the acceleration of vesting of awards as a general rule for non-qualified termination events. TDS considers the fact that, unlike companies that may be widely held, TDS is controlled by the TDS Voting Trust. As a result, TDS does not follow the practices of certain other companies that may provide for substantial benefits upon a termination or a change in control as a standard practice. Instead, potential payments upon a termination or a change in control are designed primarily so that employees are neither harmed nor given a windfall in such circumstances. The acceleration of awards under certain circumstances is intended to motivate executive officers to act in the long-term interests of TDS. The foregoing limited and customized approach to termination payments is consistent with TDS' overall compensation objectives, as discussed herein. These objectives assume that officers will be compensated primarily based on performance during their continued employment with TDS and are designed to motivate executive officers to act in the long-term interest of TDS, recognizing that TDS is a controlled company. As a result, these objectives do not contemplate providing significant benefits upon or providing significant incentives with respect to qualified termination events or a change in control or providing any benefits upon non-qualified termination events.
Therivel Letter Agreement
Pursuant to the Therivel Letter Agreement, in the event Mr. Therivel's employment is involuntarily terminated without cause prior to April 1, 2027, and subject to his execution and non-revocation of a Release, UScellular will pay him a lump sum severance amount equal to his then current annual base salary. The Therivel Letter Agreement also provides that in the event Mr. Therivel's employment is involuntarily terminated without cause, and subject to his execution and non-revocation of a Release, Mr. Therivel also will be entitled to pro-rata vesting of his outstanding equity awards, other than his Accomplishment Award (based on Mr. Therivel's period of employment during the original vesting period and with any performance measures deemed satisfied at target). In addition, in the event of a change in control of UScellular prior to April 1, 2027, the Chair of the Board of Directors of UScellular will recommend that the Board of Directors of UScellular approve the accelerated vesting of one-third of the Accomplishment Award and full accelerated vesting of Mr. Therivel’s remaining unvested equity awards. The consummation of certain strategic transactions entered into with each of T-Mobile US, Inc., Verizon Communications, Inc. and New Cingular Wireless PCS, LLC (a subsidiary of AT&T Inc.) in 2024 will constitute a change in control for purposes of the Therivel Letter Agreement, as further described in the 2024 UScellular 10-K/A.
Table of Potential Payments upon Termination or Change in Control
The following table summarizes the estimated payments to be made under each contract, agreement, plan or arrangement which provides for payments to a NEO at, following, or in connection with any termination of employment including by resignation, severance, retirement, disability or a constructive termination, or a change in control or a change in the NEO's responsibilities.
The following table provides quantitative disclosure, assuming that the triggering event took place on December 31, 2024. The following describes triggering events ("Triggering Events") under the TDS LTIP:
TDS LTIP:  Additional payments may become due as a result of the acceleration of the vesting of stock options, restricted stock units and/or bonus match units upon the following: (i) a qualified disability, (ii) death, (iii) a Change in Control, and (iv) a qualified retirement.
Additional payments also may become due for the performance share units in the event of death, a qualified disability or a qualified retirement during the restriction period, in which case, the officer will receive a pro-rata payout following the restriction period based upon actual performance achievement. In the event of a change in control, payout will be made following the restriction period to officers who remain employed through the end of the restriction period based upon the greater of target and actual performance achievement, provided that in the event of death, a qualified disability, a qualified retirement, a termination by the officer for good reason or a termination by TDS without cause during the restriction period, payout to the officer will vest and generally be accelerated.
The triggering events for UScellular awards are described in the 2024 UScellular 10-K/A.

2024 Table of Potential Payments upon Termination or Change in Control

Name	Early Vesting of Stock Awards	Other	Total
	(a)
LeRoy T. Carlson, Jr.
Unvested Restricted Stock Unit Awards and Bonus Match Units for 628,581 Common Shares	$21,440,909		$21,440,909
Unvested Performance Share Unit Awards for 1,018,718 Common Shares (1)	$34,748,471		$34,748,471
Aggregate Totals	$56,189,380	—	$56,189,380
Vicki L. Villacrez
Unvested Restricted Stock Unit Awards for 119,059 Common Shares	$4,061,102		$4,061,102
Unvested Performance Share Unit Awards for 128,075 Common Shares (1)	$4,368,638		$4,368,638
Aggregate Totals	$8,429,740	—	$8,429,740
Laurent C. Therivel
Unvested Restricted Stock Unit Awards and Bonus Match Units for 292,501 USM Common Shares (3)	$18,345,663		$18,345,663
Unvested Performance Share Unit Awards for 309,893 USM Common Shares (2)(3)	$19,436,489		$19,436,489
Unvested Accomplishment Award for 48,340 USM Common Shares (2)(3)	$3,031,905		$3,031,905
One-Year of Current Salary as Severance (4)		$903,200	$903,200
Aggregate Totals	$40,814,057	$903,200	$41,717,257
James W. Butman
Unvested Restricted Stock Unit Awards for 212,215 Common Shares	$7,238,654		$7,238,654
Unvested Performance Share Unit Awards for 195,137 Common Shares (1)	$6,656,123		$6,656,123
Aggregate Totals	$13,894,777	—	$13,894,777
Joseph R. Hanley
Unvested Restricted Stock Unit Awards for 77,151 Common Shares	$2,631,621		$2,631,621
Unvested Performance Share Unit Awards for 83,229 Common Shares (1)	$2,838,941		$2,838,941
Aggregate Totals	$5,470,562	—	$5,470,562

Explanation of Columns:
(a) Represents the maximum potential value of accelerated restricted stock units, performance share units and any bonus match units assuming that a Triggering Event took place on December 31, 2024 and that the price per share of the registrant's securities was $34.11 (for the NEOs other than Mr. Therivel), and $62.72 (for Mr. Therivel), the closing market price of TDS Common Shares, and UScellular Common Shares, respectively, as of December 31, 2024, the last trading day of 2024.
Footnotes:
(1)Represents the maximum number of unvested TDS performance share units that would become vested based upon the greater of (i) actual achievement through December 31, 2024 and (ii) the target achievement level. The above table reflects Mssrs. Carlson and Hanley's and Ms. Villacrez's 2022 and 2024 performance share units (based on TDS performance), and Mr. Butman's 2022, 2023 and 2024 performance share units (based on TDS Telecom performance), at the target amounts since target exceeded actual achievement through December 31, 2024. The above table reflects Mssrs. Carlson and Hanley's and Ms. Villacrez's 2023 performance share units (based on TDS performance) at the actual achievement since actual achievement exceeded target through December 31, 2024.
(2)Represents unvested UScellular performance share units. The above table reflects Mr. Therivel's 2022 performance share units at the target amount since target exceeded actual achievement through December 31, 2024 and Mr. Therivel's 2023 and 2024 performance share units are reflected at the actual achievement since actual achievement exceeded target through December 31, 2024.
(3)Pursuant to the Therivel Letter Agreement, in the event of a change in control of UScellular prior to April 1, 2027, the Chair shall recommend that one-third of the Accomplishment Award vest and all of his other outstanding equity awards vest in full. In addition, the Therivel Letter Agreement provides that, in the event Mr. Therivel's employment is involuntarily terminated by UScellular without cause, he will receive pro-rated vesting of his outstanding equity awards, other than his Accomplishment Award (the value of such pro-rated awards is $20,436,246 based on the closing market price of UScellular Common Shares as of December 31, 2024).
(4)Pursuant to the Therivel Letter Agreement, in the event Mr. Therivel's employment is involuntarily terminated by UScellular without cause prior to April 1, 2027, UScellular shall pay him a severance amount equal to his then current annual base salary.

CEO Pay Ratio
We believe our executive compensation program must be consistent and internally equitable to motivate our employees to perform in ways that build value over the long-term for our shareholders. We are committed to internal pay equity, and the CHRC monitors the relationship between the pay of our executive officers and the pay of our non-executive employees. The CHRC reviewed a comparison of our CEO's annual total compensation in fiscal year 2024 to that of all other Company employees for the same period.
Our calculation includes all active employees as of December 31, 2024.
We identified our median employee (the "Median Employee") by calculating the annualized salary/wages for each of our active employees as of December 31, 2024; ranking the annual salaries and wages of all employees except for the President and CEO from lowest to highest; and then identifying the Median Employee. The annualized salary/wages of the Median Employee was then adjusted to the extent necessary so that is determined on the same basis as the compensation of the President and CEO in the Summary Compensation Table
The annual total compensation for fiscal year 2024 for our CEO was $9,611,495 and for the Median Employee was $72,458. The resulting ratio of our CEO’s pay to the pay of our Median Employee for fiscal year 2024 is 132.7 to 1.

Pay Versus Performance

	Summary Compensation Table Total for LeRoy T. Carlson, Jr. (2)	Compensation Actually Paid to LeRoy T. Carlson, Jr. (3)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers (2)	Average Compensation Actually Paid to Non-PEO Named Executive Officers (3)	Value of Initial Fixed $100 Investment Based On (4):		Net Income (Loss)	Return on Capital (6)
Year (1)					Total Shareholder Return	Peer Group Total Shareholder Return (5)
	($)	($)	($)	($)	($)	($)	($)	(%)
2024	$9,611,495	$38,902,395	$3,900,317	$10,628,855	$163.50	$108.72	$(26,480,692)	3.7%
2023	$9,677,516	$24,429,347	$4,434,350	$8,670,292	$86.50	$83.83	$(487,287,212)	(1.7)%
2022	$8,929,740	$237,089	$2,694,344	$(117,463)	$46.43	$80.99	$71,656,249	1.8%
2021	$9,616,139	$7,034,857	$3,284,862	$4,231,000	$84.84	$85.93	$188,119,059	4.0%
2020	$9,512,073	$6,542,246	$5,009,231	$3,172,184	$75.69	$94.08	$269,392,271	5.0%
(1)The Principal Executive Officer ("PEO") and NEOs for the applicable years were as follows:
•2024 and 2023: LeRoy T. Carlson, Jr. served as the Company's PEO for the entirety of 2024 and 2023 and the Company's other NEOs were: Laurent C. Therivel, Vicki L. Villacrez, James W. Butman and Joseph R. Hanley.
•2022: LeRoy T. Carlson, Jr. served as the Company's PEO for the entirety of 2022 and the Company's other NEOs were: Laurent C. Therivel, Vicki L. Villacrez, James W. Butman, Joseph R. Hanley and Peter L. Sereda.
•2021: LeRoy T. Carlson, Jr. served as the Company's PEO for the entirety of 2021 and the Company's other NEOs were: Laurent C. Therivel, James W. Butman, Peter L. Sereda and Kurt B. Thaus.
•2020: LeRoy T. Carlson, jr. served as the Company's PEO for the entirety of 2020 and the Company's other NEOs were: Laurent C. Therivel, James W. Butman, Peter L. Sereda, Scott H. Williamson and Kenneth R. Meyers.
(2)Amounts reported in this column represent (i) the total compensation reported in the Summary Compensation Table for the applicable year in the case of Mr. Carlson and (ii) the average of the total compensation reported in the Summary Compensation Table for the applicable year for our other NEOs reported for the applicable year other than the PEO for such years.
(3)To calculate compensation actually paid, adjustments were made to the amounts reported in the Summary Compensation Table for the applicable year. A reconciliation of the adjustments for Mr. Carlson and for the average of the other NEOs is set forth following the footnotes to this table.
(4)Pursuant to rules of the SEC, the comparison assumes $100 was invested on December 31, 2019 in TDS' common stock. Historic stock price performance is not necessarily indicative of future stock price performance.
(5)The TSR Peer Group consists of the component companies of the Dow Jones U.S. Telecommunications Index.
(6)The CHRC uses Return on Capital as our Company selected metric, which is calculated as earnings before interest, adjusted for income tax impacts, divided by the sum of total debt, right of use lease liabilities, and total equity. This is one of the metrics used to measure performance under the PSU awards granted to Messrs. Carlson and Hanley and Ms. Villacrez in 2024.

Compensation Actually Paid Adjustments (a)

Year	Summary Compensation Table Total	(Minus) Grant Date Fair Value of Awards Granted in Fiscal Year	Plus Fiscal Year-End Fair Value of Outstanding and Unvested Awards Granted in Fiscal Year	Plus/(Minus) Change in Fair Value of Outstanding and Unvested Awards Granted in Prior Fiscal Year	Plus Vesting Date Fair Value of Awards Granted and Vested During Fiscal Year	Plus/(Minus) Change in Fair Value of Awards Granted in Prior Fiscal Years that Vested During Fiscal Year	Equals Compensation Actually Paid
LeRoy T. Carlson, Jr.
2024	$9,611,495	$(6,845,985)	$11,595,297	$23,358,527	28,073	$1,154,988	$38,902,395
Other NEO's (Average)
2024	$3,900,317	$(2,345,041)	$4,134,950	$5,011,454	$7,291	$(80,116)	$10,628,855
(a)The assumptions used to calculate compensation actually paid are consistent with the methodology used for financial reporting purposes.
The following graphs illustrate the relationship between pay and performance, as calculated per the SEC disclosure rules.

Most important financial measures
The following is a list of financial performance measures, which in the Company's assessment represent the most important financial performance measures used by the Company to link compensation actually paid to the NEOs for 2024. Please see the Compensation Discussion & Analysis for further information regarding these measures and how they were used in the 2024 executive compensation program, including the Officer Annual Incentive Plan and the 2024 performance share units.
•Return on Capital
•Total Operating Revenues
•Adjusted EBITDA

2024 Director Compensation

Name (a)	Fees Earned (b)	Stock Awards (c)	All Other Compensation (d)	Total
Letitia G. Carlson, M.D.	$130,250	$121,660	$107	$252,017
Prudence E. Carlson	$130,250	$121,660	$107	$252,017
Walter C. D. Carlson	$169,000	$121,660	$107	$290,767
Kimberly D. Dixon	$184,500	$121,660	$107	$306,267
Christopher D. O'Leary	$191,000	$121,660	$107	$312,767
George W. Off	$183,500	$121,660	$107	$305,267
Wade Oosterman	$177,500	$121,660	$107	$299,267
Napoleon B. Rutledge, Jr. (e)	$13,759	—	—	$13,759
Dirk S. Woessner	$145,500	$121,644	$107	$267,251

Explanation of Columns:
(a)Includes only directors who were not employees of TDS or its subsidiaries during 2024.
(b)Includes the aggregate dollar amount of all fees earned or paid in cash for services as a director during 2024, including annual retainer fees, committee and/or chairperson fees, and meeting or activity fees.
(c)The amounts in this column represent the aggregate grant date fair value of the annual stock awards in 2024. Pursuant to the terms of the director compensation plan in effect at that time, each non-employee director received an annual stock award on May 22, 2024. Based on the closing price of $19.25 of a TDS Common Share on May 22, 2024, a total of 6,320 shares were issued to each non-employee director at that time, except Mr. Woessner whose share amount was reduced for non-resident tax withholding.
(d)Represents the dollar value of insurance premiums paid by TDS during the fiscal year with respect to $100,000 of life insurance.
(e)Mr. Rutledge was elected to the Board on December 1, 2024, and did not receive a 2024 stock award.

Narrative Disclosure to Director Compensation Table
Each director who is not an employee of TDS, UScellular, TDS Telecom or any other subsidiary of TDS ("non-employee director") is entitled to receive the following compensation. All compensation of non-employee directors is approved by the full Board of Directors.

Compensation Element	Compensation
Annual Cash Retainer	$110,000, Chair of the Board (if Non-Employee) $90,000, Other Non-Employee Directors $25,000, Lead Independent Director
Annual Equity Retainer	$120,000, paid in the form of TDS Common Shares based on closing stock price of TDS Common Shares on the date of the Annual Meeting
Board and Committee Meeting Fees - Audit, CHRC, CGNC	$1,750 per meeting
Annual Committee Retainer Fees	$22,000, Chair of Audit Committee $11,000, Audit Committee $20,000, Chair of CHRC $10,000, CHRC $10,000, Chair of CGNC $5,000, CGNC
Under the Directors' Plan, annual retainers are paid in cash on a quarterly basis, as of the last day of each quarter. Fees for all Board of Directors and committee meetings or other activities are paid in cash on a quarterly basis, as of the last day of each quarter.
Directors were also reimbursed for reasonable travel and other expenses incurred in attending board and committee meetings, director education and other Board of Directors or company related matters.
The Directors' Plan provides that the Board of Directors has the authority without further shareholder approval to amend the Directors' Plan from time to time, including amendments to increase the amount of the compensation payable in Common Shares from time to time, provided that the total number of Common Shares issued under the Directors' Plan may not exceed the number previously approved by shareholders.

In addition to amounts payable under the Directors' Plan, TDS pays premiums to provide life insurance of $100,000 for each of its directors other than directors who are employees of TDS or any affiliate. Directors who are employees of TDS or any affiliate do not receive fees or compensation for services rendered as directors. The compensation of directors who are named executive officers is disclosed in the tables under Executive and Director Compensation above.
None of the non-employee directors had stock or option awards outstanding at December 31, 2024.

TDS Compensation and Human Resources Committee Interlocks and Insider Participation

The CHRC, comprised of Christopher D. O'Leary, Kimberly D. Dixon, Wade Oosterman and Dirk S. Woessner has responsibilities relating to the compensation of the executive officers of TDS (other than executive officers employed by UScellular or any of its subsidiaries), including the review of salary, bonus, long-term incentive compensation and all other compensation. Members of the Committee are independent and none of the members was, during 2024 or during any of the preceding three years, an officer or employee of TDS (or its affiliates), or had any relationship requiring disclosure by TDS under any paragraph of Item 404 of SEC Regulation S-K.
Long-term incentive compensation for executive officers who are employees of UScellular is approved by UScellular's Long-Term Incentive Compensation Committee which is composed of directors who are neither officers nor employees of TDS, UScellular or any of their subsidiaries nor directors of TDS or TDS Telecom. The annual cash compensation of UScellular's President and CEO, Laurent C. Therivel, is approved by LeRoy T. Carlson, Jr., the Chair of UScellular. Mr. Carlson is a member of the Board of Directors of TDS, UScellular, and TDS Telecom. Until February 13, 2025, Mr. Carlson was also the Chair of TDS Telecom and, as such, approved the executive officer annual cash compensation decisions for TDS Telecom other than as they relate to the President and CEO of TDS Telecom, and recommended the annual cash compensation of the President and CEO of TDS Telecom to the CHRC. James W. Butman and Vicki L. Villacrez, both deemed by SEC rules to be executive officers of TDS in 2024, were the President and CEO of TDS Telecom and the Executive Vice President and Chief Financial Officer of TDS, respectively, and both were directors of TDS and UScellular. Mr. Carlson is compensated by TDS for his services to TDS and all of its subsidiaries, including UScellular. However, UScellular effectively reimburses TDS for a portion of such compensation as part of a management fee pursuant to an intercompany agreement between TDS and UScellular.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
The following table provides information regarding TDS Common Shares that could have been issued under equity compensation plans maintained by TDS based on information as of December 31, 2024.

Plan Category	(a) Number of securities to be issued upon the exercise of outstanding options and rights	(b) Weighted-average exercise price of outstanding options and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders (1)	6,435,453	$26.90	7,538,038
Equity compensation plans not approved by security holders	—	—	—
TOTAL	6,435,453	$26.90	7,538,038

(a)Represents the number of securities to be issued upon the exercise of outstanding options or pursuant to unvested restricted stock units, unvested performance share awards, and vested and unvested deferred compensation stock units. Performance share awards are included at the final approved performance attainments for those performance metrics whose performance periods concluded on or before December 31, 2024, and at target for those performance metrics whose performance periods are still in progress.
(b)Only options were used in computing the weighted-average exercise price.

Footnotes:
(1)This includes the following plans that have been approved by TDS shareholders:

Plan - TDS Common Shares	Number of securities to be issued upon the exercise of outstanding options and rights	Number of securities remaining available for future issuance (excluding securities reflected in prior column)	Total
2022 LTIP	4,098,257	7,086,702	11,184,959
2020 LTIP	1,071,347	—	1,071,347
2011 LTIP	1,226,884	—	1,226,884
2004 LTIP	38,965	—	38,965
Non-Employee Director Compensation Plan	—	451,336	451,336
TOTAL	6,435,453	7,538,038	13,973,491
The above is based on information as of December 31, 2024 and does not reflect any changes or additions after that date.
See Note 19—Stock-Based Compensation, in the notes to the consolidated financial statements for the year ended December 31, 2024 for additional information related to equity compensation plans.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
On March 3, 2025, TDS had outstanding and entitled to vote 107,153,845 Common Shares, par value $.01 per share (excluding 18,541,101 Shares held by TDS), and 7,534,329 Series A Common Shares, par value $.01 per share (collectively representing a total of 114,688,174 shares of common stock).
In matters other than the election of directors, each of the Series A Common Shares is entitled to ten votes and each of the Common Shares is entitled to a vote per share that floats. The total voting power of the Series A Common Shares was 75,343,290 votes at March 3, 2025 with respect to matters other than the election of directors. The total voting power of the Common Shares was 57,500,468 votes at March 3, 2025 with respect to matters other than the election of directors. The total voting power of all outstanding shares of all classes of capital stock was 132,843,758 votes at March 3, 2025 with respect to matters other than the election of directors.
The table includes shares underlying options that are currently exercisable or exercisable within 60 days after March 3, 2025, restricted stock units or any performance share awards that become vested within 60 days after March 3, 2025 and vested deferred compensation stock units are deemed to be outstanding for the purpose of calculating the number of shares owned and percentages of shares and voting power with respect to the person holding such options, restricted stock units, performance share awards, or deferred compensation stock units, but are not deemed to be outstanding for the purpose of calculating the percentages of shares or voting power of other persons.
Security Ownership of Management—The following table sets forth as of March 3, 2025, the number of Common Shares and Series A Common Shares beneficially owned, and the percentage of the outstanding shares of each such class so owned, by each director of TDS, by each of the named executive officers and by all directors, and executive officers as a group. If a class of common stock is not indicated for an individual or group, no shares of such class are beneficially owned by such individual or group.

	Title of Class or Series	Amount and Nature of Beneficial Ownership(1)	Percent of Class or Series	Percent of Shares of Common Stock	Percent of Voting Power(2)
Walter C. D. Carlson, Letitia G. Carlson, M.D., Prudence E. Carlson and Anthony J. M. Carlson(3)	Common Shares	6,298,354	5.9%	5.5%	2.5%
	Series A Common Shares	7,206,297	95.6%	6.3%	54.2%
James W. Butman(6)	Common Shares	507,515	*	*	*
LeRoy T. Carlson, Jr.(4)(5)(6)	Common Shares	1,636,351	1.5%	1.4%	*
	Series A Common Shares	42,653	*	*	*
Walter C. D. Carlson(4)(5)	Common Shares	218,147	*	*	*
	Series A Common Shares	28,739	*	*	*
Letitia G. Carlson, M.D.(4)(5)	Common Shares	188,578	*	*	*
	Series A Common Shares	28,403	*	*	*
Prudence E. Carlson(4)(5)	Common Shares	318,229	*	*	*
	Series A Common Shares	217,980	2.9%	*	1.6%
Kimberly D. Dixon	Common Shares	39,250	*	*	*
Joseph R. Hanley(6)	Common Shares	124,305	*	*	*
Christopher D. O'Leary	Common Shares	67,635	*	*	*
George W. Off	Common Shares	72,354	*	*	*
Wade Oosterman	Common Shares	35,770	*	*	*
Napoleon B. Rutledge, Jr.	Common Shares	—	—	—	—
Laurent C. Therivel	Common Shares	—	—	—	—
Vicki L. Villacrez(6)	Common Shares	133,166	*	*	*
Dirk S. Woessner	Common Shares	10,083	*	*	*
All directors and executive officers as a group (15 persons)(6)	Common Shares	9,649,737	9.0%	8.3%	3.9%
	Series A Common Shares	7,524,072	99.9%	6.6%	56.6%

* Less than 1%
(1)The nature of beneficial ownership for shares in this column is sole voting and investment power, except as otherwise set forth in these footnotes. Except with respect to customary brokerage agreement terms, none of the above shares are pledged as security, unless otherwise specified. Includes shares as to which voting and/or investment power is shared, and/or shares held by spouse and/or children.
(2)Represents the percent of voting power in matters other than the election of directors.
(3)The shares listed are held by the persons named as trustees under the TDS Voting Trust which expires June 30, 2035, created to facilitate long-standing relationships among the trust certificate holders. The trustees share voting and investment power. The address of the trustees of the TDS Voting Trust in their capacities as such is c/o Telephone and Data Systems, Inc., 30 N. LaSalle St., Suite 4000, Chicago, IL 60602. Under the terms of the TDS Voting Trust, the trustees hold and vote the Common Shares and Series A Common Shares held in the trust. If the TDS Voting Trust were terminated, the following individuals, directly or indirectly with their spouses, would each be deemed to own beneficially more than 5% of the outstanding Series A Common Shares: Walter C. D. Carlson, Prudence E. Carlson, Letitia G. Carlson, M.D and Anthony J. M. Carlson. The above numbers of shares and percentages do not assume conversion of the Series A Common Shares because the trustees have advised TDS that the TDS Voting Trust has no current intention of converting its Series A Common Shares.
(4)Does not include Common Shares held in the Voting Trust for the benefit of director, his/her family members, family trusts or other accounts: LeRoy T. Carlson, Jr. (1,812,782), Walter C. D. Carlson (2,089,948), Letitia G. Carlson, M.D. (1,920,333), Prudence E. Carlson (1,634,394).
Includes Common Shares held outside Voting Trust by family members or trusts which director disclaims beneficial ownership: LeRoy T. Carlson, Jr. (396,222).
(5)Does not include Series A Common Shares held in the Voting Trust for the benefit of director, his/her family members, family trusts or other accounts: LeRoy T. Carlson, Jr. (1,978,613), Walter C. D. Carlson (2,445,655), Letitia G. Carlson, M.D. (2,100,100), Prudence E. Carlson (1,949,888).
Includes Series A Common Shares held outside Voting Trust by family members or trusts which director disclaims beneficial ownership: LeRoy T. Carlson, Jr. (24,494), Prudence E. Carlson (100,000).

(6)Includes the following number of Common Shares that may be acquired pursuant to stock options, restricted stock units and/or performance share units which are currently vested or will vest within 60 days after March 3, 2025: LeRoy T. Carlson, Jr., 563,034 Common Shares; Vicki L. Villacrez, 70,548 Common Shares; James W. Butman, 273,349 Common Shares; Joseph R. Hanley, 49,313 Common Shares; all other executive officers as a group, and all directors and executive officers as a group, 956,244 Common Shares. Includes the following number of Common Shares underlying vested deferred compensation stock units: LeRoy T. Carlson, Jr., 49,857 Common Shares; Vicki L. Villacrez, -0- Common Shares; James W. Butman, -0- Common Shares; Joseph R. Hanley, -0- Common Shares all other executive officers as a group, -0- Common Shares; and all directors and executive officers as a group, 49,857 Common Shares.
Security Ownership by Certain Beneficial Owners
In addition to persons listed in the preceding table, the following table sets forth as of March 3, 2025 or the latest practicable date, except to the extent indicated otherwise in the footnotes, information regarding each person who is known to TDS to own beneficially more than 5% of any class of voting securities of TDS, based on publicly available information and TDS' stock records as of such date. Some of the information below is based on reports filed by the below shareholders reporting TDS shares held as of December 31, 2024 and, in the absence of any SEC filings indicating otherwise, it was assumed that there was no change to such information between year-end and March 3, 2025.

Shareholder's Name and Address	Title of Class or Series	Amount and Nature of Beneficial Ownership(1)	Percent of Class or Series	Percent of Shares of Common Stock	Percent of Voting Power(2)
BlackRock, Inc. 55 East 52nd Street New York, NY 10022(3)	Common Shares	16,652,884	15.5%	14.5%	6.7%
Third Point LLC 55 Hudson Yards New York, NY 10001(4)	Common Shares	6,000,000	5.6%	5.2%	2.4%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355(5)	Common Shares	12,248,615	11.4%	10.7%	4.9%

(1)The nature of beneficial ownership for shares in this column is sole voting and investment power, except as otherwise set forth in these footnotes.
(2)Represents the percent of voting power in matters other than the election of directors.
(3)Based on the most recent Schedule 13G (Amendment No. 17) filed with the SEC on November 8, 2024, BlackRock, Inc. and its affiliates report sole voting authority with respect to an aggregate of 16,361,367 Common Shares, and sole investment authority with respect to an aggregate of 16,652,884 Common Shares.
(4)Based on the most recent Schedule 13G filed with the SEC on December 26, 2024, Third Point LLC reports shared voting with respect to 6,000,000 Common shares and sole investment authority with respect to 6,000,000 Common Shares.
(5)Based on the most recent Schedule 13G (Amendment No. 11) filed with the SEC on February 13, 2024, The Vanguard Group reports shared voting power with respect to 93,121 Common Shares, sole investment authority with respect to 12,052,829 Common Shares, and shared investment authority with respect to 195,786 Common Shares.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
In addition to the above-described insider participation in compensation decisions, TDS and certain related parties are involved in the following relationships and transactions.
Sidley Austin LLP, performs legal services for TDS, UScellular and their subsidiaries. Walter C. D. Carlson, a trustee and beneficiary of the Voting Trust that controls TDS, is the President and Chief Executive Officer and Chair of the Board and member of the Board of Directors of TDS and a director of UScellular. Until January 31, 2025, Mr. Carlson was Senior Counsel at Sidley Austin LLP. John P. Kelsh, the General Counsel and/or an Assistant Secretary of TDS and certain subsidiaries of TDS is a partner at Sidley Austin LLP. TDS, UScellular and their subsidiaries incurred legal expenses from Sidley Austin LLP of $19 million, $16 million, and $8 million, in 2024, 2023, and 2022, respectively.
From January 1, 2024 until September 7, 2024, Anthony J. M. Carlson, a Trustee of the TDS Voting Trust and son of LeRoy T. Carlson, Jr., was employed as UScellular’s Senior Director Growth Marketing Strategy and Execution. On September 8, 2024, Mr. Carlson transferred to TDS Telecom as Vice President of Organizational Transformation. His average salary for 2024 was $219,981 and his aggregate 2024 bonus paid in 2025 was $91,300. During 2024, Anthony Carlson received stock awards with a grant date fair value of $101,527.
The Audit Committee of the Board of Directors is generally responsible for the review and evaluation of all related person transactions, as such term is defined by the rules of the SEC, except to the extent that the Board of Directors authorizes another committee to review specific related person transactions. However, transactions and arrangements as they relate to compensation and benefits to named executive officers or persons related thereto are approved by the CHRC.

Other than as described above, TDS has no policies or procedures relating to approval of transactions required to be reported under Item 404(b) of Regulation S-K and TDS does not maintain any written document evidencing such policies in that regard. Other than as described above, there were no transactions between the Company and any Related Person since January 1, 2024, of the type or amount required to be disclosed under the applicable SEC rules.

SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR 2026 ANNUAL MEETING
We expect to hold the 2026 annual meeting on or around May 21, 2026, at a time and location to be announced later. The Board of Directors may change this date in its discretion.
Pursuant to SEC Rule 14a-8, proposals by shareholders intended to be included in TDS' proxy statement and form of proxy relating to the 2026 Annual Meeting must be received by TDS' Corporate Secretary at TDS' principal executive offices not later than December 10, 2025.
In addition, pursuant to TDS' Bylaws, proposals by shareholders intended to be presented at the 2026 Annual Meeting (other than proposals submitted pursuant to SEC Rule 14a-8), must be received by TDS' Corporate Secretary at TDS' principal executive offices not earlier than December 10, 2025 and not later than the close of business on January 9, 2026 for consideration at the 2026 Annual Meeting and must otherwise comply with the procedures set forth in TDS' Bylaws.
Pursuant to TDS’ Bylaws, nominations by a shareholder for election to the TDS Board of Directors, must be received by TDS’ Corporate Secretary at TDS’ principal executive offices not earlier than December 10, 2025 and not later than the close of business on January 9, 2026 for consideration at the 2026 Annual Meeting and must otherwise comply with the procedures set forth in TDS' Bylaws.

To comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than TDS’ nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 23, 2026.

OTHER MATTERS

The Board of Directors has no knowledge of any other proposals that may be properly presented at the Annual Meeting and no other proposals were received by TDS by the date specified by the advance notice provision in TDS' Bylaws. The proxy solicited by the Board of Directors for the 2025 Annual Meeting confers discretionary authority to the proxies named therein to vote on matters that may properly come before such meeting or any postponement, adjournment or recess thereof, in addition to the foregoing proposals, to the extent permitted by Rule 14a-4(c) under the Securities Exchange Act of 1934, as amended. If the meeting is adjourned or postponed, the proxies can vote such shares at the adjournment or postponement.

SOLICITATION OF PROXIES

Proxies are being solicited by your Board of Directors and its agents, and the cost of solicitation will be paid by TDS. Officers, directors and regular employees of TDS, acting on behalf of the TDS Board of Directors, may also solicit proxies by mail, email, advertisement, telephone, telecopy, press release, employee communication, postings on TDS' Internet website and Intranet website or in person. We will not pay such persons additional compensation for their proxy solicitation efforts. TDS will, at its expense, request brokers and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of shares held of record by such persons. TDS has also retained MacKenzie Partners, Inc. to assist in the solicitation of proxies. The standard fee charged by MacKenzie Partners, Inc. for proxy solicitation in connection with an uncontested annual meeting is $15,000 plus reimbursement of out-of-pocket expenses.

FINANCIAL AND OTHER INFORMATION

We will furnish you or any shareholder as of the record date without charge a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, including the financial statements and the schedules thereto, upon written or oral request, and will provide copies of the exhibits to any such documents upon payment of a reasonable fee which shall not exceed our reasonable expenses incurred to do so. Requests for such materials should be directed to Investor Relations, Telephone and Data Systems, Inc., 30 North LaSalle Street, Suite 4000, Chicago, Illinois 60602, telephone (312) 630-1900.
In addition, to the extent that, as permitted by SEC rules, TDS delivers only one copy of an annual report to shareholders or a proxy statement to an address that is shared by separate persons who are shareholders (addressed to such shareholders as a group), TDS shall deliver promptly additional copies of any of such documents without charge to any shareholder located at such shared address upon written or oral request by such shareholder. Requests should be directed as indicated in the preceding paragraph.

OTHER BUSINESS
It is not anticipated that any action will be asked of the shareholders other than those set forth above, but if other matters are properly brought before the 2025 Annual Meeting, the persons named in the proxy will vote in accordance with their best judgment.

By order of the Board of Directors

JANE W. MCCAHON Vice President—Corporate Secretary
All shareholders are urged to sign, date and mail their proxy card(s) promptly or vote on the Internet in accordance with the instructions set forth on the proxy cards(s).

TDS®

VOTE

Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by May 21, 2025 at 11:59 p.m. Central Time. Internet voting for shares underlying held in your 401(k) Plan be received by 1:00 a.m. Central Time on May 20, 2025.

Online
Go to www.investorvote.com/TDS or scan the QR code — login details are located in the shaded bar below.

Using a black ink pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Save paper, time and money!
Sign up for electronic delivery at www.investorvote.com/TDS

Annual Meeting Proxy Card – Common

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

A Proposals — The Board of Directors recommends a vote FOR all nominees in Proposal 1 and FOR Proposals 2 and 3.

1. Election of Directors:

	For	Withhold		For	Withhold		For	Withhold
01 - K. D. Dixon	☐	☐	02 - C. D. O'Leary	☐	☐	03 - G. W. Off	☐	☐
04 - W. Oosterman	☐	☐						

	For	Against	Abstain		For	Against	Abstain
2. Ratify accountants for 2025	☐	☐	☐	3. Advisory vote to approve executive compensation	☐	☐	☐

4. In accordance with their discretion, to vote upon all other matters that may properly come before the Annual Meeting and any postponement, adjournment or recess thereof, including matters incidental to the Conduct of the meeting, to the extent permitted by Rule 14a-4(c) under the Securities Act of 1934, as amended.

B Authorized Signatures — This section must be completed for your vote be counted. — Date and Sign Below

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners must each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

42AV

044DLC

The 2025 Annual Meeting of Shareholders of Telephone and Data Systems, Inc. will be held on May 22, 2025 at 9:00 a.m. CT, at Sidley Austin LLP, One South Dearborn Street, Chicago, IL.

The 2025 Proxy Statement and 2024 Annual Report are available at tdsinc.com/proxy/

Small steps make an impact.

Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/TDS

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

Proxy — TELEPHONE AND DATA SYSTEMS, INC.

Annual Meeting of Shareholders
May 22, 2025 9:00 a.m.
This proxy for Common Shares is solicited by the Board of Directors

The undersigned hereby appoints Walter C. D. Carlson and LeRoy T. Carlson, Jr., or either of them acting in the absence of the other, with full power of substitution, attorneys and proxies for and in the name and place of the undersigned, to vote the number of Common Shares that the undersigned would be entitled to vote if then personally present at the 2025 Annual Meeting of the Shareholders of Telephone and Data Systems, Inc., to be held on Thursday, May 22, 2025, or at any postponement, adjournment or recess thereof, as set forth in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement. The undersigned hereby revokes any and all other proxies heretofore given by the undersigned to vote as such 2025 Annual Meeting of Shareholders and any postponement, adjournment or recess thereof.

The Board of Directors recommends a vote "FOR" all nominees in Proposal 1 and "FOR" Proposals 2 and 3.

This proxy, when properly executed, will be voted in the manner directed on the reverse side hereof. If no direction is made, this proxy will be voted "FOR" all nominees in Proposal 1 and "FOR" Proposals 2 and 3. Whether or not you are able to attend the Annual Meeting of Shareholders, it is important that the shares be represented. Accordingly, please complete and sign the proxy card, and mail the card in the enclosed postage paid envelope.

Whether or not you are able to attend the Annual Meeting of Shareholders, it is important that your shares be represented. Accordingly, please complete and sign the proxy card, and mail the card in the enclosed postage paid envelope addressed to Telephone and Data Systems, Inc., c/o Computershare Trust Company, N.A. If "401K" is indicated next to the share amount on the reverse side, this is a ballot for instructing The Northern Trust Company, the trustee of the 401(k) Plan ("Trustee") how to vote the shares of Telephone and Data Systems, Inc. stock underlying units allocated to your Tax-Deferred Savings Plan ("401(k) Plan") account. Indicate your voting instructions for the proposal on the ballot, sign and date it, and return it in the envelope provided. Your ballot must be received on or before May 19, 2025, in order to be counted. Internet voting for shares underlying units held in your 401(k) Plan will be available until 1:00 a.m. Central Time May 20, 2025. Your voting instructions will be kept confidential. If you properly sign and return your ballot, The Northern Trust Company, as Trustee of the 401(k) Plan, will vote your shares according to your instruction, except as otherwise provided in accordance with applicable law or the 401(k) Plan's governing documents. If this voting instruction card is not properly completed and signed, or if it is not timely received by the designated tabulator, shares underlying units allocated to your account for the 401(k) Plan will be voted in the same proportion as the shares for which timely completed instructions are received unless otherwise directed by the Investment Management Committee for the 401(k) Plan, which shall act in the best interest of the Plan participants.

(Continued and to be signed on Reverse Side)

C Non-Voting Items

Change of Address — Please print new address below.

TDS®

VOTE

Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by May 21, 2025 at 11:59 p.m. Central Time.

Online
Go to **www.investorvote.com/TDS** or scan the QR code — login details are located in the shaded bar below.

Save paper, time and money!
Sign up for electronic delivery at www.investorvote.com/TDS

Using a black ink pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card – Series A Common

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

A Proposals — The Board of Directors recommends a vote FOR all nominees in Proposal 1 and FOR Proposals 2 and 3.

1. Election of Directors:

Nominee	For	Withhold	Nominee	For	Withhold	Nominee	For	Withhold
01 - J. W. Butman	☐	☐	02 - L. T. Carlson, Jr.	☐	☐	03 - L. G. Carlson	☐	☐
04 - P. E. Carlson	☐	☐	05 - W. C. D. Carlson	☐	☐	06 - N. B. Rutledge, Jr.	☐	☐
07 - V. L. Villacrez	☐	☐	08 - D. S. Woessner	☐	☐			

Proposal	For	Against	Abstain
2. Ratify accountants for 2025	☐	☐	☐
3. Advisory vote to approve executive compensation	☐	☐	☐

4. In accordance with their discretion, to vote upon all other matters that may properly come before the Annual Meeting and any postponement, adjournment or recess thereof, including matters incidental to the Conduct of the meeting, to the extent permitted by Rule 14a-4(c) under the Securities Act of 1934, as amended.

1 U P X

044D0A

The 2025 Annual Meeting of Shareholders of Telephone and Data Systems, Inc. will be held on May 22, 2025 at 9:00 a.m. CT, at Sidley Austin LLP, One South Dearborn Street, Chicago, IL.

The 2025 Proxy Statement and 2024 Annual Report are available at tdsinc.com/proxy/

Small steps make an impact.
Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/TDS

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

Proxy — TELEPHONE AND DATA SYSTEMS, INC.

Proxy for Series A Common Shares Solicited on Behalf of the Board of Directors for the Annual Meeting of the Shareholders of TELEPHONE AND DATA SYSTEMS, INC.
To Be Held May 22, 2025

The undersigned hereby appoints Walter C. D. Carlson and LeRoy T. Carlson, Jr., or either of them acting in the absence of the other, with full power of substitution, attorneys and proxies for and in the name and place of the undersigned, to vote the number of Series A Common Shares that the undersigned would be entitled to vote if then personally present at the 2025 Annual Meeting of the Shareholders of Telephone and Data Systems, Inc., to be held on Thursday, May 22, 2025, or at any postponement, adjournment or recess thereof, as set forth in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement. The undersigned hereby revokes any and all other proxies heretofore given by the undersigned to vote as such 2025 Annual Meeting of Shareholders and any postponement, adjournment or recess thereof.

The Board of Directors recommends a vote "FOR" all nominees in Proposal 1 and "FOR" Proposals 2 and 3.

This proxy, when properly executed, will be voted in the manner directed on the reverse side hereof. If no direction is made, this proxy will be voted "FOR" all nominees in Proposal 1 and "FOR" Proposals 2 and 3. Whether or not you are able to attend the Annual Meeting of Shareholders, it is important that the shares be represented. Accordingly, please complete and sign the proxy card, and mail the card in the enclosed postage paid envelope.

(Continued and to be signed on Reverse Side)

B Authorized Signatures — This section must be completed for your vote be counted. — Date and Sign Below

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners must each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

C Non-Voting Items

Change of Address — Please print new address below.